UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE
(RULE
14a-101)
SCHEDULE 14A
INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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DuPont de Nemours, Inc.
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NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

At the 2024 Annual Meeting of Stockholders (the “Annual Meeting”), stockholders will vote on the following matters either by proxy or by voting online during the Annual Meeting:

Date: Thursday, May 23, 2024 Time: 1:00 P.M. Eastern Daylight Time Location*: Online at www.virtualshareholdermeeting.com/ DD2024

Agenda:

1.  Election of the 12 director nominees named in the Proxy Statement.

2.  Advisory resolution to approve executive compensation.

3.  Advisory resolution on the frequency of future advisory votes to approve executive compensation.

4.  Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2024.

5.  Stockholder proposal, if properly presented.

6.  Transaction of any other business as may properly come before the Annual Meeting.

How to Vote

Your vote is important. Whether or not you plan on attending the Annual Meeting virtually, please vote your shares as soon as possible by internet, telephone or mail.

BY INTERNET www.proxyvote.com	BY PHONE 1-800-690-6903 or the number provided on your voting instructions	BY MAIL Use the postage-paid envelope provided

The Board of Directors (the “Board”) of DuPont de Nemours, Inc. (the “Company” or “DuPont”) has set the close of business on March 28, 2024 as the record date for determining stockholders who are entitled to receive notice of the Annual Meeting and to vote.

As permitted by U.S. Securities and Exchange Commission (the “SEC”) rules, proxy materials were made available via the internet. Notice regarding availability of proxy materials and instructions on how to access those materials were mailed to certain stockholders of record on or about April 5, 2024 (the “Notice”). The instructions included how to vote online and how to request a paper copy of the proxy materials. This method of notice and access gives the Company a lower-cost way to furnish stockholders with their proxy materials.

Please see pages 7-8 of the Proxy Statement for information on attending the Annual Meeting virtually.

Thank you for your continued support and your interest in DuPont.

Peter W. Hennessey

Vice President, Associate General Counsel and Corporate Secretary

April 5, 2024

*

The Annual Meeting will be online and a completely virtual meeting of stockholders. The enclosed materials include instructions on how to participate in the Annual Meeting, including by voting and asking questions both before and during the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON MAY 23, 2024

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

2024 Proxy Statement

Cautionary Statement Regarding Forward Looking Statements

Certain statements within this proxy statement may constitute “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” and similar expressions and variations or negatives of these words. Forward-looking statements address matters that are, to varying degrees, uncertain and subject to risks, uncertainties and assumptions, many of which that are beyond DuPont’s control, that could cause actual results to differ materially from those expressed in any forward-looking statements. Forward-looking statements are not guarantees of future results. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made, and should consider the uncertainties and risks discussed in our 2023 Annual Report on Form 10-K and subsequent filings with the SEC. DuPont assumes no obligation to publicly provide revisions or updates to any forward-looking statements whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Other Information

References to our website or other links to our publications or other information are provided for the convenience of our stockholders. None of the information or data included on our websites or accessible at these links is incorporated into, and will not be deemed part of, this Proxy Statement or any other filings with the SEC.

ii	2024 Proxy Statement

2024 Proxy Statement	iii

Proxy Statement

Summary

Annual Meeting of Stockholders

Date and Time

May 23, 2024

1:00 P.M. Eastern Daylight Time

Place

Online at

www.virtualshareholdermeeting.com/DD2024

Record Date

March 28, 2024

This summary highlights information contained elsewhere in this Proxy Statement. It does not contain all information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Meeting Agenda and Voting Recommendations

Agenda Item		Board Recommendation	Page

1	Election of Directors	For Each Nominee	21

2	Advisory Resolution to Approve Executive Compensation	For	75

3	Advisory Resolution on the Frequency of Future Advisory Votes to Approve Executive Compensation	Every One Year	76

4	Ratification of the Appointment of the Independent Registered Public Accounting Firm	For	77

5	Stockholder Proposal – Amend Clawback Policy for Unearned Pay for Each NEO	Against	81

2024 Proxy Statement	1

Proxy Statement Summary

About DuPont

We are a global innovation leader with technology-based materials and solutions that help transform industries and everyday life. Our employees apply diverse science and expertise to help customers advance their best ideas and deliver essential innovations in key markets including electronics, transportation, construction, water, healthcare and worker safety.

We were formed in 2015 as DowDuPont Inc. for the purpose of effecting an all-stock merger of equals transaction between The Dow Chemical Company (“TDCC”) and E. I. du Pont de Nemours and Company (“EID”). Effective August 31, 2017, pursuant to the merger of equals transaction contemplated by the Agreement and Plan of Merger, dated as of December 11, 2015, as amended on March 31, 2017, TDCC and EID each merged with subsidiaries of DowDuPont Inc. and, as a result, TDCC and EID became subsidiaries of DowDuPont (the “DWDP Merger”). Prior to the DWDP Merger, DowDuPont did not conduct any business activities other than those required for its formation and matters contemplated by the merger agreement for the DWDP Merger. On April 1, 2019, we completed the separation of the materials science business through the spin-off of Dow Inc. (“Dow”), including Dow’s subsidiary TDCC (the “Dow Distribution”). On June 1, 2019, we completed the separation of the agriculture business through the spin-off of Corteva, Inc. (“Corteva”), including Corteva’s subsidiary EID, (the “Corteva Distribution” and together with the Dow Distribution, the “DWDP Distributions”).

The evolution of our portfolio of businesses continued with the closing of the divestiture of our Nutrition & Biosciences (“N&B”) business to International Flavors & Fragrances Inc. (“IFF”) on February 1, 2021 and the acquisition of Laird Performance Materials on July 1, 2021. On February 18, 2022, we announced the entry into an agreement with Celanese Corporation (“Celanese”) to divest the majority of our historic Mobility & Materials (“M&M”) segment, excluding certain Advanced Solutions and Performance Resins businesses (the “M&M Divestiture”). We also announced on February 18, 2022, that our Board had approved the divestiture of the Delrin® acetal homopolymer (H-POM) business (“Delrin®” and such divestiture, the “Delrin® Divestiture”), subject to entry into a definitive agreement and satisfaction of closing conditions. The Delrin® Divestiture, together with the M&M Divestiture, are referred to as the “M&M Divestitures.” On November 1, 2022, we completed the M&M Divestiture and on November 1, 2023 we completed the Delrin® Divestiture with the sale of an 80.1% ownership interest in Delrin® to an affiliate of TJC LP. We acquired a 19.9 percent non-controlling interest and a $350 million note receivable in connection with the Delrin® Divestiture. On August 1, 2023, we also completed the acquisition of Spectrum Plastics Group (“Spectrum”), a recognized leader in specialty medical devices and components markets.

To assist you in reviewing the proposals to be acted upon at the Annual Meeting, we call your attention to the following information about the Company’s 2023 financial performance, our key corporate governance policies and practices, and key executive compensation actions and decisions. The following description is only a summary. For more complete information about these topics, please review the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and this Proxy Statement.

2023 Financial
Performance Highlights

$12.1B

Full year 2023 Net Sales

$533M

Full year 2023 GAAP income
from continuing operations

$2.9B

Full year 2023 Operating
EBITDA*

$1.09

Full year 2023 GAAP EPS from
continuing operations

$3.48

Full year 2023 Adjusted EPS*

*  See Appendix A for further information, including a reconciliation of non-GAAP measures to the most directly comparable U.S. GAAP financial measures.

2

Proxy Statement Summary

Director Nominees

You are being asked to vote on the election of 12 directors. All directors are elected annually. Detailed information about each director’s background, skills and expertise can be found in Agenda Item 1 — Election of Directors.

(As of the date of this Proxy Statement) Name Age Current Position	Independent	Audit Committee	Nomination and Governance Committee	People and Compensation Committee	Environment, Health, Safety & Sustainability Committee	Other Current Public Boards

Amy G. Brady

Age 57 Chief Information Officer & Executive Vice President, KeyCorp	●	●			●

Edward D. Breen

Age 68 Executive Chairman and Chief Executive Officer, DuPont de Nemours, Inc.						1

Ruby R. Chandy

Age 62 Former President, Industrial Division, Pall Corporation	●	●			CH	2

Terrence R. Curtin

Age 55 Chief Executive Officer, TE Connectivity	●	●	●			1

Alexander M. Cutler

Age 72 Retired Chair and Chief Executive Officer, Eaton	●		CH	●		1

Eleuthère I. du Pont

Age 57 President, Longwood Foundation	●	●	●			1

Kristina M. Johnson

Age 66 Former President, The Ohio State University	●			●	●	1*

Luther C. Kissam

Age 59 Senior Advisor, Bernhard Capital Partners Management, LP	●	●	●			1

James A. Lico**

Age 58 Chief Executive Officer and President, Fortive Corporation	●					1

Frederick M. Lowery

Age 53 Senior Vice President and President, Customer Channels, Thermo Fisher Scientific Inc.	●			CH	●

Deanna M. Mulligan

Age 60 Chief Executive Officer, Purposeful	●		●	●

Steven M. Sterin

Age 52 Senior Advisor, McKinsey & Company	●	CH			●	1

CH = Chair

*	Dr. Johnson currently serves as director of Cisco Systems, Inc. and has been appointed as a director of Minerals Technologies Inc. effective as of May 13, 2024.
**	Mr. Lico has been nominated by the Board for election to the Board at the Annual Meeting. The Board expects to appoint Mr. Lico to one or more Committees following his election to the Board.

2024 Proxy Statement	3

Proxy Statement Summary

Corporate Governance Best Practices

As part of DuPont’s commitment to high ethical standards, the Board follows sound governance practices. These practices, which are summarized below, are described in more detail beginning on page 9 of this Proxy Statement.

Board Independence and Diversity	Director Elections	Board Practices	Stock Ownership Requirements	Stockholder Rights

11 of 12 director nominees are independent Independent Board Committees 42% of director nominees are diverse	Annual Board elections Directors are elected by a majority of votes cast Directors not elected by a majority of votes cast are subject to the Company’s resignation policy	Non-employee directors meet in executive session without management at each regularly scheduled Board meeting Annual Board and Committee self-evaluations Annual director evaluations Retirement policy	Directors are required to hold Company granted shares until retirement Executives and directors prohibited from hedging or pledging Company stock	Stockholder right to call special meetings No super- majority stockholder voting requirements Eligible stockholders are able to nominate directors through proxy access

Executive Compensation

Our executive compensation philosophy and practices reflect a commitment to paying for performance — both short-term and long- term. We use a balanced portfolio of measures to drive short and long-term objectives aligned with the Company strategy and stockholder interests. The People and Compensation Committee annually reviews our executive compensation programs and makes decisions or changes as appropriate. In making decisions, the Committee considers all relevant factors, including stockholder interests, financial goals, business performance, strategic priorities and market practices, as well as inputs from key stakeholders.

The principal considerations that shaped the People and Compensation Committee’s overall perspective concerning pay decisions in 2023:

•

At the outset of 2023 we anticipated the continuation of challenging market conditions and there was significant uncertainty as to the timing of a market recovery. As a result, the People and Compensation Committee altered incentive programs providing flexibility to respond to changing market conditions and decided to maintain all NEO compensation at current levels.

•

At the 2023 annual meeting of stockholders, approximately 80% of shares voted were in support of the compensation provided to our NEOs. Although the vote is advisory and non-binding on the Board, the People and Compensation Committee pays careful attention to the results of the vote in evaluating our executive compensation program and believes that regular engagement with stockholders helps it continuously refine and improve our program. During 2023, we proactively engaged with stockholders regarding our executive compensation practices.

4

Proxy Statement Summary

Executive Compensation Governance Practices

Compensation of the executive officers of the Company, including that of the named executive officers, is overseen by the People and Compensation Committee (or, in the case of the Executive Chairman and Chief Executive Officer, by the People and Compensation Committee and the independent members of the Board). The Board and the People and Compensation Committee were assisted in performance of their oversight duties by an independent compensation consultant.

The following summarizes key governance elements related to the executive compensation programs in which our executive officers participate:

Key Executive Compensation Practices

What We Do	What We Don’t Do

Maintain a pay mix that is heavily performance-based	Provide single-trigger change in control agreements or excise tax gross ups
Actively engage with stockholders	Grant options below market value, extend original option terms, reprice, reload or exchange underwater options without stockholder approval
Align executive compensation outcomes with company and individual performance
Annually assess peer group composition and competitive compensation practices	Permit hedging or pledging of the Company’s securities
Liberal share counting
Seek annual stockholder advisory approval of executive compensation
Maintain strong stock ownership requirements of six times base salary for the CEO and three times base salary for the other executive officers	Guaranteed annual salary increases or bonuses
Provide minimum payouts under the Long Term Incentive Plan
Conduct an annual executive talent review and discussion on succession planning	Provide uncapped short-and long-term incentive payouts
Excessive perks
Maintain an incentive clawback policy covering both cash and equity

Review executive compensation statements (“tally sheets”)

Conduct annual compensation risk assessments

2024 Proxy Statement	5

Voting, Question and

Attendance Procedures

In this Proxy Statement, you will find information on the Board, the candidates for election to the Board, and four other items to be voted upon at the Annual Meeting and any adjournment or postponement of the Annual Meeting. The background information in this Proxy Statement has been supplied to you at the request of the Board to help you decide how to vote and to provide information on the Company’s corporate governance and compensation practices. This Proxy Statement is first being distributed to stockholders on or about April 5, 2024.

Vote Your Shares in Advance

You may vote your shares by internet, telephone or signing and returning the enclosed proxy or other voting instruction form. Your shares will be voted only if the proxy or voting instruction form is properly executed and received by the independent Inspector of Election prior to the Annual Meeting. Except as provided below with respect to shares held in employee savings plans, if no specific instructions are given by you when you execute your voting instruction form, as explained on the form, your shares will be voted as recommended by the Board.

You may revoke your proxy or voting instructions at any time before their use at the Annual Meeting by sending a written revocation, by submitting another proxy or voting form on a later date, or by voting virtually at the Annual Meeting. No matter which voting method you choose, however, you should not vote any single account more than once unless you wish to change your vote. Be sure to submit votes for each separate account in which you hold DuPont common stock.

Confidential Voting

The Company maintains vote confidentiality. Proxies and ballots of all stockholders are kept confidential from the Company’s management and Board unless disclosure is required by law and in other limited circumstances. The policy further provides that employees may confidentially vote their shares of Company stock held by employee savings plans and requires the appointment of an independent tabulator and Inspector of Election for the Annual Meeting.

Dividend Reinvestment Plan Shares and Employee Savings Plan Shares

If you are enrolled in the direct stock purchase and dividend reinvestment plan administered by Computershare Trust Company, N.A. (the “Computershare CIP”), the DuPont common stock owned on the record date by you directly in registered form, plus all shares of common stock held for you in the Computershare CIP, will appear together on a single proxy voting form. If no instructions are provided by you on an executed proxy voting form, your Computershare CIP shares will be voted as recommended by the Board.

Participants in various employee savings plans will receive a voting instruction form. Your executed form will provide voting instructions to the respective plan trustee. If no instructions are provided, the plan trustees and/or administrators for the relevant employee savings plan will vote the shares according to the provisions of the relevant employee savings plan. To allow sufficient time for voting, your voting instructions must be received by 11:59 P.M. Eastern Daylight Time on May 20, 2024. You may not vote your shares held in an employee savings plan virtually at the Annual Meeting.

6

Voting, Question and Attendance Procedures

DuPont Shares Outstanding and Quorum

At the close of business on the record date, March 28, 2024, there were 418,074,174 shares of DuPont common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote. The holders of a majority of the issued and outstanding shares of common stock entitled to vote that are present in person or represented by proxy constitute a quorum for the transaction of business at the Annual Meeting.

For Agenda Item 1: Election of Directors, each nominee must receive more FOR votes than AGAINST votes in order to be elected. For Agenda Item 3: Advisory Resolution on the Frequency of Future Advisory Votes to Approve Executive Compensation, the frequency (every one, two or three years) that receives the most FOR votes will be the recommendation of stockholders. For Agenda Items 2, 4 and 5, each such item must receive more FOR votes than AGAINST votes in order to be approved. Abstentions and broker non-votes will be included in determining the presence of a quorum at the Annual Meeting but will not be counted or have an effect on the outcome of any matter.

Broker non-votes occur when a person holding shares through a bank or broker, meaning that their shares are held in a nominee name or beneficially through such bank or broker, does not provide instructions as to how to vote their shares and the bank or broker is not permitted to exercise voting discretion. Under New York Stock Exchange (“NYSE”) rules, your bank or broker may vote shares held in beneficial name only on Agenda Item 4: Ratification of the Appointment of the Independent Registered Public Accounting Firm, without instruction from you, but may not vote on any other matter to be voted on at the Annual Meeting.

Proxy Solicitation on Behalf of the Board

The Board is soliciting proxies to provide an opportunity for all stockholders to vote, whether or not the stockholders are able to attend the Annual Meeting or an adjournment or postponement thereof. Directors, officers and employees may solicit proxies on behalf of the Board in person, by mail, by telephone or by electronic communication. The proxy representatives of the Board will not be specially compensated for their services in this regard.

DuPont has retained Innisfree M&A Incorporated to aid in the solicitation of stockholders (primarily brokers, banks and other institutional investors) for an estimated fee of $25,000, plus reasonable expenses. Arrangements have been made with brokerage houses, nominees and other custodians and fiduciaries to send materials to their principals, and their reasonable expenses will be reimbursed by DuPont on request. The cost of solicitation will be borne by DuPont.

Participating in the Annual Meeting

The Annual Meeting will be online and a completely virtual meeting of stockholders. We cordially invite all stockholders to participate in the Annual Meeting. To participate in the Annual Meeting, you will need the 16-digit control number included on your notice of Internet availability of the proxy materials, on your proxy card, or on the voting instructions that accompanied your proxy materials. Please have your 16-digit control number readily available and log on to the Annual Meeting by visiting www.virtualshareholdermeeting.com/DD2024 and entering your 16-digit control number. You may begin to log into the meeting platform beginning at 12:45 p.m. EDT on May 23, 2024. The meeting will begin promptly at 1:00 p.m. EDT on May 23, 2024. A list of stockholders of record entitled to vote will be open to any stockholder for any purpose relevant to the Annual Meeting for ten days before the Annual Meeting, during normal business hours, at the Office of the Corporate Secretary, 974 Centre Road, CRP Building 730, Wilmington, DE 19805.

The virtual meeting platform will be optimized on Chrome, Firefox, MS Edge and Safari. The platform is also fully supported across devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.

We are committed to ensuring our stockholders have the same rights and opportunities to participate in the Annual Meeting as if it had been held in a physical location. If you wish to submit a question before the meeting, you may log into www.proxyvote.com and enter your 16-digit control number. Once past the login screen, click on “Question for Management,” type in your question, and click “Submit.” Alternatively, if you want to submit your question during the meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/DD2024, type your question into the “Ask a Question” field, and click “Submit.”

2024 Proxy Statement	7

Voting, Question and Attendance Procedures

Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Questions and answers may be grouped by topic, and substantially similar questions may be grouped and answered once. Questions regarding personal matters, including those related to employment or product or service issues, are not pertinent to meeting matters and therefore will not be answered. Questions and answers to any pertinent questions not addressed during the meeting due to timing constraints will be published on the investor relations page of our website following the meeting.

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting login page. Technical support will be available starting at 12:45 p.m. EDT on May 23, 2024 and through the conclusion of the meeting.

Whether or not you expect to attend the Annual Meeting virtually, please vote your shares in one of the ways described in this Proxy Statement as promptly as possible.

Other Matters

The Board does not intend to present any business at the Annual Meeting that is not described in this Proxy Statement. The enclosed proxy or other voting instruction form confers upon the designated persons the discretion to vote the shares represented in accordance with their best judgment. Such discretionary authority extends to any other properly presented matter. The Board is not aware of any other matter that may properly be presented for action at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON MAY 23, 2024

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

Stockholders may request their proxy materials be delivered to them electronically in 2025 by visiting

https://enroll.icsdelivery.com/dd.

8

Corporate Governance

Strong corporate governance is an integral part of DuPont’s core values. Within this section, you will find information about the Board and its governance structure and processes.

DuPont Board Corporate Governance Guidelines

The Corporate Governance Guidelines form an important framework for the Board’s corporate governance practices and assist the Board in carrying out its responsibilities. The Board reviews these guidelines periodically to consider the need for amendments or enhancements. Among other things, these guidelines delineate the Board’s responsibilities, leadership structure, independence, qualifications, election, annual self-evaluation, and access to management and advisors.

We invite you to visit the Company’s website at https://www.investors.dupont.com/investors/dupont-investors/corporate-governance to review the following governance documents:

•	Third Amended and Restated Certificate of Incorporation

•	Amended and Restated Bylaws

•	Corporate Governance Guidelines

•	Board Committee Charters and Membership

•	Employee Code of Conduct

•	Director Code of Conduct

•	Code of Financial Ethics

Director Independence

The Board has assessed the independence of each director who is currently on the Board or who served on the Board during the last fiscal year in accordance with the standards of independence of the NYSE rules and as described in the Corporate Governance Guidelines. Based upon these standards, the Board has determined that all of the directors who are currently on the Board or who served on the Board during the last fiscal year other than Mr. Breen are independent. The current independent directors constitute a “substantial majority” of the Board, consistent with our Corporate Governance Guidelines. In addition, the Board has determined that each of the nominees for director other than Mr. Breen is independent. The Nomination and Governance Committee, as well as the Board, annually reviews relationships that directors may have with the Company and members of management to make a determination as to whether there are any material relationships that would preclude a director from being independent.

All members of the Audit Committee, People and Compensation Committee, Nomination and Governance Committee, and Environment, Health, Safety and Sustainability Committee are independent directors under the Corporate Governance Guidelines and applicable regulatory and NYSE listing standards.

2024 Proxy Statement	9

Corporate Governance

Board Leadership Structure

The Board is responsible for broad corporate policy and overall performance of the Company through oversight of management and stewardship of the Company. Among other duties, the Board appoints the Company’s officers, assigns to them responsibility for management of the Company’s operations, and reviews their performance.

Our governing documents provide the Board with the flexibility to determine the optimal leadership structure for the Company, including, when appropriate, separating the positions of Chair of the Board and Chief Executive Officer (“CEO”). We believe that it is important for the Board to determine, on a case-by-case basis, the most effective leadership structure for us. We believe that the Company and its stockholders benefit from this flexibility, and that the directors are best positioned to lead this evaluation given their knowledge of our leadership team, strategic goals, opportunities, and challenges.

The Board has determined that, at the present time, it is in the best interest of stockholders and the Board to have Mr. Breen serve as the Executive Chairman of the Board and CEO. This is due, in part, to Mr. Breen’s role in orchestrating the strategic transformation of our Company, including through the DWDP Merger and subsequent separations of Dow and Corteva into independent public companies, the separation and sale of our N&B business to IFF, the completion of the M&M Divestitures, as well as our acquisitions of Laird Performance Materials and Spectrum. Mr. Breen is a proven leader with significant prior experience as a CEO and board member at Tyco International, plc and General Instrument Corporation and currently as lead independent director at Comcast Corporation. The Company has greatly benefitted from his strong leadership.

Our Corporate Governance Guidelines provide that if the Chair is not an independent director, as is the case with Mr. Breen, another director will be appointed by the independent directors to serve as independent Lead Director. Our independent directors have appointed Mr. Cutler to the role of Lead Director. Mr. Cutler has extensive leadership and corporate governance experience having previously served as the Chairman and CEO of Eaton Corporation, as well as a member of the Executive Committee of the Business Roundtable. In addition, Mr. Cutler currently serves as the independent Lead Director at KeyCorp. As Lead Director, Mr. Cutler’s responsibilities include:

•	presiding at all meetings of the Board at which the Executive Chairman is not present, including executive sessions of the Board’s independent directors;

•	serving as liaison between any non-independent directors (including the Executive Chairman), on the one hand, and the independent directors, on the other hand;

•	reviewing and approving information sent to the Board;

•	participating in the development of meeting agendas and schedules and consulting with the Executive Chairman regarding the same;

•	if requested by major stockholders, ensuring that he is available for consultation and direct communication;

•	serving as focal point for stockholder communications and requests for consultation that are, in each case, addressed to independent members of the Board;

•	reviewing and approving meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	calling meetings of the full Board as the Lead Director deems appropriate; and

•

seeking to promote a strong Board culture, including the participation of all directors in an environment of open dialogue, constructive feedback and effective communication across the Board’s committees and among the Executive Chairman, the Board as a whole, the Board’s committees and with regard to senior management.

10

Corporate Governance

Committees

Committees perform many important functions. The responsibilities of each Committee are stated in their respective Committee charters which are available at https://www.investors.dupont.com/investors/dupont-investors/corporate-governance. The Board, upon the recommendation of the Nomination and Governance Committee, elects members to each Committee and has the authority to change Committee chairs, memberships and the responsibilities of any Committee as set forth in the Bylaws.

The Board currently has four Committees: (i) Audit Committee; (ii) Nomination and Governance Committee; (iii) People and Compensation Committee; and (iv) Environment, Health, Safety and Sustainability Committee. All members of each of the four standing Committees of the Board are independent under the Company’s Corporate Governance Guidelines and applicable regulatory and listing standards.

A brief description of the responsibilities of the Committees are as follows:

Committees

Audit Committee Held nine meetings during 2023.

•   Nominates, engages and replaces, as appropriate, the Company’s independent registered public accounting firm, subject to stockholder ratification, to audit the Company’s Consolidated Financial Statements.

•   Reviews and approves the Audit Committee Pre-Approval Policy of audit and non-audit services provided by the Company’s independent registered public accounting firm (the “Pre-Approval Policy”).

•   Provides oversight on the external reporting process and the adequacy of the Company’s internal controls.

•   Reviews effectiveness of the Company’s systems, procedures and programs designed to promote and monitor compliance with applicable laws and regulations and receives prompt reports on compliance matters that could adversely impact the Company’s external reporting process or adequacy of internal controls.

•   Reviews and approves the scope of the audit activities of the independent registered public accounting firm and the Company’s internal auditors and appraises audit efforts of both.

•   Reviews services provided by the Company’s independent registered public accounting firm and other disclosed relationships as they bear on the independence of the Company’s independent registered public accounting firm.

•   Establishes procedures for the receipt, retention and resolution of complaints regarding accounting, internal controls or auditing matters.

A Summary of the Pre-Approval Policy is included as part of Agenda Item 4: Ratification of the Appointment of the Independent Registered Public Accounting Firm in this Proxy Statement.

Nomination and Governance Committee Held five meetings during 2023.

•   Develops and recommends to the Board a set of corporate governance guidelines for the Company.

•   Establishes the process for identifying and evaluating director nominees, determines the qualifications, qualities, skills and other expertise required to be a director, and recommends to the Board nominees for election to the Board.

•   Monitors the functioning of Board Committees.

•   Oversees the Board’s new director orientation program.

•   Oversees the annual assessment of the Board, its Committees and individual directors.

•   Oversees the Company’s corporate governance practices, including reviewing and recommending to the Board for approval any changes to the Company’s Code of Conduct and Code of Financial Ethics, Certificate of Incorporation, Bylaws and Committee charters.

•   Oversees the Company’s compliance programs, including the Code of Conduct and Code of Financial Ethics.

2024 Proxy Statement	11

Corporate Governance

People and Compensation Committee Held six meetings during 2023.

•   Assesses current and future senior leadership talent for Company officers.

•   Assists the Board in the CEO succession planning process.

•   Oversees the Company’s human capital management, including matters related to talent management and development, talent acquisition, employee engagement and diversity, equity and inclusion.

•   Reviews and approves the goals and objectives relevant to the CEO’s compensation, oversees the performance evaluation of the CEO based on such goals and objectives and, together with the other independent members of the Board, determines and approves the CEO’s compensation based on this evaluation.

•   Reviews and approves all compensation and employment arrangements, including severance agreements, of the Company’s executive officers and named executive officers other than the CEO.

•   Reviews the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, and evaluates compensation policies and practices that could mitigate any such risk.

•   Reviews and considers the voting results of any say-on-pay or related stockholder proposals.

•   Recommends non-employee directors’ compensation to the Board for approval.

Environment, Health, Safety & Sustainability Committee Held five meetings during 2023.

•   Assesses the effectiveness of, and advises the Board on, the Company’s environment, health, safety and sustainability (“EHS&S”) policies and programs and matters impacting the Company’s public reputation and the Company’s safety and health core value.

•   Oversees environment, health and safety performance and regulatory compliance, including the Company’s safety programs, processes for risk identification and mitigation, and the processes and systems used to ensure compliance.

•   Oversees and advises the Board on the Company’s sustainability strategy, including the Company’s sustainability goals and actions, public policy management, advocacy priorities, community impact contributions, climate action, corporate reputation management, and other emerging issues.

•   Reviews the Company’s Sustainability Report, sustainability policy positions, strategy regarding political engagement and corporate social responsibility initiatives.

12

Corporate Governance

Committee Membership

The following chart shows Committee membership as of the date of this Proxy Statement. All directors listed in the table below other than Mr. Breen are independent. The Board expects to appoint Mr. Lico to one or more Committees following his election to the Board.

Committees

Director	Audit	Nomination and Governance	People and Compensation	EHS&S

Amy G. Brady	●			●

Edward D. Breen

Ruby R. Chandy	●			CH

Terrence R. Curtin	●	●

Alexander M. Cutler		CH	●

Eleuthère I. du Pont	●	●

Kristina M. Johnson			●	●

Luther C. Kissam	●	●

Frederick M. Lowery			CH	●

Deanna M. Mulligan		●	●

Steven M. Sterin	CH			●

CH = Chair

Board’s Role in the Oversight of Risk Management

The Board is responsible for overseeing the overall risk management process for the Company. Risk management is considered a strategic activity within the Company under the responsibility of executive management while the Committees and the Board as a whole participate in the oversight of the process. Specifically, the Board as a whole has responsibility for overseeing the strategic planning process and reviewing and monitoring management’s execution of the corporate and business plan. The Board is also responsible for overseeing risks associated with operational resiliency, cybersecurity, geopolitical matters, innovation and mergers and acquisitions. Each Committee is responsible for oversight of specific risk areas relevant to their respective charters.

The Board, acting through its committee structure, is responsible for overseeing that management implements and follows this risk management process and for coordinating the outcome of reviews by Committees in their respective risk areas.

Committee	Area(s) of Risk Management Oversight Responsibility

Audit Committee	Management and effectiveness of accounting, auditing, external reporting, financial compliance and internal controls

Nomination and Governance Committee	Director independence, potential conflicts of interest, ethics and compliance, including anti-corruption and fraud, as well as intellectual property and trade secrets

People and Compensation Committee	The Company’s executive compensation practices, human capital management and leadership succession planning

Environment, Health, Safety and Sustainability Committee	Emerging regulatory developments related to safety, health and environment and public policy management matters, as well as chemical stewardship, climate, process safety and production quality

Although each Committee is responsible for overseeing the management of certain risks as described above, the full Board is regularly informed by the Committees about these risks. This enables the Board and the Committees to coordinate risk oversight and the relationships among the various risks faced by the Company.

2024 Proxy Statement	13

Corporate Governance

ESG Oversight

The Board of Directors is responsible for overseeing the Company’s strategic direction, including the integration of environmental, social and governance (“ESG”) risks and opportunities into the Company’s strategy. Certain ESG oversight responsibilities are aligned with the most appropriate Committee as reflected in the table below. In addition, the chairs of each of the four standing Board Committees meet on an ad hoc basis to discuss ESG risks impacting the Company’s strategy and to gain alignment on Board risk oversight in this area.

Board of Directors	• Responsible for overall strategy, including integration of ESG risks and opportunities into overall strategy • Board has delegated oversight of ESG-related risks to various committees as appropriate

Environment, Health, Safety & Sustainability Committee	People & Compensation Committee	Nomination & Governance Committee	Audit Committee
• Oversight of enterprise sustainability strategy, goals and actions • Oversight and review of Sustainability report • Vet current and emerging ESG issues	• Human capital management oversight, including diversity, equity and inclusion • Review the use of ESG goals in compensation programs	• Board composition • Ensure the Board has the right mix of skills and experience to effectively oversee ESG • Ensure the Board has the appropriate mix of gender and racial diversity	• Oversight of controls and procedures related to reporting of ESG data

Spotlight on DE&I

We have a history of promoting diversity, equity and inclusion (“DE&I”), which are key elements of our Respect for People core value. We have a diverse group of directors and disclose information about the diversity of our Board in this Proxy Statement, including director skills and experience, as well as demographic information. In addition, our Board is committed to including a diverse pool of candidates from which it selects director nominees.

Our Board is actively engaged in promoting DE&I within our organization. The People and Compensation Committee has oversight responsibility for DE&I and receives regular reports from management regarding the Company’s initiatives and work environment. In addition, pursuant to the terms of its charter, the People and Compensation Committee conducts an annual review of the Company’s diverse talent and diversity representation on the slate for key positions. As part of this review, the People and Compensation Committee receives regular reporting and benchmarking on diversity within our businesses and corporate functions.

During 2023, the Company continued to advance a number of DE&I initiatives within our organization. We refreshed the publication of workforce demographic information on our website, including DE&I dashboards, which provide breakdowns of global gender and U.S. race and ethnicity by job categories, as well as our EEO-1 report reflecting gender, race and ethnicity for our U.S. based workforce. We also advanced our pay equity through regular reviews of pay and disclosure of equal pay assessment information. We conducted audits to ensure compliance with the Americans with Disabilities Act and reviewed our reasonable accommodations processes. Our employee resource groups continued to expand their memberships across all regions with new local chapters and increased participation at our manufacturing sites.

14

Corporate Governance

Succession Planning

The Board believes that one of its primary responsibilities is to oversee the development and retention of senior talent and to ensure that an appropriate succession plan is in place for the Chief Executive Officer and other members of senior management. The People and Compensation Committee, together with the Chief Executive Officer and the Chief Human Resources Officer, regularly reviews senior management talent, including readiness to take on additional leadership roles and developmental opportunities needed to prepare senior leaders for greater responsibilities. In addition, the People and Compensation Committee regularly discusses recommendations and evaluations from the Chief Executive Officer and the Chief Human Resources Officer as to potential successors to fill senior positions. The Chief Executive Officer and the Chief Human Resources Officer also provide a regular review to the People and Compensation Committee and the Board assessing the members of the executive leadership team and his or her potential to succeed the Chief Executive Officer. This review includes a discussion about development plans for senior leaders to help prepare them for future succession and contingency plans in the event the Chief Executive Officer is unable to serve for any reason (including death or disability). While the People and Compensation Committee has the primary responsibility to develop succession plans for the Chief Executive Officer position, it regularly reports to the Board and these matters are discussed and decisions are made at the Board level.

Stockholder Engagement

Throughout the year, we continued extensive outreach to stockholders. Through this outreach, the management team updated investors on a range of topics including our overall business strategy, current business conditions, corporate citizenship and sustainability, corporate governance practices and executive compensation, as well as gained an understanding of the perspectives and concerns of each investor.

The Board and management team carefully consider the feedback from stockholder engagement meetings, as well as stockholder support, when reviewing the business, corporate governance and executive compensation profiles of the Company and public disclosures made by the Company.

In addition to our regular stockholder outreach, following the 2023 annual meeting, the management team, along with our Lead Director, engaged in proactive outreach efforts to discuss our executive compensation program with stockholders in light of the results of our say on pay vote in 2023. The outreach targeted approximately 40% of our outstanding shares, including our top ten stockholders. Stockholders who met with us generally expressed satisfaction with our executive compensation program. One particular concern voiced by some stockholders related to the special retention payments made to Mr. Breen based on his continued service through the end of 2022 and 2023, respectively. As discussed in more detail under “Compensation Discussion and Analysis” below, the People and Compensation Committee reviewed these concerns, and while it believes that those payments were necessary and appropriate, determined that no additional special one-time awards will be granted to Mr. Breen.

Communications with the Board and Directors

Stockholders and other parties interested in communicating directly with the Board, the Executive Chairman, the independent Lead Director or other independent directors, may do so by writing in care of the Office of the Corporate Secretary, 974 Centre Road, CRP Building 730, Wilmington, DE 19805. Pursuant to our Corporate Governance Guidelines, our Lead Director is available for consultation and direct communication if requested by major stockholders.

The Board has adopted a policy for handling correspondence received by the Company and addressed to the Board, the Executive Chairman, the Lead Director or other outside directors. Communications will be distributed to any or all directors as appropriate depending upon the individual communication. However, the directors have requested that communications that do not directly relate to their duties and responsibilities as directors of the Company be excluded from distribution. Such excluded items include mass mailings; surveys; customer correspondence, including product suggestions and inquiries; resumes and other forms of job inquiries; and business solicitations or advertisements. Additionally, communications that appear to be unduly hostile, intimidating, threatening, illegal or similarly inappropriate will also be screened for omission by the Office of the Corporate Secretary. Any omitted or deleted communication will be made available to any director upon such director’s request. Concerns relating to accounting, internal controls, auditing or ethical matters are brought to the attention of the internal audit function and handled in accordance with procedures established by the Audit Committee or the Nomination and Governance Committee, as applicable, with respect to such matters.

2024 Proxy Statement	15

Corporate Governance

Board, Committees and Annual Meeting Attendance

During 2023, DuPont held 8 Board meetings and 25 Committee meetings. All of the incumbent directors attended more than 75% of the sum of the total number of Board meetings and the total number of meetings of the Committees on which the director served during the past year. All directors are encouraged to attend the Annual Meetings of Stockholders, and in 2023, 10 of the directors nominated for election attended the Annual Meeting of Stockholders.

Executive Sessions of Directors

The non-employee directors meet in executive session in connection with each regularly scheduled meeting of the Board, and at other times as they may determine appropriate. During 2023, there were five executive sessions of the Board chaired by the Lead Director for the Board. The Committees typically meet in executive session at every meeting.

Director Qualifications and Diversity

Skills and Experience. The Nomination and Governance Committee has adopted guidelines to be used in evaluating candidates for Board membership in order to ensure a diverse and highly qualified Board. Directors are selected for their integrity and character; sound, independent judgment; breadth of experience, insight and knowledge; and business acumen. Leadership skills, scientific or technology expertise, familiarity with issues affecting global businesses in diverse industries, prior government service, diversity, time availability in light of other commitments, dedication and conflicts of interest are among the relevant criteria, which will vary depending on the needs of the Board.

Commitment to Diversity. Guidelines for director qualifications are included in the Corporate Governance Guidelines. The guidelines for director qualifications provide that a commitment to diversity is a consideration in the identification and nomination of director candidates, and that candidates are evaluated to provide for a diverse and highly qualified Board. Accordingly, the Nomination and Governance Committee includes, and has any search firm that it engages include, women and minority candidates in the pool from which the Committee selects director candidates. The Nomination and Governance Committee and the full Board implement and assess the effectiveness of these guidelines and the commitment to diversity by referring to these guidelines in the review and discussion of Board candidates when assessing the composition of the Board.

Limitations on Outside Board Service. Our Corporate Governance Guidelines limit the number of other public company boards on which a director may serve. No director who is an executive officer of a public company may serve as a director of the Company if he or she serves on more than a total of three public company boards, including the Board and the board of the company with which the director is employed. If a director is not an executive officer of a public company, he or she may serve on a maximum of four public company boards, including the Board. Directors are required to advise the Executive Chairman in advance of serving on another company’s board.

16

Corporate Governance

Director Nominee Skills and Diversity Matrix

As part of the nominee selection process for the Annual Meeting, the Nomination and Governance Committee reviewed the diversity of the Board, including the knowledge, skills and expertise and the demographic information set forth below. The Nomination and Governance Committee also reviewed the time commitments of each director and the results of the annual Board and individual director evaluations. Based upon the review of the Nomination and Governance Committee, it believes that the overall mix of the backgrounds of the nominees for election at the Annual Meeting provides for a diverse and highly qualified Board.

KNOWLEDGE, SKILLS & EXPERTISE

CEO of Public Company		●		●	●			●	●

Public Company Board Experience		●	●	●	●	●	●	●	●		●	●

Compensation/Human Capital Management	●	●	●	●	●	●	●	●	●	●	●	●

Sustainability		●	●	●	●		●	●	●	●		●

Finance and Accounting	●	●	●	●	●	●	●	●	●	●	●	●

Global Business	●	●	●	●	●			●	●	●	●	●

IT / Cybersecurity	●	●	●	●	●	●			●	●	●	●

Lobbying / Public Affairs		●			●		●			●	●

Mergers & Acquisitions	●	●	●	●	●		●	●	●	●	●	●

Science & Technology	●	●	●	●	●	●	●		●	●

Manufacturing and Operations		●	●	●	●	●	●	●	●	●	●	●

DEMOGRAPHICS

Race / Ethnicity / Underrepresented Groups

African American or Black										●

Asian			●

White	●	●		●	●	●	●	●	●		●	●

LGBTQ+							●

Gender

Male		●		●	●	●		●	●	●		●

Female	●		●				●				●

Age	57	68	62	55	72	57	66	59	58	53	60	52

Year Joined Board	2019	2017	2019	2019	2017	2019	2022	2019		2019	2021	2019

2024 Proxy Statement	17

Corporate Governance

Annual Performance Evaluation Process

The Board recognizes that a robust and constructive performance evaluation process is an essential component of Board effectiveness. As such, the Board conducts an annual performance evaluation that is intended to determine whether the Board, its committees, and individual Board members are functioning effectively, and to provide Board members with an opportunity to reflect upon and improve processes and effectiveness. The evaluation process also informs the annual director nomination process. The Nomination and Governance Committee oversees this annual process, which is led by the Lead Director. As part of this process, the Board and each Committee reviews a questionnaire and responses to the questionnaire inform a discussion lead by the Lead Director, in the case of the Board, and the committee chair, in the case of each committee, during executive session. In addition, the Lead Director engages with each Board member to obtain their assessment of the effectiveness and performance of the Board, its committees, and other Board members. A summary of the results of this process is presented to the Nomination and Governance Committee identifying any themes or issues that have emerged. The results are then reported to the full Board, which considers the results and ways in which Board processes and effectiveness may be enhanced. In addition, the Lead Director communicates the results of individual performance evaluations directly to each director.

Identifying Director Candidates

Among the Nomination and Governance Committee’s most important functions is the selection of directors who are recommended to the Board as candidates for election. The Nomination and Governance Committee has adopted a process for identifying new director candidates. As part of this process, the Nomination and Governance Committee includes, and has any search firm that it engages include, women and minority candidates in the pool from which the Committee selects director candidates. Recommendations may be received by the Nomination and Governance Committee from various sources, including current or former directors, a search firm retained by the Nomination and Governance Committee to assist in identifying and evaluating potential candidates, stockholders, Company executives, and by self-nomination. The Nomination and Governance Committee is open to accepting stockholders’ suggestions of candidates to consider as potential Board members as part of the Nomination and Governance Committee’s periodic review of the size and composition of the Board and its Committees. Such recommendations should be sent to the Nomination and Governance Committee through the Office of the Corporate Secretary. The Nomination and Governance Committee uses the same process to evaluate director nominees recommended by stockholders as it does to evaluate nominees identified by other sources.

Director Candidate Nominations through Proxy Access

The Bylaws set forth procedural and content requirements for director candidate nominations through proxy access. As more specifically provided in the Bylaws, a stockholder or group of up to twenty stockholders owning 3% or more of the Company’s outstanding shares of common stock continuously for at least three years, may nominate and include in the Company’s proxy materials director nominees constituting up to the greater of two individuals or 20% of the Board, provided that the stockholder(s) and the nominee(s) satisfy the requirements detailed in the Bylaws. Nominations should be sent to the Office of the Corporate Secretary in accordance with the procedural and content requirements set forth in the Bylaws, the full text of which is available at https://www.investors.dupont.com/investors/dupont-investors/corporate-governance.

Board Term and Director Retirement Policy

The Certificate of Incorporation provides that all directors stand for election at each Annual Meeting of Stockholders.

The Corporate Governance Guidelines provide that directors should not be nominated for election to the Board after reaching age 75, unless it is determined that it is in the best interests of the Company to extend the retirement date.

18

Corporate Governance

Code of Conduct

The Board has adopted a Code of Conduct for all directors of the Company and a Code of Financial Ethics applicable to the principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. In addition, the Company has a code of conduct applicable to all employees. The full text of Director Code of Conduct, Code of Financial Ethics and the Employee Code of Conduct are available at https://www.investors.dupont.com/investors/dupont-investors/corporate-governance. In addition, DuPont discloses on its website any waiver of or amendment to the Director Code of Conduct and the Code of Financial Ethics requiring disclosure under applicable rules.

Related Person Transactions

The Board has adopted written policies and procedures relating to the approval or ratification of each “Related Person Transaction.” Under the policies and procedures, the Nomination and Governance Committee (or any other committee comprised of independent directors designated by the Board) reviews the relevant facts of all proposed Related Person Transactions and either approves, disapproves or ratifies the entry into a particular Related Person Transaction, by taking into account, among other factors it deems appropriate:

(i)	the commercial reasonableness of the transaction;

(ii)	the materiality of the Related Person’s direct or indirect interest in the transaction;

(iii)	whether the transaction may involve a conflict of interest, or the appearance of one;

(iv)	whether the transaction was in the ordinary course of business; and

(v)	the impact of the transaction on the Related Person’s independence under the Corporate Governance Guidelines and applicable regulatory and listing standards.

No director may participate in any discussion or approval of a Related Person Transaction for which he/she or any of his/her immediate family members is the Related Person. Related Person Transactions are approved or ratified only if they are determined to be in the best interests of DuPont and its stockholders.

If a Related Person Transaction that has not been previously approved or previously ratified is discovered, the Related Person Transaction will be presented to the Nomination and Governance Committee for ratification. If the Nomination and Governance Committee does not ratify the Related Person Transaction, then the Company either ensures all appropriate disclosures regarding the transaction are made or, if appropriate, takes all reasonable actions to attempt to terminate the Company’s participation in the transaction.

Under DuPont’s policies and procedures, a “Related Person Transaction” is generally any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which:

(i)	DuPont was, is or will be a participant;

(ii)	the aggregate amount involved exceeds $120,000 in any fiscal year; and

(iii)	any Related Person had, has or will have a direct or indirect material interest.

A “Related Person” is generally any person who is, or at any time since the beginning of DuPont’s last fiscal year was:

(i)	a director or an executive officer of DuPont or a nominee to become a director of DuPont;

(ii)	any person who is known to be the beneficial owner of more than 5% of any class of DuPont’s outstanding common stock; or

(iii)	any immediate family member of any of the persons mentioned above.

2024 Proxy Statement	19

Corporate Governance

Certain Relationships and Related Transactions

DuPont and its subsidiaries purchase products and services from and/or sell products and services to companies of which certain of the directors or executive officers of DuPont, or immediate family members of directors or executive officers, are employees. The Nomination and Governance Committee and the Board have reviewed such transactions and relationships and do not consider the amounts involved material to the respective related parties. Such purchases from and sales to each company involve less than either $1,000,000 or 2% of the consolidated gross revenues of each of the purchaser and the seller, and all such transactions are in the ordinary course of business. Some such transactions are continuing, and it is anticipated that similar transactions will occur from time to time.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers and persons who own more than 10% of a registered class of the Company’s equity securities (“Reporting Persons”) to file with the SEC reports on Forms 3, 4 and 5 concerning their ownership of and transactions in the common stock and other equity securities of the Company, generally within two business days of a reportable transaction. As a practical matter, the Company seeks to assist its directors and executives by monitoring transactions and completing and filing reports on their behalf.

Based solely upon a review of SEC filings, all Reporting Persons complied with these reporting requirements during 2023.

Sustainability Strategy

A Purpose-Driven Company

Our purpose – to empower the world with the essential innovations to thrive – describes how we use our passion and proven expertise in science and innovation to create sustainable solutions for the complex challenges facing our world. Our deep understanding of science and technology and close collaboration with customers enables us to create impactful and enduring outcomes that are beneficial for multiple stakeholders. The Board believes that a continued focus on sustainability will help the Company deliver long-term stockholder value.

DuPont 2030 Sustainability Strategy and Goals

Our sustainability strategy, established in 2019 with input from multiple stakeholders, is built on three pillars: Innovate, Protect and Empower. Within these three pillars, our nine 2030 Sustainability Goals continue to shape our innovation portfolio, our operations strategy and our commitment to our people and communities. In 2022 we sharpened and advanced strategic actions across all nine goals, while accelerating action on three priority goals: Delivering solutions for global challenges, Acting on climate, and Accelerating diversity, equity and inclusion. As discussed under “Compensation Discussion & Analysis,” beginning in 2021, we embedded progress on achievement of certain of our sustainability goals within our short-term incentive compensation program.

Communicating Our Progress

We publish our progress against our goals in our annual sustainability report, available at www.dupont.com/sustainability. DuPont’s positions on ESG topics such as Product Safety and Transparency, Climate Change and Human Rights can be found at www.dupont.com/position-statements.html.

20

Agenda Item 1:

Election of Directors

Board Composition

The Board currently consists of eleven members, with Mr. Breen serving as Executive Chairman and Chief Executive Officer and Mr. Cutler serving as Lead Director.

We are deeply saddened to inform you that Raymond J. Milchovich passed away unexpectedly on January 30, 2024. Mr. Milchovich had served as a director of the Company since 2019. Mr. Milchovich was a member of the People and Compensation Committee and the EHS&S Committee at the time of his passing. The Board wishes to express our gratitude and appreciation for Mr. Milchovich’s years of leadership and service to the Company and its stockholders.

Recommendations and
Nominations for Director

In accordance with the recommendation of the Nomination and Governance Committee, the Board has nominated the individuals listed in the following table for election as directors, to serve for a term that expires at the next annual meeting for the election of directors and until their successors are elected and qualified.

The Company’s Bylaws prescribe the voting standard for election of directors as a majority of the votes cast in an uncontested election, such as this one, where the number of nominees does not exceed the number of directors to be elected. Under the Corporate Governance Guidelines, if a nominee who already serves as a director is not elected, that nominee shall offer to tender his or her resignation to the Board. The Nomination and Governance Committee will then recommend to the Board whether to accept or reject the resignation, or whether other action should be taken. Within ninety days of the certification of election results, the Board will publicly disclose its decision regarding whether to accept or reject the resignation. As explained on the accompanying proxy card or voting instructions, it is the intention of the persons named as proxies to vote executed proxies FOR the candidates nominated by the Board unless contrary voting instructions are provided. If something unanticipated should occur prior to the Annual Meeting making it impossible for one or more of the candidates to serve as a director, votes will be cast in the best judgment of the persons authorized as proxies.

The NYSE rules do not permit brokers with discretionary authority to vote on the election of directors. Therefore, if you hold your shares beneficially and do not provide voting instructions to your bank or broker, your bank or broker will refrain from voting on your behalf and your shares will not be voted in the election of directors. We urge you to promptly provide voting instructions to your broker to ensure that your shares are voted on this matter. Please follow the instructions set forth in the voting information provided by your bank or broker.

The Board recommends a vote FOR
the election of ALL of these nominees as directors.

2024 Proxy Statement	21

Agenda Item 1: Election of Directors

(As of the date of this Proxy Statement) Name Age Current Position	Independent	Audit Committee	Nomination and Governance Committee	People and Compensation Committee	Environment, Health, Safety & Sustainability Committee	Other Current Public Boards

Amy G. Brady

Age 57 Chief Information Officer & Executive Vice President, KeyCorp	●	●			●

Edward D. Breen

Age 68 Executive Chairman and Chief Executive Officer, DuPont de Nemours, Inc.						1

Ruby R. Chandy

Age 62 Former President, Industrial Division Pall Corporation	●	●			CH	2

Terrence R. Curtin

Age 55 Chief Executive Officer, TE Connectivity	●	●	●			1

Alexander M. Cutler

Age 72 Retired Chair and Chief Executive Officer, Eaton	●		CH	●		1

Eleuthère I. du Pont

Age 57 President, Longwood Foundation	●	●	●			1

Kristina M. Johnson

Age 66 Former President, The Ohio State University	●			●	●	1*

Luther C. Kissam

Age 59 Senior Advisor, Bernhard Capital Partners Management LP	●	●	●			1

James A. Lico**

Age 58 Chief Executive Officer and President, Fortive Corporation	●					1

Frederick M. Lowery

Age 53 Senior Vice President and President, Customer Channels, Thermo Fisher Scientific Inc.	●			CH	●

Deanna M. Mulligan

Age 60 Chief Executive Officer, Purposeful	●		●	●

Steven M. Sterin

Age 52 Senior Advisor, McKinsey & Company	●	CH			●	1

CH = Chair

*	Dr. Johnson currently serves as director of Cisco Systems, Inc. and has been appointed as a director of Minerals Technologies Inc. effective as of May 13, 2024.
**	Mr. Lico has been nominated by the Board for election to the Board at the Annual Meeting. The Board expects to appoint Mr. Lico to one or more Committees following his election to the Board.

22

Agenda Item 1: Election of Directors

Director Nominees

Information in the biographies summarizes key qualifications and diversity attributes as they apply to the individual directors to support the conclusion that these individuals are highly qualified to serve on the Board. The information is current as of the date of this Proxy Statement. Each nominee has consented to serve if elected.

Age: 57 Director Since: 2019 Committees: Audit; Environment, Health, Safety & Sustainability Other Public Boards: None

Amy G. Brady

Executive Vice President and Chief Information Officer, KeyCorp

Ms. Brady is Chief Information Officer (CIO), Executive Vice President at KeyCorp, a bank-based financial services company. In this role, Ms. Brady leads the company’s shared services for technology, operations, data, client and account servicing, security services (including cybersecurity), and procurement. Prior to joining KeyCorp in 2012, Ms. Brady spent 25 years with Bank of America, including as CIO, Enterprise Technology and Operations, where she was responsible for technology and operations delivery for critical enterprise functions including Finance, Risk, Human Resources, Marketing, Legal and Audit. Ms. Brady joined the DuPont Board of Directors in October 2019.

Skills and Expertise:

Ms. Brady’s technology, operations and cybersecurity expertise is a strong asset to the Board. Ms. Brady also has extensive management experience.

Age: 68 Director Since: 2017 Committees: None Other Public Boards: 1

Edward D. Breen

Executive Chairman and Chief Executive Officer, DuPont de Nemours, Inc.

Mr. Breen has served as the Executive Chairman of the Board of Directors of DuPont since June 1, 2019 and as Chief Executive Officer since February 17, 2020. Prior to his current role, Mr. Breen served as the Chief Executive Officer of DowDuPont from September 1, 2017 to May 31, 2019. Mr. Breen was named Interim Chairman of the EID Board and Chief Executive Officer on October 16, 2015, and assumed those roles permanently on November 9, 2015. He served as Chairman, from July 2002 to March 2016, and Chief Executive Officer, from July 2002 to September 2012, of Tyco International, plc, a leading global provider of security products and services, fire detection and suppression products and services and life safety products. Prior to joining Tyco, Mr. Breen held senior management positions at Motorola, including as President, and General Instrument Corporation, including as Chairman, President and Chief Executive Officer. Mr. Breen serves as a director of Comcast Corporation (since 2014 and 2005 to 2011). Mr. Breen is a member of the Advisory Board of New Mountain Capital LLC, a private equity firm. Mr. Breen previously served as a director of Corteva from June 2019 to April 2020 and of IFF from February 2021 to May 2023. Mr. Breen served as a director of EID from February 2015 to September 2017, a director of DowDuPont from September 2017 to June 2019, and a director of DuPont since June 2019.

Skills and Expertise:

Mr. Breen’s experience leading numerous global companies makes him well suited to lead DuPont and to help enhance the Board’s ability to consider, evaluate and maintain oversight over business strategies and risk management efforts.

2024 Proxy Statement	23

Agenda Item 1: Election of Directors

Age: 62 Director Since: 2019 Committees: Audit; Environment, Health, Safety & Sustainability (Chair) Other Public Boards: 2

Ruby R. Chandy

Former President of the Industrial Division of Pall Corporation

Ms. Chandy was the President of the Industrial Division of Pall Corporation, a leading supplier of filtration, separation, and purification technologies, from April 2012 to November 2015. Prior to her time at Pall, Ms. Chandy held leadership positions with several major, global companies including The Dow Chemical Company, Rohm and Haas Corporation, Thermo Fisher Scientific Inc. and Boston Scientific Corporation. Ms. Chandy currently serves on the boards of Flowserve Corporation and Thermo Fisher Scientific Inc. Ms. Chandy previously served on the Board of AMETEK, Inc. from 2013 to 2022. Ms. Chandy joined the Specialty Products Advisory Committee in April 2018 and served as an ex-officio member of the DowDuPont Board from April 2018 to June 2019. Ms. Chandy joined the DuPont Board of Directors in June 2019.

Skills and Expertise:

Ms. Chandy has experience in industrial, medical, life science, specialty materials and microelectronics companies. She is a proven executive with experience in international growth and innovation. Her financial, management, environmental and global expertise brings value to the Board.

Age: 55 Director Since: 2019 Committees: Audit; Nomination and Governance Other Public Boards: 1

Terrence R. Curtin

Chief Executive Officer and Board Member, TE Connectivity

Mr. Curtin assumed the role of CEO at TE Connectivity, a global technology leader in connectivity and sensor solutions, in March 2017. Prior to the CEO role, Mr. Curtin served as TE’s President, where he was responsible for all of the company’s businesses and mergers and acquisitions activities. Mr. Curtin previously led TE’s Industrial Solutions business segment and also served as TE’s Chief Financial Officer. Prior to his time with TE Connectivity, Mr. Curtin spent eleven years at Arthur Andersen LLP in positions of increasing responsibility. Mr. Curtin has served on the board of directors of TE Connectivity since March 2016. He is also a member of the board of directors of the US-China Business Council. Mr. Curtin joined the DuPont Board of Directors in June 2019.

Skills and Expertise:

Mr. Curtin’s experience as the Chief Executive Officer of a global technology company provides him with expertise as a global-minded leader with strong corporate governance skills, M&A experience and technology. He also brings a depth of experience in finance and accounting.

24

Agenda Item 1: Election of Directors

Age: 72 Director Since: 2017 Committees: Nomination and Governance (Chair); People and Compensation Other Public Boards: 1

Alexander M. Cutler

Former Chairman and Chief Executive Officer, Eaton

Mr. Cutler served as the Chairman and Chief Executive Officer of Eaton, a global, diversified industrial manufacturer, from 2000 to 2016. Mr. Cutler formerly served as Eaton’s President and Chief Operating Officer, Executive Vice President and Chief Operating Officer-Controls and Executive Vice President-Operations. Mr. Cutler has served on the board of KeyCorp since 2000. Mr. Cutler served as a director of EID from 2008 until September 2017, he served as a director of DowDuPont from September 2017 to June 2019 and as a director of DuPont since June 2019.

Skills and Expertise:

Mr. Cutler has a wealth of global business management, finance, investor relations, marketing and supply chain and logistics experience as former Chairman and Chief Executive Officer of Eaton. As Lead Director and Chair of the Nomination and Governance Committee, he provides the Board with important insights in the areas of corporate governance and government relations based on his past position as Chair of The Business Roundtable Corporate Governance Committee as well as his various board positions.

Age: 57 Director Since: 2019 Committees: Audit; Nomination and Governance Other Public Boards: 1

Eleuthère I. du Pont

President, Longwood Foundation

Mr. du Pont has served as President of the Longwood Foundation, a private foundation principally supporting charitable organizations, since 2008. He previously served as Senior Vice President, Operations and Chief Financial Officer of drugstore.com from 2007 to 2008. Prior to that time, Mr. du Pont served as President and Chief Financial Officer of Wawa, Inc. Mr. du Pont serves on the boards of WSFS Financial Corporation and Burris Logistics, a private company. Mr. du Pont served on the EID board of directors from 2006 until September 2017. In September 2017, Mr. du Pont joined the Specialty Products Advisory Committee and served as an ex-officio member of the DowDuPont Board until June 2019. Mr. du Pont joined the DuPont Board of Directors in June 2019.

Skills and Expertise:

From his experiences as President, Chief Financial Officer and corporate director, Mr. du Pont brings to the Board expertise on corporate governance, accounting, finance, human resources, information technology, investment management, investor relations and procurement. He also brings a unique perspective from his roles leading safety, supply chain and operations.

2024 Proxy Statement	25

Agenda Item 1: Election of Directors

Age: 66 Director Since: 2022 Committees: Environment, Health, Safety & Sustainability; People and Compensation Other Public Boards: 1

Kristina M. Johnson

Former President, The Ohio State University

Dr. Johnson served as the President of The Ohio State University from September 2020 until
May 2023. Previously Dr. Johnson served as the chancellor of the State University of New York from
September 2017 to August 2020. From January 2014 to September 2017, Dr. Johnson served as the
Chief Executive Officer of Cube Hydro Partners, LLC, a clean energy company, and a joint venture between Enduring Hydro, a company she founded in January 2011 and I Squared Capital, a private equity firm. From May 2009 to October 2010, Dr. Johnson served as Under Secretary of Energy at the
U.S. Department of Energy. Prior to this, Dr. Johnson was Provost and Senior Vice President for
Academic Affairs at The Johns Hopkins University from 2007 to 2009 and Dean of the Pratt School of
Engineering at Duke University from 1999 to 2007. Previously, she served as a professor in the
Electrical and Computer Engineering Department, University of Colorado and as director of the
National Science Foundation Engineering Research Center for Optoelectronics Computing Systems at
the University of Colorado, Boulder. Dr. Johnson was inducted into the National Inventors Hall of
Fame in 2015 and she is also a member of the National Academy of Engineering and the National
Academy of Inventors. Dr. Johnson currently serves as director of Cisco Systems, Inc. and has been appointed as a director of Minerals Technologies Inc. effective as of May 13, 2024. She previously served as a director of Boston Scientific Corporation from 2011 until 2017 and The AES Corporation from 2011 until 2019. Dr. Johnson joined the DuPont Board of Directors in May 2022.

Skills and Expertise:

Dr. Johnson has an engineering background with expertise in science, technology, business, entrepreneurship, education and government. In addition, she has leadership and management experience, both in an academic context as president, chancellor, provost and dean of nationally recognized academic institutions and in a corporate context as a board member of public companies.

26

Agenda Item 1: Election of Directors

Age: 59 Director Since: 2019 Committees: Audit; Nomination and Governance Other Public Boards: 1

Luther C. Kissam

Senior Advisor, Bernhard Capital Partners Management, LP

Mr. Kissam joined Bernhard Capital Partners Management, LP, as Partner in January 2021 and became a Senior Advisor in September 2023. He previously served as Chairman, President and CEO of Albemarle Corporation, a global specialty chemicals company with leading positions in lithium, bromine and refining catalysts, until his retirement in June 2020. Mr. Kissam served as President and Chief Executive Officer of Albemarle from September of 2011 to June 2020. He was elected to the company’s board of directors in 2011 and served as Chairman of the board from 2016 to June 2020, remaining a board member until May 2021. Mr. Kissam joined Albemarle in 2003 as Vice President, General Counsel and Corporate Secretary and served as Senior Vice President, Manufacturing and Law, and Corporate Secretary from January 2008 until his promotion to President in March 2010. Prior to joining Albemarle, Mr. Kissam served as President, General Counsel and Secretary of Merisant company, a manufacturer of artificial sweeteners. Mr. Kissam is a current director of OGE Energy Corp. He also serves on the Executive Committee of both the Charlotte Sports Foundation and The Citadel Foundation. Mr. Kissam joined the Specialty Products Advisory Committee in April 2018 and served as an ex-officio member of the DowDuPont Board from April 2018 to June 2019. Mr. Kissam joined the DuPont Board of Directors in June 2019.

Skills and Expertise:

As the former CEO of a global company, Mr. Kissam has extensive knowledge in the areas of leadership, global business, corporate finance, safety, risk oversight, mergers and acquisitions, management and corporate governance.

Age: 58 Other Public Boards: 1

James A. Lico

Chief Executive Officer, President and Board Member, Fortive Corporation

Mr. Lico has served as the President and Chief Executive Officer and a member of the board of directors of Fortive Corporation since July 2016. Prior to July 2016, Mr. Lico served in leadership positions in a variety of different functions and businesses at Danaher Corporation after joining Danaher in 1996, serving as an Executive Vice President from 2005 until 2016. Mr. Lico served as a director of NetScout Systems, Inc., a public company, from 2015 to 2018. He is also a member of the Business Council, the University of Michigan-Dearborn National Advisory Council, and the University of Michigan’s Seattle Campaign Council.

Mr. Lico does not currently serve on the Board. Mr. Lico was identified as a candidate for our Board by the third-party search firm used to identify director candidates. The Nomination and Governance Committee assessed all candidates identified by the third-party search firm and recommended to the Board that Mr. Lico be nominated to stand for election at the Annual Meeting.

Skills and Expertise:

As Chief Executive Officer of Fortive, a global technology and manufacturing company, Mr. Lico has broad operating and functional experience, as well as experience with capital allocation strategies, technology and innovation acceleration, marketing, branding, and leadership strategies. He also brings a depth of experience in M&A and corporate transformation having led a transformation of Fortive’s portfolio of businesses through strategic M&A.

2024 Proxy Statement	27

Agenda Item 1: Election of Directors

Age: 53 Director Since: 2019 Committees: People and Compensation (Chair); Environment, Health, Safety & Sustainability Other Public Boards: None

Frederick M. Lowery

Senior Vice President and President, Customer Channels, Thermo Fisher Scientific Inc.

Mr. Lowery has served as Senior Vice President and President, Customer Channels, of Thermo Fisher Scientific Inc. since January 2021. In January 2022, Mr. Lowery also assumed responsibility for Thermo Fisher’s business in Europe, the Middle East and Africa. Since joining Thermo Fisher in 2005, he has held several senior leadership positions across Thermo Fisher, including previously serving as President, Life Sciences Solutions and Laboratory Products. Prior to his time at Thermo Fisher, Mr. Lowery was with Maytag Corporation from 1999 to 2005 and began his career as an engineer at General Motors Company. Mr. Lowery is a member of the Board of Trustees for Boston Medical Center. He is also on the Board of Trustees for both Tennessee Tech and its Foundation. Mr. Lowery joined the DuPont Board of Directors in June 2019.

Skills and Expertise:

With his engineering and science backgrounds, Mr. Lowery brings science and technology perspective combined with senior management capabilities to the Board. Mr. Lowery has a wealth of global experience and has developed operating teams, launched innovative new products and acquired businesses. Additionally, he brings significant manufacturing and global supply chain knowledge and experience.

Age: 60 Director Since: 2021 Committees: Nomination and Governance; People and Compensation Other Public Boards: None

Deanna M. Mulligan

Chief Executive Officer, Purposeful

Ms. Mulligan has served as Chief Executive Officer of Purposeful, an advisory firm, since January 2021. Previously, Ms. Mulligan served as CEO of The Guardian Life Insurance Company of America, a mutual life insurance company (Guardian), from 2019 to October 2020, as President and Chief Executive Officer of Guardian from 2011 to 2019 and as President and Chief Operating Officer of Guardian beginning in 2010. She also served as a member of Guardian’s Board of Directors from 2011 until her retirement at year-end 2020 and as its Board Chair from October 2020 until her retirement date. Ms. Mulligan joined Guardian in 2008 as the Executive Vice President, Individual Life and Disability. Prior to joining Guardian in 2008, Ms. Mulligan founded DMM Management Solutions LLC where she served as President from 2007 to 2008. Previously, she held several other management positions at McKinsey & Company, AXA Financial, Inc. and New York Life Insurance Company. Ms. Mulligan currently serves as a director of The Vanguard Group, Inc., Trustee of the Vanguard Funds, Trustee of New York Presbyterian Hospital, Director of Chief Executives for Corporate Purpose, and Director of Partnership for New York City. She previously served as a director of ARCH Capital Group from 2013 to 2016. Ms. Mulligan joined the DuPont Board of Directors in April 2021.

Skills and Expertise:

Ms. Mulligan possesses deep executive management and leadership, finance, investment, risk management and corporate governance experience as former Board Chair, Director, Chief Executive Officer and President of Guardian and based on her numerous present and former board positions.

28

Agenda Item 1: Election of Directors

Age: 52 Director Since: 2019 Committees: Audit (Chair); Environment, Health, Safety & Sustainability Other Public Boards: 1

Steven M. Sterin

Senior Advisor, McKinsey & Company

Mr. Sterin has served as a Senior Advisor to McKinsey & Company since April 2023 and previously served in this role from June 2019 to August 2021. Mr. Sterin was the co-founder and president of G&S Energy Holdings, LLC, a private company, from its inception in August 2021 until December 2022. Mr. Sterin served as Executive Vice President and Chief Financial Officer of Andeavor from 2014 until the merger of Andeavor with Marathon Petroleum Company in October 2018. He also served as President, Chief Financial Officer and a member of the board of directors for Andeavor Logistics GP, LLC from 2014 to 2018. From 2007 to 2014, Mr. Sterin was the Senior Vice President and Chief Financial Officer of Celanese Corporation, a global technology and specialty material company. He previously served as Corporate Controller and Principal Accounting Officer of Celanese. Mr. Sterin also spent six years with Reichhold, Inc., a global chemical company, in a variety of financial positions, including director of tax and treasury in the Netherlands, Global Treasurer and Vice President of Finance. Mr. Sterin’s career started with Price Waterhouse. Mr. Sterin has served on the board of directors of Kosmos Energy since July 2019. Mr. Sterin joined the Specialty Products Advisory Committee in December 2017 and served as an ex-officio member of the DowDuPont Board until June 2019. Mr. Sterin joined the DuPont Board of Directors in June 2019.

Skills and Expertise:

Mr. Sterin has over 10 years of large public company CFO experience and has led financial functions including investor relations, business planning and analysis, capital markets and treasury, accounting and controlling, customer credit, internal audit, enterprise risk management, and tax. Mr. Sterin also has vast industry experience as well as experience with information technology and cyber security services.

AGENDA ITEM 1: ELECTION OF DIRECTORS

The Board of Directors recommends that you vote FOR all 12 director nominees.

2024 Proxy Statement	29

Agenda Item 1: Election of Directors

Director Compensation

We compare our non-employee director compensation programs, designs and compensation elements to the same peer group used for executive compensation, as described in the “Peer Group and Benchmarking” section of the Compensation Discussion & Analysis. We target the median compensation of the peer group for all director compensation elements. The following tables provide information concerning the compensation provided to our non-employee directors in 2023. For a description of compensation paid to Mr. Breen, Executive Chairman and Chief Executive Officer, see the Compensation Discussion & Analysis and Executive Compensation sections in this Proxy Statement.

Non-Employee Directors’ Fees

The 2023 directors’ fees, as stated below, are paid only to directors who are not our employees. An overview of the 2023 compensation elements for non-employee directors is below.

Compensation Element		($)

Cash Retainer		130,000

Equity Retainer		170,000

Total Retainer		300,000

Annual Committee Chair Fees	Audit	35,000
	Compensation	25,000
	All Other Committees	20,000

Lead Director Fees		50,000

The annual cash retainer for non-employee directors is paid in quarterly installments. For new non-employee directors who are initially appointed to the Board on a date other than the date of the annual meeting, the cash retainer is pro-rated beginning with the month the director attends their first Board meeting.

The annual equity retainer for non-employee directors is typically awarded on the date of our annual meeting. For new non-employee directors who are initially appointed to the Board on a date other than the date of the annual meeting, the annual equity retainer is pro-rated based upon the number of months from the time the director attends their first Board meeting until the anniversary of the prior year’s annual meeting of stockholders. The Committee has discretion to adjust the proration methodology in the event the date of the next annual meeting is more than 30 days before or after the anniversary of the prior year’s annual meeting.

30

Agenda Item 1: Election of Directors

Director Compensation for 2023

Name	Fees Earned or Paid in Cash ($)(a)	Stock Awards ($)(b)	All Other Compensation ($)(c)	Total ($)

Amy Brady	130,000	170,049	300	300,349

Ruby Chandy	150,000	170,049	300	320,349

Terrence Curtin	130,000	170,049	300	300,349

Alexander M. Cutler	200,000	170,049	20,721	390,770

Eleuthere I. du Pont	130,000	170,049	14,879	314,928

Kristina M. Johnson	130,000	170,049	300	300,349

Luther C. Kissam	130,000	170,049	300	300,349

Fred Lowery	155,000	170,049	300	325,349

Raymond J. Milchovich	130,000	170,049	300	300,349

Deanna M. Mulligan	130,000	170,049	300	300,349

Steven M. Sterin	165,000	170,049	300	335,349

(a)	In addition to the annual retainer, the amount in this column includes lead director and committee chair fees.
(b)

The full grant date fair value of Restricted Stock Units granted on May 24, 2023 is based on $66.27 per share with a total value of $170,049 for all non-employee directors, in accordance with the same standard applied for financial accounting purposes, Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718.

(c)	Includes DuPont-paid accidental death and disability insurance premiums and accruals made in 2023 for non-employee directors under EID’s discontinued directors’ charitable gift plan.

Outstanding equity awards for individual directors are noted below:

Name	Outstanding Stock Awards at December 31, 2023

Amy Brady	12,909

Ruby Chandy	14,699

Terrence Curtin	13,692

Alexander M. Cutler	21,942

Eleuthere I. du Pont	21,942

Kristina M. Johnson	5,222

Luther C. Kissam	14,699

Fred Lowery	13,692

Raymond J. Milchovich	13,692

Deanna M. Mulligan	7,743

Steven M. Sterin	15,081

Non-Employee Directors’ Stock Ownership Guidelines

Equity, in the form of Restricted Stock, RSUs or Deferred Stock, is a key component of director compensation. Directors are generally required to hold all equity awards until retirement.

2024 Proxy Statement	31

Agenda Item 1: Election of Directors

Non-Employee Directors’ Stock Grant

In May 2023, all non-employee directors received a grant of 2,566 Restricted Stock Units (“RSUs”), with provisions limiting transfer until retirement or termination of service to the Company.

Non-Employee Directors’ Initial Stock Grant

Each newly appointed non-employee director receives a one-time grant of 1,000 shares of DuPont Common Stock when he or she joins the Board. These shares are immediately vested, but net shares after any sale to cover taxes related to the grant must be held until the director leaves the Board (minimum 55% of gross shares).

Non-Employee Directors’ Deferred Compensation Plan

Non-employee directors may choose, prior to the beginning of each year, to have all or part of their fees credited to deferred compensation accounts.

A director may defer all or part of the Board retainer and Committee Chair fees in cash or stock units until retirement as a director or until a specified year after retirement. Interest accrues on deferred cash payments and dividend equivalents accrue on deferred stock units. As part of the retention requirements, stock units will be held until retirement. However, a director may defer payments beyond retirement.

Business Travel Accident Insurance for Non-Employee Directors

DuPont maintains a rider on its Business Travel Accident insurance policies covering each non-employee director, which will cover accidental death and dismemberment if the director is traveling on DuPont business.

Directors’ Charitable Gift Plan

In October 2008, EID discontinued its legacy charitable gift plan with respect to future directors. After the death of a director, EID donated five consecutive annual installments of up to $200,000 each to tax-exempt educational institutions or charitable organizations recommended by the director and approved by EID.

A director was fully vested in the plan after five years of service as a director or upon death or disability. Each of Messrs. Cutler and du Pont, who served as directors of EID, participate in the plan and we have assumed the obligations of EID under the plan with respect to these directors. The plan is unfunded. We do not purchase insurance policies to satisfy the obligations under the plan. The directors do not receive any personal financial or tax benefit from this program because any charitable, tax-deductible donations accrue solely to the benefit of DuPont.

Equity Compensation Plan Information

The tables below show the Equity Compensation Plan Information as of December 31, 2023.

	(1)	(2)	(3)

Plan Category	# of securities to be issued upon exercise of outstanding options, warrants, rights	Weighted-average exercise price of outstanding options, warrants, rights ($)	# of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (1))

Equity Compensation Plans Approved by Security Holders	6,023,128	75.38	15,647,365

32

Executive Officers

The following table provides information regarding our executive officers as of the date hereof:

Name	Age	Position

Edward D. Breen	68	Executive Chairman and Chief Executive Officer

Lori D. Koch	49	Executive Vice President and Chief Financial Officer

Christopher Raia	54	Senior Vice President and Chief Human Resources Officer

Erik T. Hoover	50	Senior Vice President and General Counsel

Steve Larrabee	62	Senior Vice President and Chief Information Officer

Jon Kemp	48	President, Electronics & Industrial

Leland Weaver	43	President, Water & Protection

Edward D. Breen has served as our Chief Executive Officer since February 2020 and has been Executive Chairman of our Board since 2019. Mr. Breen’s biographical details are contained under “Agenda Item 1: Election of Directors”.

Lori D. Koch has served as our Executive Vice President and Chief Financial Officer since February 2020. Prior to that Ms. Koch served as the Company’s Vice President, Investor Relations and Corporate Financial Planning & Analysis since June 2019. Ms. Koch previously served as the Director of Investor Relations of EID from July 2016 to May 2019; Global Finance Director of EID’s Performance Materials business from November 2015 to July 2016; and the Global Finance Manager for various EID businesses from April 2008 to November 2015. Ms. Koch currently serves as a director of Actylis (formerly Aceto Corporation), a leading global virtual manufacturer of life sciences materials and technology. Ms. Koch holds an M.S. in Accounting from Babson College and a B.S. in Finance and International Business from Pennsylvania State University.

Christopher Raia has served as our Senior Vice President and Chief Human Resources Officer since March 2021. He had served as our Vice President and Interim Chief Human Resources Officer from December 2020 to March 2021. Previously, he served as Vice President, Organization Effectiveness. Prior to joining DuPont in February 2019, Mr. Raia served as Senior Vice President Talent and Organization Effectiveness at Newell Brands from 2016 to 2018 and at Citizens Bank from 2014 to 2016. Prior to 2014, he worked with large corporate clients through his HR consulting practice, Provation LLC. Mr. Raia holds a M.A. in Organizational Psychology from Columbia University, and a B.S. with University Honors in Psychology from Brigham Young University.

Erik T. Hoover has served as our Senior Vice President and General Counsel since June 2019. From June 2019 to October 2019, he also served as Corporate Secretary. In his previous role as General Counsel for the Specialty Products Division of DowDuPont, Mr. Hoover oversaw all legal matters for that division. From 2017 to 2019, he also served as Assistant Corporate Secretary for DowDuPont and Chief Compliance Officer for EID. Prior to the DWDP Merger in 2017, Mr. Hoover was Secretary and Associate General Counsel for EID. Before joining EID, he was an associate at Blank Rome LLP in Philadelphia. Mr. Hoover earned a B.S. in accounting from Lehigh University and a J.D. degree from Rutgers School of Law at Camden.

Steve Larrabee has served as our Senior Vice President and Chief Information Officer since June 2019. Prior to that role, Mr. Larrabee served as Chief Information Officer for the Specialty Products Division of DowDuPont from June 2017 to June 2019. From March 2016 to May 2017, Mr. Larrabee consulted through At Last Business Solutions. Mr. Larrabee held the role of CIO for Mars, Incorporated from 2009, extending it in 2011 to become the President, Mars Global Services until 2016. Mr. Larrabee earned an MBA from Seton Hall University and a B.S. in Computer Science & Applied Mathematics from the State University of New York at Albany.

2024 Proxy Statement	33

Executive Officers

Jon Kemp has served as President, Electronics & Industrial since August 2019. Previously he served as Head of Strategy for the Specialty Products Division of DowDuPont from October 2017 to June 2019. Mr. Kemp served as President, DuPont Electronics & Communications from 2015 through 2017. Prior to that, Mr. Kemp held various roles at EID. Prior to joining EID, he was an economist and business development manager for the Utah Department of Community and Economic Development. Mr. Kemp earned a B.A. in economics from the University of Utah and a M.B.A. from the Darden School of Business at the University of Virginia.

Leland Weaver has served as President, Water & Protection since September 2021. Prior to this role, Mr. Weaver served as Vice President, Investor Relations. Mr. Weaver joined DuPont in 2003 as an engineer and subsequently held leadership positions with increasing responsibility spanning manufacturing, strategy, marketing and sales, and finance across multiple businesses. Mr. Weaver earned a Bachelor of Science in chemical engineering from the University of Alabama and an MBA from the Wharton School at the University of Pennsylvania.

34

Beneficial Ownership of Company Stock

The following table presents the beneficial ownership of DuPont’s Common Stock as of March 14, 2024, except as noted, for (i) each director and director nominee of the Company, (ii) each of DuPont’s current named executive officers, (iii) all directors and executive officers as a group, and (iv) each person beneficially owning more than 5% of the outstanding shares of DuPont’s Common Stock. As of March 14, 2024, there were 418,050,993 shares of DuPont’s Common Stock outstanding.

Name	Current Shares Beneficially Owned(a)		Rights to Acquire Beneficial Ownership of Shares(b)	Total	Percent of Shares Beneficially Owned(c)

Amy G. Brady	674		12,909	13,583	*

Edward D. Breen	367,052	(d)	902,400	1,269,452	*

Ruby R. Chandy	1,000		14,699	15,699	*

Terrence R. Curtin	8,500		21,829	30,329	*

Alexander M. Cutler	3,137		53,497	56,634	*

Eleuthère I. du Pont	1,920		31,158	33,078	*

Erik T. Hoover	41,360		119,725	161,085	*

Kristina M. Johnson	550		5,222	5,772	*

Jon Kemp	56,947		168,622	225,569	*

Luther C. Kissam	6,000		14,699	20,699	*

Lori Koch	60,894		154,635	215,529	*

James A. Lico	—		—	—	*

Frederick M. Lowery	1,000		23,597	24,597	*

Deanna M. Mulligan	1,000		12,976	13,976	*

Raj Ratnakar (e)	20,904		143,763	164,667	*

Steven M. Sterin	1,000		15,081	16,081	*

Leland Weaver	22,243		45,797	68,040	*

All Directors and Executive Officers as a Group (17 persons)	623,748		1,736,009	2,359,757	*

Certain Other Owners:

The Vanguard Group	48,043,862	(f)			11.49%

BlackRock, Inc.	30,389,248	(g)			7.27%

Massachusetts Financial Services Company	22,155,892	(h)			5.29%

(a)

Except as otherwise noted and for shares held by a spouse and other members of the person’s immediate family who share a household with the named person, the named persons have or share voting and investment power over the indicated number of shares. This column also includes all shares held in a trust over which the person has or shares voting or investment power and shares held in trust for the benefit of the named party in the DuPont Retirement Savings Plan. Beneficial ownership of some or all of the shares listed may be disclaimed.

(b)	This column includes any shares that the person could acquire through May 13, 2024.
(c)	The percentage of shares beneficially owned is calculated based on the number of shares of common stock outstanding as of March 14, 2024.
(d)	Includes shares held by GRATs in which Mr. Breen does not serve as trustee but has a right to designate a successor trustee.
(e)	The current shares beneficially owned by Mr. Ratnakar are as of September 30, 2023, the last date of his employment with DuPont.
(f)

Based on an Amendment No. 7 to Schedule 13G filed by The Vanguard Group on February 13, 2024 with the SEC reporting beneficial ownership as of December 29, 2023. The Vanguard Group has sole voting power over 0 shares, shared voting power over 555,323 shares, sole dispositive power over 46,182,292 shares and shared dispositive power over 1,861,570 shares. The Vanguard Group’s address is 100 Vanguard Boulevard, Malvern, PA 19355.

(g)

Based on Amendment No. 4 to Schedule 13G filed by BlackRock, Inc. on January 26, 2024 with the SEC reporting beneficial ownership as of December 31, 2023. BlackRock, Inc. has sole voting power over 27,082,208 shares, shared voting power over 0 shares, sole dispositive power over 30,389,248 shares and shared dispositive power over 0 shares. BlackRock, Inc.’s address is 50 Hudson Yards, New York, NY 10001.

2024 Proxy Statement	35

Beneficial Ownership of Company Stock

(h)

Based on Schedule 13G filed by Massachusetts Financial Services Company on February 9, 2024 with the SEC reporting beneficial ownership as of December 29, 2023. Massachusetts Financial Services Company has sole voting power over 21,423,191 shares, shared voting power over 0 shares, sole dispositive power over 22,155,892 shares and shared dispositive power over 0 shares. Massachusetts Financial Services Company’s address is 111 Huntington Avenue, Boston, MA 02199.

*	Less than 1% of the total shares of DuPont common stock outstanding.

36

Compensation Discussion

& Analysis

In the Compensation Discussion and Analysis, the details of the executive compensation programs applicable to the Named Executive Officers are described.

CD&A Table of Contents

Frequently Used Acronyms

CD&A – Compensation Discussion & Analysis

CEO – Chief Executive Officer

CFO – Chief Financial Officer

EPS – Earnings Per Share

U.S. GAAP or GAAP – Generally Accepted Accounting Principles in the United States of America

IRC – U.S. Internal Revenue Code, as amended

LTI – Long-Term Incentive

NEO – Named Executive Officer

PEO – Principal Executive Officer

PSU – Performance Share Unit

RSU – Restricted Stock Unit

STIP – Short-Term Incentive Program

TSR – Total Shareholder Return

Significant Items – Significant items are items that arise outside the ordinary course of the Company’s business that management believes may cause misinterpretation of underlying business performance, both historical and future, based on a combination of some or all of the item’s size, unusual nature and infrequent occurrence. Management classifies as significant items certain costs and expenses associated with acquisition, integration and separation activities related to transformational acquisitions and divestitures as they are considered unrelated to ongoing business performance.

2024 Proxy Statement	37

Compensation Discussion & Analysis

Executive Summary

We experienced significant volume pressure throughout 2023 as we were impacted by channel inventory destocking in many of our key end-markets, as well as continued economic softness in China. As a result, our net sales decreased by seven percent, with organic sales falling six percent, primarily as a result of volume declines. We also experienced a 10% decline in our operating EBITDA in 2023 as compared to 2022. Despite challenging business conditions, we remained focused on operational execution and driving productivity and cost discipline across our businesses. We also completed the final steps of our portfolio transformation with the Delrin® Divestiture on November 1, 2023. We continued to pursue value creation by strengthening our position within our five key growth pillars of electronics, water, protection, industrial technologies and next generation automotive through continued investment and innovation. On August 1, 2023 we acquired Spectrum Plastics Group which is a strategic complement to our healthcare portfolio and fully aligned with our strategic objective of delivering innovative specialized materials and solutions into attractive end markets with long-term secular growth trends.

The CD&A reviews the objectives and elements of our executive compensation program, its alignment with performance and the 2023 compensation decisions regarding our NEOs.

Named Executive Officers

Our 2023 NEOs are listed in the table below:

Named Executive Officer	Title

Edward D. Breen	Executive Chairman and Chief Executive Officer

Lori D. Koch	Executive Vice President and Chief Financial Officer

Erik T. Hoover	Senior Vice President, General Counsel

Jon Kemp	President, Electronics & Industrial

Leland Weaver	President, Water & Protection

Raj Ratnakar(a)	Former Senior Vice President, Chief Strategy Officer

(a)	Mr. Ratnakar left the Company on September 30, 2023.

Our executive compensation programs use a balanced portfolio of measures to drive short and long-term objectives aligned with the Company strategy and stockholder interests. The People and Compensation Committee, or, for purposes of this CD&A and the related Compensation Tables and Narratives, the “Committee,” annually reviews our executive compensation programs and makes decisions or changes as appropriate. In making decisions, the Committee considers all relevant factors, including stockholder interests, financial goals, business performance, strategic priorities and market practices. The Committee’s decisions are also informed by input from stockholders, its independent compensation consultant and management.

The following are principal considerations that shaped the Committee’s overall perspective concerning pay decisions in 2023:

•

At the outset of 2023 we anticipated the continuation of challenging market conditions and there was significant uncertainty as to the timing of a market recovery. As a result, the Committee altered incentive programs providing flexibility to respond to changing market conditions and decided to maintain all NEO compensation at current levels.

•

At the 2023 annual meeting of stockholders, approximately 80% of shares voted were in support of the compensation provided to our NEOs. Although the vote is advisory and non-binding on the Board, the Committee pays careful attention to the results of the vote in evaluating our executive compensation program and believes that regular engagement with stockholders helps it continuously refine and improve our program. During 2023, we proactively engaged with stockholders regarding our executive compensation practices.

38

Compensation Discussion & Analysis

Listed below are highlights of the compensation actions taken by the Committee:

CEO Actions

•	For 2023, no changes were made to Mr. Breen’s target compensation. Additionally, the Board has determined that Mr. Breen’s 2024 target compensation will be held at 2023 levels.

•

On December 31, 2023, Mr. Breen became entitled to the second, and final, retention payment established pursuant to the terms of his prior employment agreement, which was put in place in 2020 in connection with his resumption of CEO duties and in substitution for a retention benefit that otherwise would have been payable to him on December 31, 2020. Our Board believes that Mr. Breen’s leadership of the Company brings significant value to stockholders and that the retention benefit was necessary and appropriate to secure his continued leadership of the Company from 2020 through 2023, a period of significant transition and uncertainty for the Company. In light of applicable SEC rules, the two respective payments are reflected in the Summary Compensation Table for only two of those years, 2022 and 2023, the respective years of actual payment.

•

Effective January 1, 2024, Mr. Breen’s employment transitioned to an at-will basis and he is entitled to no cash severance payments upon his eventual termination from service. Moreover, Mr. Breen is no longer entitled to any special one-time compensation payments, and as explained elsewhere in this proxy statement, the Committee has determined that no special one-time awards will be granted to Mr. Breen in the future.

•	For a description of the current letter agreement and the terms of Mr. Breen’s prior employment agreement, see “E. Breen Employment Agreement” under “Executive Compensation” below.

STIP

•

Taking into consideration that business conditions were expected to remain volatile and uncertain through 2023, the Committee decided to utilize quarterly measurement periods to set targets and measure results for Corporate and Segment metrics. The Committee believed this would be the most appropriate approach to respond to changing market conditions throughout 2023, while maintaining a formulaic design. The Committee followed a rigorous process to establish quarterly targets for 2023 to ensure alignment to external commitments and expectations.

•

As in prior years, Corporate Adjusted EPS, Segment Organic Revenue, Segment Operating EBITDA, and Segment Adjusted Free Cash Flow remained performance metrics. STIP payouts for the Business Segment Presidents continued to vary based on the performance of their respective individual Business Segments while Corporate aligned NEOs performance was determined based on the weighted average of the Business Segments metrics.

•

A Sustainability Modifier remained part of the STIP design to ensure continued focus on progress toward our 2030 Sustainability Goals. Based on a holistic review of the 2023 performance, the Committee determined that overall progress was generally consistent with expectations and no modifier was applied.

•

Overall STIP payout results for 2023 were meaningfully below target based on business performance. The results were largely due to significant volume pressure associated with channel inventory destocking and continued economic softness in China. STIP payouts for the Business Segment Presidents varied based on the performance of their respective individual Business Segments.

•

The Committee approved annual payout factors of 36.2% (Electronics & Industrial), 53.8% (Water & Protection), and 45.0% (Corporate Aligned) based on the aggregate quarterly Corporate and Segment performance results, review of annual progress against Sustainability goals, and, at the request of management, applying a 1.8% reduction under the reallocation feature to provide additional funding for top performers.

LTI

•

The 2023 LTI program for executives remained majority aligned to performance. Awards were delivered through a mix of PSUs (weighted at 60%) and RSUs (weighted at 40%). The Committee delayed the grant of long-term incentive awards in 2023 to allow more time to set targets for the PSUs.

•	Adjusted ROIC and Adjusted Corporate Net Income remained the primary PSU metrics. The PSU design also continued to include a Relative TSR modifier based on the performance relative to the S&P 500.

•

The Committee approved a payout factor of 120.84% for the 2021 PSU which had a three-year performance period that ended December 31, 2023. The 2021 PSU was granted to executive officers and other key leaders as part of their annual LTI award in March 2021.

2024 Proxy Statement	39

Compensation Discussion & Analysis

Program Philosophy and Objectives

Our executive compensation philosophy and practices reflect a commitment to paying for performance — both short-term and long-term. Our executive compensation programs are designed to attract, retain, motivate and reward talented and experienced executives to successfully manage the business, execute our strategy and drive stockholder value.

Within this philosophy, the key objectives are to:

–	Establish a strong link between pay and performance.

–	Align the financial interest of executives with stockholders, particularly over the longer term.

–	Reinforce business strategies and drive sustained stockholder value.

Executive Compensation Governance Practices

Compensation of our executive officers, including the NEOs, is overseen by the Committee (or, in the case of Mr. Breen, by the Committee and the independent members of the Board). The Board and the Committee were assisted in performance of their oversight duties by an independent compensation consultant.

The following table summarizes key governance elements related to the executive compensation programs in which the executive officers participate:

What We Do	What We Don’t Do

Maintain a pay mix that is heavily performance-based	Provide single-trigger change in control agreements or excise tax gross ups
Actively engage with stockholders	Grant options below market value, extend original option term, reprice, reload or exchange underwater options without stockholder approval
Align executive compensation outcomes with Company and individual performance
Annually assess peer group composition and competitive compensation practices	Permit hedging or pledging of the Company’s securities
Liberal share counting
Seek annual stockholder advisory approval of executive compensation
Maintain strong stock ownership requirements of six times base salary for the CEO and three times base salary for the other executive officers	Guaranteed annual salary increases or bonuses
Provide minimum payouts under the LTI Plan
Conduct an annual executive talent review and discussion on succession planning	Provide uncapped short-and long-term incentive payouts
Excessive perks
Maintain a robust compensation clawback policy covering both cash and equity

Review executive compensation statements (“tally sheets”)

Conduct annual compensation risk assessments

40

Compensation Discussion & Analysis

Response to 2023 Say on Pay Result

We conduct an annual “say on pay” vote to approve executive compensation. At the 2023 annual meeting of stockholders, approximately 80% of shares voted were in support of the compensation provided to our NEOs. Although the vote is advisory and non-binding on the Board, the Committee pays careful attention to the results of the vote in evaluating our executive compensation program, including for 2023 executive compensation, and believes that regular engagement with stockholders helps it continuously refine and improve our program.

In keeping with the Company’s long history of robust and transparent stockholder engagement, following the 2023 annual meeting the management team, along with our Lead Director (a member of the Committee), engaged in proactive outreach efforts to discuss our executive compensation program with stockholders. The outreach targeted approximately 40% of our outstanding shares, including our top ten stockholders.

Stockholders who met with us generally expressed satisfaction with our executive compensation program. One particular concern voiced by some stockholders related to the special retention payments made to Mr. Breen based on his continued service through the end of 2022 and 2023, respectively. The Committee understands those concerns but believes that those payments—which were approved in 2020 in connection with Mr. Breen’s resumption of CEO duties and in substitution for an earlier retention benefit that otherwise would have been payable at the end of 2020—were necessary and appropriate in light of the need to ensure the continued availability of Mr. Breen’s stewardship during a period of significant transition and uncertainty.

The Committee nevertheless recognizes that the use of special one-time executive compensation awards should be limited to exceptional business circumstances. Accordingly, consistent with stockholder feedback and its own views on compensation best practices, the Committee has determined that no additional special one-time awards will be granted to Mr. Breen.

Moreover, as previously disclosed, on February 6, 2023, Mr. Breen and the Company entered into an employment letter agreement whereby, since January 1, 2024, he is employed on an at-will basis without entitlement to cash severance payments upon his eventual termination of service.

The Committee believes that the Company’s executive compensation program is appropriately tailored to support the Company’s goals and effectively aligns the interests of executives with our long-term goals. To ensure that remains the case, the Company remains committed to soliciting, hearing and responding to stockholder views and concerns about its executive compensation program, and the Committee welcomes and encourages feedback from all stockholders in that regard.

2024 Proxy Statement	41

Compensation Discussion & Analysis

Components of Executive Compensation and Benefits

Consistent with our overall executive compensation philosophy, our compensation programs are primarily performance-based. The following chart summarizes the principal components of our executive compensation program and the drivers of each element.

Pay Component	Role	Determination Factors

Salary	Fixed cash compensation that provides a reliable source of income.	• Competitive positioning against benchmark data for similar roles, individual performance, experience, and potential.

Short-Term Incentive Program	Cash incentive compensation that ties to annual achievement of financial and operational goals as well as individual performance. Range: 0%—200%	Annual Achievement
• Corporate Adjusted EPS (50%) • Segment Organic Revenue (20%) • Segment Operating EBITDA (15%) • Segment Adjusted Free Cash Flow (15%) • Sustainability (Modifier)

Long-Term Incentives

A combination of vehicles delivering long-term equity-based compensation that enhances retention, increases stock ownership and aligns interests of executives and stockholders.

Performance Share Units (60%)

Rewards executives for achieving multi-year financial priorities.

Granted at the beginning of a three-year performance period with units earned based on performance achievement over the three-year period.

Three-year performance period
• Adjusted ROIC (50%) • Adjusted Corporate Net Income (50%) • Relative TSR (Modifier)

Range: 0%—200%

Restricted Stock Units (40%)	Supports executive retention and stock ownership.	Three-year incremental vesting
• Stock price

Benefits and Perquisites

Minimal perquisites are provided where reasonable to attract key executive talent.

Competitive benefit programs offered to support the health and well-being of employees and their families. Executives are offered the same programs as other salaried employees.

• Competitive market practice for similar roles.

42

Compensation Discussion & Analysis

2023 NEO Target Total Direct Compensation Summary

At the beginning of 2023, the Committee evaluated target total direct compensation – consisting of base salary, target short-term incentive opportunity and target long-term incentive award value for each NEO. As part of this annual evaluation, the Committee considered the NEO’s scope of responsibility, experience, performance, results and potential. The Committee also considered the need to retain talent, business conditions, and the competitive compensation levels for comparable positions benchmarked against the Company’s peer group and general industry information. In anticipation of a challenging year, NEOs did not receive any compensation increases in 2023.

Name	2023 Base Salary ($)	2023 Target Short-Term Incentive ($)	2023 Target Long-Term Incentive ($)	Target Total Direct Compensation ($)

Edward D. Breen	1,000,000	1,500,000	12,500,000	15,000,000

Lori D. Koch	750,000	750,000	3,000,000	4,500,000

Erik T. Hoover	625,000	625,000	1,500,000	2,750,000

Jon Kemp	650,000	650,000	1,750,000	3,050,000

Leland Weaver	550,000	550,000	1,500,000	2,600,000

Raj Ratnakar	600,000	600,000	1,250,000	2,450,000

2023 Target Compensation for CEO

2023 Average Target Compensation for Other Active NEOs

2024 Proxy Statement	43

Compensation Discussion & Analysis

2023 Executive Compensation Decisions

Base Salary

The Committee annually reviews the base salaries of our NEOs to determine if any adjustment is warranted. Salaries are adjusted if the Committee believes there is a need after a review of benchmarking data for similar roles, individual performance, and competitive positioning. No NEO received a base salary increase in 2023.

2023 base salaries for the NEOs are shown in the table below.

Name	2023 Base Salary(a) ($)

Edward D. Breen	1,000,000

Lori D. Koch	750,000

Erik T. Hoover	625,000

Jon Kemp	650,000

Leland Weaver	550,000

Raj Ratnakar	600,000

(a)	Reflects base salary as of December 31, 2023 or, in the case of Mr. Ratnakar, as of September 30, 2023 when he left the Company.

Short-Term Incentive Compensation

The STIP is designed to reward executives for the achievement of annual financial and operational performance goals and is a key component of our overall compensation program. Each year the Committee reviews the target short-term incentive award opportunities (which are expressed as a percentage of annual base salary) for NEOs as part of its annual executive compensation review. No NEO received a target increase in 2023.

Short-term incentive opportunities for the NEOs as of December 31, 2023 are shown in the table below.

Name	2023 Target STIP (%)	2023 Target STIP ($)

Edward D. Breen	150%	1,500,000

Lori D. Koch	100%	750,000

Erik T. Hoover	100%	625,000

Jon Kemp	100%	650,000

Leland Weaver	100%	550,000

Raj Ratnakar	100%	448,767	(a)

(a)

Under the Senior Executive Severance Plan, and is connection with his departure, Mr. Ratnakar was entitled to a prorated STIP for 2023 based on the greater of actual or target performance for time employed in 2023. Value reflects prorated target.

44

Compensation Discussion & Analysis

Design and Metrics

The 2023 STIP design was approved by the Committee in February 2023. The design continues to balance rewards between Company and Business Segment priorities with equal weighting for Corporate and total Business Segment metrics as described below.

	Metric	Weighting

Corporate	Corporate Adjusted EPS	50%

	Segment Organic Revenue	20%

Business Segment	Segment Operating EBITDA	15%

	Segment Adjusted Free Cash Flow	15%

Business Segment performance remains a key part of the overall design for Business Segment Presidents to align short-term incentives with the results of their respective businesses. Business Segment performance for Corporate Aligned NEOs is calculated based on the weighted average of the total Business Segment metric results for Electronics & Industrial and Water & Protection.

As noted above, taking into consideration that business conditions were expected to remain volatile and uncertain through 2023, the Committee decided to utilize quarterly measurement periods, each with equal weighting, to set targets and measure results for Corporate and Business Segment metrics. The Committee believed this would be the most appropriate approach to respond to changing market conditions throughout 2023, while maintaining a formulaic approach to determining performance results. After approval of the 2023 STIP design and Q1 targets in February 2023, the Committee followed a rigorous process to establish remaining quarter targets before the start of each quarter, maintaining alignment to external commitments and expectations. The Committee also reviewed the alignment of payout opportunities and strong financial results at threshold, target, and maximum performance goal levels for each measure.

Based on performance, quarterly payout percentages can be 0% for below threshold performance or can range from 50% for performance at threshold, to 200% for maximum performance. Threshold was considered the level of performance that warranted the minimum payout, and the maximum defined the level of performance considered exceptional. Payout of awards remained annual based on the aggregate quarterly performance results together with the Sustainability Modifier as described below. The maximum payout was capped at 200%.

Sustainability:

The Sustainability Modifier remained part of the STIP design to ensure continued focus on progress toward our 2030 Sustainability Goals. The Sustainability Modifier maintained alignment to annual progress expectations and achievement as described in further detail under “Sustainability Modifier”.

Reallocation:

The Committee maintained the ability to reduce payout factors in order to provide funding for increased awards to top performers throughout the Company through a reallocation feature.

Key Metrics For use in determining the 2023 STIP targets and results. 2023 Q3 results excluded the impact of Spectrum Plastic Group which was acquired August 1, 2023:

Corporate Adjusted EPS*

Earnings per common share from continuing operations-diluted, excluding the after-tax impact of significant items, after-tax impact of amortization expense of intangibles and the after-tax impact of non-operating pension / OPEB benefits / charges and future reimbursable indirect costs.

Segment Organic Revenue* Net sales excluding Corporate, adjusted for the change in currency from 2023 budget forecast and the change in portfolio from 2023 budget forecast.

Segment Operating EBITDA*

Earnings (“Income (loss) from continuing operations before income taxes”) before interest, depreciation, amortization, non-operating pension/OPEB benefits/charges and foreign exchange gains/losses, excluding Future Reimbursable Indirect Costs, and adjusted for significant items.

Segment Adjusted Free Cash Flow*

Cash provided by/(used for) operating activities from continuing operations less capital expenditures, excluding the impact of cash inflows/outflows that are unusual in nature and/or infrequent in occurrence that neither relate to the ordinary course of our business nor reflect our underlying business liquidity and adjusted to exclude the results of our Corporate & Other.

* See Appendix A for further information, including a reconciliation of non-GAAP measures to the most directly comparable U.S. GAAP financial measures.

2024 Proxy Statement	45

Compensation Discussion & Analysis

Final Payout Factors

The Committee approved annual payout factors after year end based on the aggregate quarterly Corporate and Segment performance results, and review of annual progress against Sustainability goals. The Committee reduced payout factors by 1.8% under the reallocation feature.

The table below reflects the Final Payout Factors approved by the Committee:

Final Payout Factors

Electronics & Industrial	36.2%

Water & Protection	53.8%

Corporate Aligned	45.0%

Performance Results

The Corporate and Business Segment metric performance results were determined based on the targets and results as reflected below.

Corporate

Metric / Weighting		Q1		Q2		Q3		Q4
		Target	Actual	Target	Actual	Target	Actual	Target	Actual
Corporate Adjusted EPS(a)	50%	1.02	0.87	0.96	0.85	1.01	0.94	1.07	0.82

(a)	Threshold and Max are set at 85% and 115% respectively. Values expressed in U.S. Dollars.

Business Segment

	Metric / Weighting		Q1		Q2		Q3		Q4
			Target	Actual	Target	Actual	Target	Actual	Target	Actual

Electronics & Industrial	Segment Organic Revenue(b)	20%	1,445	1,287	1,375	1,310	1,440	1,297	1,591	1,369
	Segment Operating EBITDA(c)	15%	481	345	423	339	435	362	494	353
	Segment Adjusted Free Cash Flow(d)	15%	340	141	360	178	330	334	413	286

Water & Protection	Segment Organic Revenue(b)	20%	1,570	1,454	1,550	1,490	1,570	1,419	1,568	1,291
	Segment Operating EBITDA(c)	15%	392	339	365	362	400	357	399	298
	Segment Adjusted Free Cash Flow(d)	15%	80	142	275	220	300	302	393	251

(b)	Threshold and Max are set at 90% and 110% respectively. Values expressed in Millions of U.S. Dollars.
(c)	Threshold and Max are set at 80% and 115% respectively. Values expressed in Millions of U.S. Dollars.
(d)	Threshold and Max are set at 80% and 120% respectively. Values expressed in Millions of U.S. Dollars.

See Appendix A for further information, including a reconciliation of non-GAAP measures to the most directly comparable U.S. GAAP financial measures.

The table below reflects the quarterly payout percentages based on the results above.

	Metric / Weighting	Q1	Q2	Q3(b)	Q4	Total Payout	Final Payout Factor(c)

Electronics & Industrial	Corporate Adjusted EPS	25.5%	30.9%	38.1%	0.0%
	Segment Organic Revenue	0.0%	15.3%	10.0%	0.0%
	Segment Operating EBITDA	0.0%	7.5%	8.7%	0.0%
	Segment Adjusted Free Cash Flow	0.0%	0.0%	15.9%	0.0%
	Quarterly Result	25.5%	53.7%	72.8%	0.0%
	25% Weighted Result	6.4%	13.4%	18.2%	0.0%	38.0%	36.2%

Water & Protection	Corporate Adjusted EPS	25.5%	30.9%	38.1%	0.0%
	Segment Organic Revenue	12.6%	16.1%	10.4%	0.0%
	Segment Operating EBITDA	9.9%	14.7%	11.0%	0.0%
	Segment Adjusted Free Cash Flow	30.0%	7.5%	15.6%	0.0%
	Quarterly Result	78.0%	69.2%	75.0%	0.0%
	25% Weighted Result	19.5%	17.3%	18.8%	0.0%	55.6%	53.8%

Corporate Aligned(a)	Corporate Adjusted EPS	25.5%	30.9%	38.1%	0.0%
	Segment Weighted Average	26.3%	30.5%	35.8%	0.0%
	Quarterly Result	51.8%	61.4%	73.9%	0.0%
	25% Weighted Result	12.9%	15.4%	18.5%	0.0%	46.8%	45.0%

(a)

Business Segment results for Corporate Aligned calculated as the weighted average of the total Business Segment metric results for each quarter. Weighted average determined using 2022 year-end revenue (50% E&I and 50% W&P).

(b)	Results exclude Spectrum Plastic group which was acquired August 1, 2023.
(c)	Final Payout Factor takes into account the 1.8% reduction approved by the Committee to fund payouts for top performers under the reallocation feature.

46

Compensation Discussion & Analysis

Sustainability Modifier

The Committee believes that linking incentive compensation to our Sustainability journey demonstrates our strong commitment toward advancing our goals. Extraordinary progress in a target focus area could result in up to a 10% increase to incentive payouts while limited progress in these areas could result in up to a 10% decrease in incentive payouts. The Committee would not apply a modifier if expected progress was achieved.

For 2023, the Company established enterprise-wide goals aligned to three Sustainability pillars. While the Company is committed to progress against all goals in the Sustainability pillars, the 2023 Sustainability Modifier focused on delivering against specific goals within each pillar. The chart below provides a summary of 2023 objectives and progress:

Pillar	2023 Objective	2023 Progress
Innovate Now Create sustainable innovations to help society thrive and address its most pressing challenges.	Delivering Solutions for Global Challenges: • Advance key sustainable innovation programs. • Advance sustainable innovation growth strategies.	• Delivered 18 commercially significant sustainable innovation programs. • Developed clearly defined sustainable innovation growth strategies for each line of business.
Protect Now Operate sustainably by delivering world-class, end-to-end performance in safety, resource efficiency and environmental protection.	Acting on Climate: • Refine and execute climate strategy for 2023-2025. • Define climate strategy for 2025-2030.

•   Delivered on W&P Styrofoam 2023 Green House Gas reductions by completing 2023 project milestones for blowing agent conversions.

•   All businesses defined opportunities and risks associated with climate change and submitted results to the Carbon Disclosure Project (“CDP”).

•   Scope 1, 2, & 3 Green House Gas targets were validated by a third-party and publicly released.

Empower Now Enable the health and well-being of people and communities and advance diversity, equity and inclusion.	Fostering Diversity, Equity, and Inclusion: • Improve gender and racial/ethnic representation at the senior leadership level. • Advance culture of inclusion across the Company.

•   Maintained or improved leadership representation (gender and US racial/ethnic) compared to Year-Over-Year statistics and benchmarks for our industries.

•   Improved DEI dimension score on 2023 employee engagement survey.

Before approving the annual STIP payouts, the Committee reviewed score cards detailing qualitative and quantitative actions showing progress for each of the identified focus areas. Based on this holistic review, the Committee determined that overall progress was generally consistent with expectations and no modifier was applied.

The Sustainability Modifier will be maintained in the 2024 STIP design. The 2024 Sustainability Modifier objectives will build on the progress made and maintain consistent emphasis on the Innovate, Protect, and Empower pillars.

2024 Proxy Statement	47

Compensation Discussion & Analysis

Individual Performance Factor

As in prior years, an individual performance factor ranging from 0% to 150% was maintained in the STIP design to allow the Committee to modify an executive’s award to reflect personal performance and contributions to the Company’s success. All awards are capped at a maximum payout of 200% of target.

The final payout factors were applied to 2023 STIP awards for NEOs as reflected below.

Name	Year End Base Salary ($)	STIP Target Percent	STIP Target Amount ($)	Payout Factor	Individual Performance Factor	Total STIP Payout Amount ($)

Edward D. Breen	1,000,000	150%	1,500,000	45.0%	100%	675,000

Lori D. Koch	750,000	100%	750,000	45.0%	100%	337,500

Erik T. Hoover	625,000	100%	625,000	45.0%	100%	281,250

Jon Kemp	650,000	100%	650,000	36.2%	100%	235,300

Leland Weaver	550,000	100%	550,000	53.8%	100%	295,900

Raj Ratnakar	—	—	448,767	— (a)	—	448,767

(a)

As noted above, in connection with his departure under the Senior Executive Severance Plan, Mr. Ratnakar was entitled to a prorated STIP for 2023 based on the greater of actual or target performance for time employed in 2023. Value reflects prorated target value.

48

Compensation Discussion & Analysis

Long-Term Incentive Compensation

The Committee views long-term compensation as a critical executive compensation program element that emphasizes long-term performance, enhances retention and aligns executives’ interests with those of stockholders. Long-term incentives represent a sizable portion of an executives’ overall compensation package. In determining the annual LTI award opportunities for executive officers, the Committee reviews each executive officer’s scope of responsibility, market competitiveness, performance, impact on results and expected future contributions to the business.

Performance based awards formed a majority of the 2023 LTI award for each executive officer with 60% of the grant value awarded as PSUs, and 40% as RSUs. Beginning in 2023, the Committee decided to remove Stock Options and replace the percentage previously delivered in the form of Stock Options with RSUs which have a greater retention impact during negative market conditions.

No NEO received an increase in Total Target Grant Value in 2023.

The table below details the 2023 LTI awards to NEOs.

Name	RSU Grant Value ($)(a)	PSU Grant Value ($)(a)(b)	Total Target Grant Value ($)(a)

Edward D. Breen	5,000,000	7,500,000	12,500,000

Lori D. Koch	1,200,000	1,800,000	3,000,000

Erik T. Hoover	600,000	900,000	1,500,000

Jon Kemp	700,000	1,050,000	1,750,000

Leland Weaver	600,000	900,000	1,500,000

Raj Ratnakar	500,000	750,000	1,250,000

(a)	Actual values shown in the Grants of Plan Based Awards table will vary slightly from the amount shown above as we only issue awards in whole shares.
(b)	Actual values shown in the Grants of Plan Based Awards table will vary due to the fair market value being calculated using a Monte Carlo simulation value.

Key Metrics The following definitions apply to both the 2021 and 2023 PSU Awards. For an explanation of adjustments due to Significant Items, see “Adjustments” below:

Adjusted Corporate Net Income*

Net (loss) income from continuing operations available for DuPont common stockholders excluding after-tax significant items, after-tax impact of amortization expense associated with intangibles** and the after-tax impact of non-operating pension/other post-employment benefits/(“OPEB”)/charges and the after-tax impact of future reimbursable indirect costs. The Biomaterials, Clean Technologies and Solamet businesses are excluded from the 2021 PSU Award results.

See “2021 PSU Award Results”.

Adjusted ROIC***

Adjusted Net Operating Profit After Tax (“NOPAT”), (defined as Income from continuing operations after taxes, excluding after-tax significant items, after-tax amortization expense and after-tax interest expense and amortization of debt discount and after-tax Future reimbursable indirect costs)/(Debt + Equity – Goodwill – Intangibles – Restricted Cash). The Biomaterials, Clean Technologies and Solamet businesses are excluded from the 2021 PSU Award results.

Total Shareholder Return (TSR)

Total return on a company’s common stock to an investor defined as the adjusted close price at the end of the performance period divided by the adjusted close price at the beginning of the performance period. Adjusted close price incorporates re-invested dividends, stock splits and new offerings. Beginning close price is based on average closing price over 20 trading days immediately prior to the first day of the performance period. Ending close price is based on average closing price over the last 20 trading days of the performance period.

*  See Appendix A for further information, including a reconciliation of non-GAAP measures to the most directly comparable U.S. GAAP financial measures

**  The 2021 award only included intangibles acquired as part of the DWDP merger until such time as the definition was amended in 2022, see “Adjustments.”

*** Return on Invested Capital (ROIC) is not a defined GAAP measure and therefore Adjusted ROIC is excluded from Appendix A. ROIC and Adjusted ROIC should not be considered a substitute for other measures prepared in accordance with GAAP and may not be comparable to similarly titled measures used by other companies.

2024 Proxy Statement	49

Compensation Discussion & Analysis

2023 PSU Awards

PSU awards are designed to align executive compensation and decision making with Company performance over the long term. The 2023 PSU metrics remain the same as in the three prior years. The 2023 PSUs are earned and vest based on the achievement of Adjusted ROIC and Adjusted Corporate Net Income goals, weighted equally at 50%. Relative TSR is used as a modifier to increase or reduce the award by up to 25% and promote alignment with stockholder interests. Relative TSR is measured at the end of the three-year period against the S&P 500.

Performance Metrics	Weighting	Measurement	Period

Adjusted ROIC	50%	• Average over period	January 1, 2023 – December 31, 2025

Adjusted Corporate Net Income	50%	• Performance is measured in three discrete periods.	January 1, 2023 – December 31, 2023 January 1, 2024 – December 31, 2024 January 1, 2025 – December 31, 2025

•  A target growth rate for each year is established at the start of the three-year performance period. Targets for the 2nd and 3rd periods are determined using the prior period actual performance and the established growth rate.

Relative TSR	Modifier	• Point-to-point against S&P 500	January 1, 2023 – December 31, 2025

Relative TSR Ranking	Applied Modifier

<25 percentile against S&P 500	0.75

25-75 percentiles against S&P 500	1.00

>75 percentile against S&P 500	1.25

The initial payout range of the PSUs is 0% to 200% depending on achievement versus Adjusted ROIC and Adjusted Corporate Net Income. The payout is then subject to a modification based on Relative TSR. The maximum payout is capped at 200%.

We believe that disclosing specific targets while the applicable performance period is ongoing could cause competitive harm. Performance targets will be disclosed once the applicable performance periods have ended as part of our discussion and analysis on awards earned by the NEOs.

2021 PSU Award Performance Results

In March 2021, we issued the 2021 PSU award. The 2021 PSU award included performance goals based on Adjusted ROIC and Adjusted Corporate Net Income, each weighted at 50%, as well as a Relative TSR modifier based on Company TSR performance relative to the S&P 500. Performance under the 2021 PSU award is assessed over a three-year period which ended on December 31, 2023. Targets for the 2021 PSU were originally approved in March 2021, subject to potential adjustment for events, such as M&A activity, which may impact performance in a manner inconsistent with the intended application of the performance metrics.

After a review of the results and adjustments detailed below, the Committee approved the following payout factor for the 2021 PSU award:

Adjusted ROIC	Adjusted Corporate Net Income	TSR	Payout Factor
65.18%	55.66%	1	120.84%

50

Compensation Discussion & Analysis

Adjustments

As part of our on-going strategy to optimize our portfolio of businesses, we completed several significant acquisitions and divestitures since the performance targets for the 2021 PSU award were originally approved, including the acquisition of Laird Performance Materials, the M&M Divestitures, and the acquisition of Spectrum. In addition, following the announcement of the M&M Divestitures, the financial results of the related businesses were reclassified as discontinued operations for all periods presented in our financial statements (the “M&M Reclassification”). These portfolio actions and the related impact on our financial results from continuing operations have had a material impact on our ability to fairly assess performance relative to the original performance goals for the 2021

PSU award.

The Committee reviewed the impact of events at the end of the performance period to determine if adjustments were needed to appropriately align results to performance. The Committee practices a disciplined approach to adjustments including removal of both positive and negative impacts of events aimed at neutralizing the effect on performance results. After careful consideration, the Committee approved the adjustments described below over the course of the performance period.

The approved Adjusted ROIC target was to be measured as the average ROIC over the three-year performance period. The three-year performance period was bifurcated into two discrete periods, as a result of the M&M Reclassification in 2022. Period 1 covered the year 2021 and was weighted at 16.67% while period 2 covered 2022 through 2023 and was weighted at 33.33%. Although we adjusted the performance period, we retained the original 100 bps annual improvement goal. Adjustments to the target basis for each period are described below.

–	2021: Restated end of 2020 Adjusted ROIC remained the basis for the target. No adjustment to result.

–

2022-2023: Target was established using restated end of 2021 Adjusted ROIC which excluded the M&M Divestitures. The performance result excluded the impact of excess cash associated with the M&M Divestiture and our 19.9% non-controlling equity interest and note receivable related to the Delrin® Divestiture.

The approved Adjusted Corporate Net Income targets were to be measured in three discrete periods with the final payout percentage calculated as the average of the annual payout percentages. The approved target performance for year 1 was based on projected performance with targets for years 2 and 3 to be determined by applying a pre-established growth rate of 7% to prior year actual performance. There was no change to the approved discrete periods or pre-established growth rate of 7%. Adjustments to the target basis and results for each period are described below.

–	2021: The performance result excluded the performance of Laird Performance Materials which was acquired on July 1, 2021.

–

2022: The metric definition was changed for the 2022 period to exclude all intangible amortization related expense in order to align to an external reporting change with respect to the treatment of intangible amortization expense. The target was established using restated 2021 actual Adjusted Corporate Net Income that excluded the M&M Divestitures and incorporated an adjustment to include the expected full year impact of the acquisition of Laird Performance Materials. The performance result excluded the benefit of the proceeds from the M&M Divestiture.

–	2023: The performance result excluded the performance of Spectrum and our historic Non-Core segment.

Relative TSR was approved as a point-to-point measurement based on the percentile ranking against the S&P 500. There were no adjustments to the measurement of Relative TSR in determination of the modifier results.

2024 Proxy Statement	51

Compensation Discussion & Analysis

The tables below detail the targets and results against each metric used to determine the payout factor inclusive of adjustments described above:

Adjusted ROIC – Final payout equals the average adjusted ROIC over each performance period.

Period	Threshold 50% Payout	Target 100% Payout	Maximum 200% Payout	Result	Payout %	Weighting	Weighted Payout

2021	21.35%	22.10%	23.60%	23.40%	186.67%	16.67%	31.11%

2022-2023	22.58%	23.70%	25.95%	23.75%	102.22%	33.33%	34.07%

				Weighted Payout %			65.18%

Adjusted Corporate Net Income(a) – Final payout average of annual payout percentages.

Period	Threshold 50% Payout	Target 100% Payout	Maximum 200% Payout	Result	Payout %	Average Annual Payout

2021	1,420	1,775	2,130	2,072	183.66%	111.32%
2022	1,419	1,774	2,129	1,661	84.08%
2023	1,422	1,777	2,133	1,537	66.20%

				Weighted Payout %		55.66%

(a)	Threshold, target, maximum, and actual values expressed in millions of U.S. Dollars.

Relative TSR Modifier – Percentile ranking against S&P 500 over the performance period.

Percentile Ranking	Applied Modifier

39	1

See Appendix A for further information, including a reconciliation of non-GAAP measures to the most directly comparable U.S. GAAP financial measures.

The table below shows the target number of units granted in 2021 and the actual number of units earned, excluding dividend equivalent units.

Named Executive Officer	Target PSUs Granted (#)	Payout%	PSUs Earned (#)

Edward D. Breen	90,436	120.84%	109,282

Lori D. Koch	24,665	120.84%	29,805

Erik T. Hoover	9,866	120.84%	11,922

Jon Kemp	22,609	120.84%	27,320

Leland Weaver	10,226	120.84%	12,357

Raj Ratnakar	5,756	120.84%	5,988	(a)

(a)	Per the Terms and Conditions of the award, Mr. Ratnakar was entitled to a prorated award payout. Earned units reflects prorated target.

52

Compensation Discussion & Analysis

Benefits and Perquisites

Benefits

We provide benefits (including retirement benefits) to eligible employees, including the eligible NEOs, through a combination of qualified and non-qualified plans. For details on each of the following retirement plans, see “Benefits” in the “Compensation Tables and Narratives” section of this Proxy Statement.

•	Supplemental Retirement Plans

•	401(k) Plans

•	Supplemental Savings Plans

•	Other Retirement Benefits

Perquisites

We offer perquisites to NEOs that the Committee believes are reasonable, yet competitive, in attracting and retaining the executive team. Perquisites provided to NEOs are regularly reviewed by the Committee as part of their overall review of executive compensation. More information on perquisites can be found in footnote (e) to the All Other Compensation column of the Summary Compensation Table in this Proxy Statement. The following outlines the limited perquisites provided to executives:

•	Financial planning support

•	Personal travel on corporate aircraft and related travel expenses

•	Personal use of company car

We have adopted a policy that requires Committee approval of personal use of corporate aircraft by the CEO in excess of $200,000 per year and by any other NEO in excess of $50,000 per year.

The Compensation Process

The Committee, with the support of an independent compensation consultant and Company management, develops and executes the executive compensation program. The Committee is responsible for recommending for approval by the independent directors the compensation of the CEO, and for approving the compensation of all other NEOs and executive officers. The Committee annually reviews and evaluates the executive compensation program to ensure that the program is aligned with the Company’s compensation philosophy and appropriately rewards performance.

The Committee reviews the following factors to determine executive compensation:

•	Competitive analysis: Median levels of compensation for similar jobs and job levels in the market, considering revenue relative to the peer group.

•	Company performance: Measured against financial metrics and operational targets approved by the Committee.

•	Market landscape: Business climate, economic conditions and other factors.

•	Individual roles: Each executive’s experience, knowledge, skills and personal contributions.

Role of Management

In 2023, the Executive Chairman and CEO made recommendations to the Committee regarding compensation for senior executives (other than himself) after reviewing our overall performance, each executive’s personal contributions and relevant compensation market data from the peer group for similar jobs and job levels.

2024 Proxy Statement	53

Compensation Discussion & Analysis

Role of the Committee

The Committee is responsible for establishing our executive compensation philosophy and for approving NEO compensation, other than for the CEO, and has broad discretion when setting compensation types and amounts for such NEOs. As part of the process, Company management and the Committee also review total compensation scenarios for such NEOs. Additionally, the Committee annually reviews the corporate goals and objectives relevant to the compensation of the CEO. The Committee evaluates the CEO’s performance against his objectives and makes recommendations to the independent directors regarding the compensation level based on that evaluation.

Role of Independent Board Members

The independent members of the Board are responsible for assessing the performance of the CEO based on the recommendation of the Committee. They are also responsible for approving the compensation types and amounts for the CEO.

Role of the Independent Compensation Consultant

The Committee has retained Frederic W. Cook & Co., Inc. (“FW Cook”) as the independent compensation consultant on executive and director compensation matters. FW Cook reported directly to the Committee and did not provide services to us other than those provided to the Committee.

FW Cook’s responsibilities included:

•	Advising the Committee on trends and issues in executive compensation.

•	Reviewing and advising on the constituents of the peer group.

•	Consulting on the competitiveness of the compensation structure and levels of DuPont’s executive officers and non-employee directors.

•	Reviewing and advising on materials provided to the Committee for discussion and approval.

•	Participating in Committee meetings as requested, including executive sessions of the Committee when management is not present, and communicating with the Chair of the Committee between meetings.

FW Cook has multiple safeguards and procedures in place to maintain the independence of the consultants in their executive compensation consulting practice, and the Committee has determined that the compensation consultant’s work has not raised any conflicts of interest. The Committee has considered factors relevant to FW Cook’s independence from management under SEC rules and has determined that FW Cook is independent from management.

Peer Group and Benchmarking

The Committee utilizes a peer group when making compensation decisions for the executive officers. The Committee reviews the peer group annually. During the peer group determination and evaluation process, the following criteria was reviewed:

•	Revenues (1/3 to 3 times our revenues)

•	Market Capitalization (1/3 to 3 times our market capitalization)

•	Industry (Industrials, Specialty Chemicals, Construction and Materials)

•	Global presence

•	Capital Intensity

•	Profit Margin

•	Competitor for talent

54

Compensation Discussion & Analysis

The table below reflects the companies that comprise the peer group that was used for market comparisons, benchmarking and setting executive compensation for 2023.

3M Company	Emerson Electric Co.	Masco Corporation

Air Products and Chemicals, Inc.	Fortive Corporation	Medtronic plc

Celanese Corporation	Honeywell International Inc.	Parker-Hannifin Corporation

Corning Incorporated	Illinois Tool Works Inc.	PPG Industries, Inc.

Danaher Corporation	International Paper Company	Rockwell Automation, Inc.

Dover Corporation	Johnson Controls International plc	The Sherwin-Williams Company

Ecolab Inc.

Other Considerations

Stock Ownership Guidelines

We require our executive officers to accumulate and hold shares of DuPont common stock with a value equal to a specified multiple of base pay.

For purposes of meeting the stock ownership guidelines, direct ownership of shares, unvested RSUs, and stock units owned via qualified and non-qualified employee plans are included in actual ownership totals. Stock Options and PSUs are not included in determining whether an executive has achieved the ownership levels.

Our stock ownership guidelines include a retention ratio requirement. Under the policy, until the required ownership is reached, executives are required to retain 75% of net shares acquired upon any future vesting of stock units or exercise of stock options, after deducting shares used to pay applicable taxes and/or exercise price. The multiples for specific executive levels are shown below. As of December 31, 2023, each NEO either met or exceeded their ownership goal or was within the five-year period allowed to meet the guidelines.

Multiple of Salary	Target	Actual

Executive Chairman and CEO	6x	29	x

Other NEOs average(a)	3x	6x

(a)	Includes only NEOs who were employed on December 31, 2023.

Anti-Hedging and Anti-Pledging Policies

Our directors and officers are prohibited from engaging in hedging transactions (such as prepaid variable forwards, equity swaps, collars and exchange funds) with respect to our securities. They also are prohibited from holding our securities in a margin account or otherwise pledging our securities as collateral for a loan. Employees, other than officers, are generally permitted to, but discouraged from, engaging in transactions designed to hedge or offset market risk.

Clawback Policy

The Company has long maintained a compensation Clawback policy that permits recoupment of certain incentive compensation in the case of employee “Misconduct”, including termination for “cause” and break of confidentiality or noncompete obligations. In June 2023, the Company revised its policy to incorporate new requirements under the NYSE listing standards imposed by the Dodd-Frank Wall Street Reform and Consumer Protection Act and SEC rules. Accordingly, the Company’s Clawback policy as currently in effect implements the new requirements but also preserves the additional ability of the Company to recoup the compensation in the case of Misconduct. The Committee believes that going beyond the minimum requirements ensures that the Company has in place a robust Clawback policy that will enable it to recoup compensation as appropriate in all applicable circumstances.

2024 Proxy Statement	55

Compensation Discussion & Analysis

Compensation and Risk Management

The Committee periodically reviews our compensation policies and practices and has determined that the incentive compensation programs do not create risks that are reasonably likely to have a material adverse effect on us. In conducting the review in 2023, the Committee reviewed an inventory of Company incentive compensation plans and policies. The evaluation covered a wide range of practices, including: the balanced mix between pay elements, the balanced mix between short-term and long-term programs, caps on incentive payouts, governance controls in place to establish, review and approve goals, use of multiple performance measures, discretion on individual awards, use of stock ownership guidelines, provisions in severance/change in control policies, use of a clawback policy, and Committee oversight of compensation programs.

Tax and Accounting Considerations

In designing and evaluating compensation programs, the Committee considers the tax and accounting implications of its decisions among other factors. For instance, Section 162(m) of the IRC generally limits to $1 million the annual federal income tax deduction that the Company may claim in respect to certain current and former employees. While the Committee considers the extent to which compensation is deductible, the Committee focuses primarily on factors that provide incentives for the achievement of business objectives. Accordingly, the Committee retains the flexibility and discretion to structure compensation appropriate, whether or not deductible. Likewise, the Committee may consider the impact of accounting rules, including the way in which compensation is expensed, but the Committee retains the flexibility and discretion to structure compensation appropriately without regard to its accounting treatment.

Committee Interlocks and Insider Participation

The members of the People and Compensation Committee for 2023 were Frederick M. Lowery (Chair), Alexander M. Cutler, Kristina M. Johnson, Raymond J. Milchovich, and Deanna M. Mulligan. None of the members of the People and Compensation Committee were at any time during 2023 an officer or employee of the Company. None of the executive officers of the Company serve as a member of the board of directors or a compensation committee of any entity that has one or more executive officers serving as a member of the Board or People and Compensation Committee.

Committee Report

The People and Compensation Committee of the Board reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) with Company management. Based on this review and discussion, the People and Compensation Committee recommended to the Board that the CD&A be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as incorporated by reference from this Proxy Statement.

The People and Compensation Committee operates pursuant to a charter that is available at www.investors.dupont.com/investors/dupont-investors/corporate-governance.

This report is submitted by the People and Compensation Committee.

Frederick M. Lowery (Chair)

Alexander M. Cutler

Kristina M. Johnson

Deanna M. Mulligan

56

Executive Compensation

Compensation Tables and Narratives

Summary Compensation Table

The following table summarizes the compensation of the NEOs for the fiscal years ended December 31, 2023 and, to the extent the individuals were NEOs in respect of such earlier years, the fiscal years ended December 31, 2022 and December 31, 2021.

Name and Principal Position	Year	Salary ($)	Bonus ($)(a)	Stock Awards ($)(b)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(c)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)(d)	All Other Compensation ($)(e)	Total ($)

Edward D. Breen	2023	1,000,000	5,000,000	12,830,188	—	675,000	—	349,783	19,854,971

Chief Executive Officer	2022	1,000,000	10,000,000	10,652,681	2,500,006	958,500	—	473,110	25,584,297

	2021	1,000,000	—	9,274,863	2,200,006	2,269,500	—	362,617	15,106,986

Lori D. Koch	2023	750,000	—	3,079,297	—	337,500	3,606	130,016	4,300,419

Chief Financial Officer	2022	741,667	—	2,556,721	600,001	479,250	—	162,069	4,539,708

	2021	700,000	—	2,529,585	600,000	1,059,100	—	148,389	5,037,074

Erik T. Hoover	2023	625,000	—	1,539,714	—	281,250	—	97,585	2,543,549

Senior Vice President, General Counsel	2022	616,667	—	1,278,439	300,009	459,281	—	165,637	2,820,033
	2021	566,667	—	1,011,848	240,010	1,130,968	—	95,062	3,044,555

Jon Kemp	2023	650,000	—	1,796,278	—	235,300	18,328	109,945	2,809,851

President, Electronics and Industrial	2022	641,667	—	1,491,419	350,011	466,050	—	153,488	3,102,635
	2021	600,000	—	4,318,817	550,002	958,200	—	101,300	6,528,319

Leland Weaver	2023	550,000	—	1,539,714	—	295,900	1,943	95,009	2,482,566

President, Water and Protection	2022	550,000	—	1,278,439	300,009	396,880	—	116,432	2,641,760

Raj Ratnakar	2023	448,269	—	1,283,083	—	448,767	—	1,885,006	4,065,125

Former Senior Vice President Chief Strategy Officer

Totals in the above table might not equal the summation of the columns due to rounding amounts to the nearest dollar.

(a)

Bonus amount for 2023 for Mr. Breen reflects the retention payment that became payable December 31, 2023 pursuant to the terms of his employment agreement. See “E Breen Employment Agreement” below. Mr. Breen is not entitled to any future special one-time payments.

(b)

Amounts represent the aggregate grant date fair value of awards in the year of grant in accordance with the same standard applied for financial accounting purposes, FASB ASC Topic 718. Value of the Performance Share program, shown at Target, if valued assuming a maximum payout, the value of the awards would be: Mr. Breen, $15,660,353; Ms. Koch, $3,758,522; Mr. Hoover, $1,879,328; Mr. Kemp, $2,192,460; Mr. Weaver, $1,879,328; and Mr. Ratnakar, $1,566,062. A discussion of the assumptions used in calculating these values can be found in Note 20 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

2024 Proxy Statement	57

Executive Compensation

(c)	Individual Short-Term Incentive Compensation results are detailed in the Short-Term Incentive Compensation section of the CD&A and reflect income paid in 2024 for actual performance achieved in 2023.
(d)

Messrs. Breen, Hoover, and Ratnakar were not participants in the DuPont Pension Restoration Plan. DuPont does not credit participants in the non-qualified plans with above-market earnings; therefore, no such amounts are reflected here.

(e)	All Other Compensation includes: perquisites and other personal benefits; and employer contributions to both qualified and non-qualified defined contribution plans, as applicable.

The following table details these amounts:

Name	Post-Employment Payments ($)		Perquisites and Other Personal Benefits ($)(1)	Contributions to Defined Contribution Plans ($)

Edward D. Breen	—		173,518	176,265

Lori D. Koch	—		19,384	110,633

Erik T. Hoover	—		—	97,585

Jon Kemp	—		9,500	100,445

Leland Weaver	—		9,790	85,219

Raj Ratnakar	1,800,000	(2)	10,000	75,006

(1)	The NEOs received the following perquisites and other personal benefits:

i.	Mr. Breen: Personal use of company aircraft ($173,271) and personal use of company car.
ii.	Ms. Koch: Personal use of company aircraft ($19,384).
iii.	Mr. Kemp: Financial and tax planning.
iv.	Mr. Weaver: Financial and tax planning.
v.	Mr. Ratnakar: Financial and tax planning.

The incremental cost to the Company of personal use of Company aircraft is calculated for the direct operating costs for each personal flight including fuel, landing, catering, handling, aircraft maintenance hourly maintenance service plan charges and crew travel costs and cannot exceed $200,000 in the case of the CEO or $50,000 in the case of any other Executive Officer without approval of the Commitee. Fixed costs, which do not change based upon usage, such as pilot salaries or depreciation of the aircraft or maintenance costs not related to personal travel, are excluded. No NEO is provided a tax reimbursement for personal use of aircraft.

(2)	Mr. Ratnakar’s post-employment payment value reflects his severance as described in “Potential Payments Upon Termination” below.

58

Executive Compensation

Grants of Plan-Based Awards

The following table provides additional information about plan-based compensation disclosed in the Summary Compensation Table. This table includes both equity and non-equity awards.

Name	Grant Date(a)	Date of Action by the Committee	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(b)	Grant Date Fair Value of Stock Awards ($)(c)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Edward D. Breen	2/14/2023	2/14/2023		1,500,000	3,000,000
	5/4/2023	5/4/2023							78,052	5,000,011

	5/4/2023	5/4/2023				58,539	117,078	234,156		7,830,177

Lori D. Koch	2/13/2023	2/13/2023		750,000	1,500,000

	5/4/2023	5/4/2023							18,733	1,200,036

	5/4/2023	5/4/2023				14,050	28,099	56,198		1,879,261

Erik T. Hoover	2/13/2023	2/13/2023		625,000	1,250,000
	5/4/2023	5/4/2023							9,367	600,050

	5/4/2023	5/4/2023				7,025	14,050	28,100		939,664

Jon Kemp	2/13/2023	2/13/2023		650,000	1,300,000
	5/4/2023	5/4/2023							10,928	700,048

	5/4/2023	5/4/2023				8,196	16,391	32,782		1,096,230

Leland Weaver	2/13/2023	2/13/2023		550,000	1,100,000
	5/4/2023	5/4/2023							9,367	600,050

	5/4/2023	5/4/2023				7,025	14,050	28,100		939,664

Raj Ratnakar	2/13/2023	2/13/2023		600,000	1,200,000
	5/4/2023	5/4/2023							7,806	500,052

	5/4/2023	5/4/2023				5,854	11,708	23,416		783,031

(a)

Aligned with the Committee’s decision to move to quarterly measurement periods for the STIP, the Committee decided to delay the annual grant in 2023 to May to allow more time to set targets for 2023 PSU awards.

(b)	Restricted Stock Unit awards as described in the Long-Term Incentive Compensation section.
(c)

Amounts represent the aggregate grant date fair value of awards in the year of grant in accordance with the same standard applied for financial accounting purposes consistent with the values shown in the Summary Compensation Table, FASB ASC Topic 178.

2024 Proxy Statement	59

Executive Compensation

Outstanding Equity Awards

The following table lists outstanding equity grants for each NEO as of December 31, 2023. The table includes outstanding equity grants from past years as well as the current year including awards denominated in Dow or Corteva common stock as a result of the spin-off of those companies in 2019.

			Option Awards				Stock Awards

	Grant Date	Stock Ticker	Number of Securities Underlying Unexercised Options (#) Exercisable(a)	Number of Securities Underlying Unexercised Options (#) Unexercisable(a)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(b)	Market Value of Shares or Units of Stock That Have Not Vested ($)(b)(c)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(d)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(c)(d)

Edward D. Breen	05/13/2015	DD					1,006	77,391
	06/05/2015	DD					154	11,876
	02/02/2017	DD	113,955	—	85.81	02/01/2027

	11/06/2017	DD	35,890	—	101.44	11/05/2027

	02/15/2018	DD	273,825	—	103.76	02/14/2028

	08/03/2020	DD	226,245	—	53.50	08/02/2030

	03/02/2021	DD	86,682	43,342	72.98	03/01/2031	10,249	788,482

	02/23/2022	DD	47,865	95,731	75.05	02/22/2032	22,226	1,709,821	99,934	7,687,923

	05/04/2023	DD					75,876	5,837,174	117,078	9,006,811

	05/13/2015	CTVA					977	46,835

	06/05/2015	CTVA					150	7,187

	11/06/2017	CTVA	35,890	—	41.00	11/05/2027

	02/15/2018	CTVA	273,825	—	41.94	02/14/2028

	05/13/2015	DOW					1,188	65,151

	06/05/2015	DOW					182	9,998

	02/02/2017	DOW	113,955	—	60.19	02/01/2027

	11/06/2017	DOW	35,890	—	71.15	11/05/2027

	02/15/2018	DOW	273,825	—	72.78	02/14/2028

Lori D. Koch	02/03/2016	DD	3,810	—	66.21	02/02/2026

	02/02/2017	DD	2,932	—	85.81	02/01/2027

	02/15/2018	DD	1,240	—	103.76	02/14/2028

	08/05/2019	DD	25,317	—	66.06	08/04/2029

	02/19/2020	DD	56,562	—	53.50	02/18/2030

	03/02/2021	DD	23,640	11,821	72.98	03/01/2031	2,911	223,951

	02/23/2022	DD	11,487	22,976	75.05	02/22/2032	5,553	427,181	23,985	1,845,166

	05/04/2023	DD					19,014	1,462,722	28,099	2,161,656
	02/15/2018	DOW	1,240	—	72.78	02/14/2028

60

Executive Compensation

			Option Awards				Stock Awards

	Grant Date	Stock Ticker	Number of Securities Underlying Unexercised Options (#) Exercisable(a)	Number of Securities Underlying Unexercised Options (#) Unexercisable(a)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(b)	Market Value of Shares or Units of Stock That Have Not Vested ($)(b)(c)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(d)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(c)(d)

Erik T. Hoover	02/03/2016	DD	2,539	—	66.21	02/02/2026
	02/02/2017	DD	5,332	—	85.81	02/01/2027

	02/15/2018	DD	8,624	—	103.76	02/14/2028

	08/05/2019	DD	50,633	—	66.06	08/04/2029

	02/19/2020	DD	23,756	—	53.50	02/18/2030

	03/02/2021	DD	9,456	4,729	72.98	03/01/2031	1,165	89,643

	02/23/2022	DD	5,744	11,488	75.05	02/22/2032	2,777	213,669	11,993	922,621

	05/04/2023	DD					9,507	731,400	14,050	1,080,867

	02/15/2018	CTVA	8,624	—	41.94	02/14/2028

	02/15/2018	DOW	8,624	—	72.78	02/14/2028

Jon Kemp	02/03/2016	DD	7,066	—	66.21	02/02/2026
	02/02/2017	DD	9,597	—	85.81	02/01/2027

	02/15/2018	DD	12,128	—	103.76	02/14/2028

	08/05/2019	DD	50,633	—	66.06	08/04/2029

	02/19/2020	DD	39,593	—	53.50	02/18/2030

	03/02/2021	DD	21,670	10,836	72.98	03/01/2031	2,670	205,405

	09/01/2021	DD					28,483	2,191,202

	02/23/2022	DD	6,701	13,403	75.05	02/22/2032	3,241	249,306	13,991	1,076,328

	05/04/2023	DD					11,092	853,287	16,391	1,260,960

	02/15/2018	DOW	12,128	—	72.78	02/14/2028

Leland Weaver	02/03/2016	DD	2,815	—	66.21	02/02/2026
	02/02/2017	DD	3,866	—	85.81	02/01/2027

	02/15/2018	DD	1,293	—	103.76	02/14/2028

	08/05/2019	DD	8,439	—	66.06	08/04/2029

	02/19/2020	DD	2,602	—	53.50	02/18/2030

	02/11/2021	DD					2,486	191,219

	03/02/2021	DD	1,970	986	72.98	03/01/2031	243	18,702

	09/01/2021	DD	9,170	4,586	73.44	08/31/2031	958	73,683

	02/23/2022	DD	5,744	11,488	75.05	02/22/2032	2,777	213,669	11,993	922,621

	05/04/2023	DD					9,507	731,400	14,050	1,080,867

	02/15/2018	CTVA	1,293	—	41.94	02/14/2028

	02/15/2018	DOW	1,293	—	72.78	02/14/2028

Raj Ratnakar	05/01/2019	DD	121,128	—	80.29	09/30/2024
	03/02/2021	DD	8,275	—	72.98	09/30/2024

	02/23/2022	DD	14,360	—	75.05	09/30/2024			5,552	427,115

	05/04/2023	DD							1,626	125,088

(a)	Stock Option award grants vest in three equal installments on the first, second and third anniversaries of the grant date shown in the table.

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Executive Compensation

(b)

RSU award grants vest in three equal installments on the first, second, and third anniversaries of the grant date shown in the table. Awards granted to Mr. Breen in 2015 in his capacity as a non-employee director (prior to his being named CEO of EID) must be held until his retirement from service on the Board. Awards granted in September 2021 to Mr. Kemp vest on September 1, 2024.

(c)

Market values based on the December 29, 2023 (the last trading day of 2023) close stock price of $76.93 per share of DuPont common stock, $47.92 per share of Corteva common stock, and $54.84 per share of Dow common stock.

(d)	PSUs granted February 23, 2022 and May 4, 2023 are shown at the target level of performance. The total actual number of shares to be delivered will be determined at the end of the performance period.

Option Exercises and Stock Vested

The following table summarizes the value received from stock option exercises and stock grants vested during 2023.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(a)	Value Realized on Vesting ($)

Edward D. Breen	113,955(b)	3,175,403	182,191	19,332,603

Lori D. Koch	—	—	45,887	3,470,202

Erik T. Hoover	—	—	19,433	1,469,115

Jon Kemp	—	—	32,416	2,451,322

Leland Weaver	—	—	5,587	419,370

Raj Ratnakar	66,471	909,033	23,953	1,803,431

(a)

Reflects delivery of shares from the 2020 Performance Share Unit grant, which vested on December 31, 2022 and was paid out in February 2023 and the 2020, 2021, and 2022 Annual Restricted Stock Unit grants. In addition, Mr. Breen had shares delivered for the payment of FICA and Medicare taxes on outstanding awards related to his eligibility for award treatment under 55/10.

(b)	Reflects the exercise of options to acquire shares of Corteva common stock during 2023.

Benefits

Pension Benefits

The following table lists the pension program participation and actuarial present value of each NEO’s defined benefit pension, if any, as of December 31, 2023.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)(a)	Payment During Last Fiscal Year ($)

Edward D. Breen(b)	DuPont Pension Restoration Plan	—	—	—

Lori D. Koch	DuPont Pension Restoration Plan	15.29	73,412	—

Erik T. Hoover(b)	DuPont Pension Restoration Plan	—	—	—

Jon Kemp	DuPont Pension Restoration Plan	13.69	359,946	—

Leland Weaver	DuPont Pension Restoration Plan	14.29	35,050	—

Raj Ratnakar	DuPont Pension Restoration Plan	—	—	—

(a)	The form of payment, interest rate, and mortality are based on assumptions noted in the description below.
(b)	Messrs. Breen, Hoover and Ratnakar are not eligible to, and do not, participate in DuPont’s Pension Restoration Plan.

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Executive Compensation

Supplemental Retirement Plans

The DuPont Pension Restoration Plan

Prior to June 1, 2019, an unfunded non-qualified plan was in place to provide pension benefits which exceeded the applicable IRC compensation or benefit limits. Effective June 1, 2019, the prior plan was assumed by Corteva and we adopted the DuPont Pension Restoration Plan to provide this benefit based on the annuity value and years of credited service under the prior plan, frozen as of May 31, 2019. The form of benefit is a lump sum and the mortality tables and interest rates used to determine lump sum payments are the Applicable Mortality Table and the Applicable Interest Rate prescribed by the Secretary of the Treasury in IRC Section 417(e)(3).

Messrs. Breen, Hoover, and Ratnakar were hired after December 31, 2006 and are not eligible to participate in the DuPont Pension Restoration Plan.

Non-qualified Deferred Compensation

The following table provides information on compensation the NEOs have elected to defer as described in the narrative that follows.

Name	Executive Contributions in Last Fiscal Year ($)(a)	Company Contributions in Last Fiscal Year ($)(b)	Aggregate Earnings in Last Fiscal Year ($)	Aggregated Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)

Edward D. Breen	97,710	146,565	767,303	—	5,142,056

Lori D. Koch	53,955	80,933	81,712	—	672,279

Erik T. Hoover	45,257	67,885	106,506	—	813,314

Jon Kemp	47,163	70,745	141,661	—	966,518

Leland Weaver	37,013	55,519	41,307	—	314,661

Raj Ratnakar	30,204	45,306	65,016	—	401,297

(a)	Executive contributions are included in salary for 2023 in the Summary Compensation Table.
(b)	Company contributions are included in All Other Compensation for 2023 in the Summary Compensation Table.

Non-Qualified Deferred Compensation Programs

DuPont offers non-qualified deferred compensation programs under which eligible participants can voluntarily elect to defer some portion of base salary or STIP until a future date. Deferrals are credited to an account, and earnings are calculated thereon in accordance with the applicable investment option or interest rate. With the exception of the DuPont Retirement Savings Restoration Plan, there are no company contributions or matches. The DuPont Retirement Savings Restoration Plan was adopted to restore company contributions that would be lost due to IRC limits on compensation that can be contributed under DuPont’s tax-qualified savings plan.

The following provides an overview of the various deferral options as of December 31, 2023.

DuPont Retirement Savings Restoration Plan (“RSRP”):

Under the RSRP, NEOs can elect to defer their eligible compensation (generally, base salary plus STIP) that exceeds the regulatory limits ($330,000 in 2023) in increments of 1% up to 6%. DuPont matches participant contributions on a dollar-for-dollar basis up to 6% of eligible pay. DuPont also makes an additional contribution of 3% of eligible compensation, regardless of whether the employee elects to make deferrals into the plan. Participant investment options under the RSRP mirror the options available under the tax-qualified 401(k) plan. Distributions may be made in the form of a lump sum or annual installments after separation from service.

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Executive Compensation

Management Deferred Compensation Plan (“MDCP”):

Under the MDCP, NEOs can elect to defer the receipt of up to 60% of their base salary and/or STIP award. The Company does not match deferrals under the MDCP. Participants may select from among seven core investment options under the MDCP for amounts deferred, including DuPont Common Stock units with dividend equivalents credited as additional stock units. In general, distributions may be made in the form of a lump sum at a specified future date if prior to separation from service, or a lump sum or annual installments after separation from service.

Other Retirement and Termination Benefits

Mr. Breen is currently retirement eligible and entitled to benefits similar to most other salaried employees upon separation from the Company. All of the NEOs active on December 31, 2023 are also entitled to additional benefits in the case of an involuntary termination without cause or a change in control event. The summary below shows the impact of various types of separation events on the different compensation elements the NEOs receive.

Base Salary, Short-Term Incentive and Other Benefits – Retirement, Death, or Disability

•	Base Salary: Paid through date of separation on the normal schedule.

•	Short-Term Incentive: Prorated for the portion of the year worked and paid on the normal schedule.

•	Benefits: All NEOs are eligible for life insurance coverage similar to most other salaried U.S. employees.

•	Retirement Plans: Participants have access, in accordance with elections and plan features, to the following retirement plan benefits:

–	Non-qualified deferred compensation programs as shown in the Non-Qualified Deferred Compensation Table and accompanying narrative.

–	Pension benefits, as applicable, as shown in the Pension Benefits Table and described in the accompanying narrative.

–	Defined contribution 401(k) plan.

Outstanding LTI Awards

The following LTI treatment applies if the executive meets the age 55 with 10 years of service requirement:

•

Options continue vesting in accordance with the three-year vesting schedule. Vested options expire at the end of the original term for awards issued prior to 2021 and for the awards issued to Mr. Breen. For awards issued starting in 2021, vested options expire five years following termination or at the end of the original term, whichever is earlier.

•	Restrictions on the regular annual RSUs lapse on the original schedule. Special or one-time RSU awards are forfeited.

•	PSUs are subject to the original performance period, prorated for the number of months of service completed during the performance period.

•

Regardless of the above, any retirement within twelve months of the grant date results in forfeiture of the award. This period of time is reduced to six months for Mr. Breen pursuant to the terms of his employment agreement.

Voluntary Separation or Termination for Cause

•

All options are forfeited in the case of a Termination for Cause. In the case of a voluntary separation, options issued prior to 2021 as well as unvested options issued starting in 2021 are forfeited. Vested, unexercised options issued starting in 2021 expire three months following termination or at the end of the original term, whichever is earlier.

•	All RSUs are forfeited.

•	All PSUs are forfeited.

64

Executive Compensation

Death

•

Options are fully vested and exercisable and expire one year following death or at the end of the original term, whichever is shorter. The expiration period is two years for awards issued prior to 2021 and awards issued to Mr. Breen under his employment agreement.

•	All RSUs are automatically vested and paid out.

•	PSUs remain subject to the original performance period, prorated for the number of months of service completed during the performance period.

Involuntary Termination due to a Divestiture

The following LTI treatment applies to awards issued starting in 2022. Prior awards receive the Involuntary Termination without Cause treatment outlined below.

•

Unvested Options are automatically vested, prorated for the number of months of service completed during the vesting period and expire one year (five years in the case of executives who meet the age 55 with 10 years of service requirement) following termination or at the end of the original term, whichever is shorter. Mr. Breen’s awards would receive the Involuntary Termination without Cause treatment outlined below.

•

To the extent not otherwise assumed, substituted or replaced with equivalent awards, RSUs are automatically vested, prorated for the number of full or partial months of service completed during the vesting period and paid out. Mr. Breen’s awards would receive the Involuntary Termination without Cause treatment outlined below.

•	PSUs remain subject to original performance period, prorated for the number of months of service completed during the performance period.

Involuntary Termination without Cause

•

Options are fully vested and exercisable and expire one year (five years in the case of executives who meet the age 55 with 10 years of service requirement, or full original term for awards under Mr. Breen’s employment agreement) following termination or at the end of the original term, whichever is shorter.

•	RSUs are automatically vested and paid out.

•	PSUs remain subject to original performance period, prorated for the number of months of service completed during the performance period.

2024 Proxy Statement	65

Executive Compensation

Potential Payments upon Termination or Change in Control

Senior Executive Severance Plan (“SESP”)

The Company maintains the Senior Executive Severance Plan (“SESP”), which provides certain severance benefits both before or after a change in control of the Company to ensure that executives remain focused on Company business during a period of uncertainty. The change in control benefits are structured to protect the interests of stockholders by including a “double-trigger” mechanism that results in a severance payout only when:

•	A change of control is consummated, and

•	The executive’s employment is terminated by the Company without cause, or by the executive for good reason within a specified period following the change in control.

All NEOs are presently participants in the SESP, though Mr. Breen is not entitled to cash severance payments under the SESP that are described below. Before 2024, Mr. Breen participated in a legacy version of the SESP, through again without entitlement to cash severance payments thereunder.

The SESP plan provides benefits in the event of an involuntary termination without cause and enhanced benefits in the event of an involuntary termination without cause by the Company or voluntary termination by the executive for good reason if the termination occurs within 24 months following a change in control event.

Benefits provided in the event of a termination without cause not in connection with a change in control include:

•

Lump sum cash payment equal to one and a half times the sum of the executive’s base salary and target annual bonus. An annual bonus amount for the year of termination which is equal to the greater of the actual or target bonus amount.

•	Continued health and dental benefits, financial counseling, tax preparation services and outplacement services for one and a half years following the date of termination.

For any benefits to be earned under the plan in connection with a change in control, the change in control must occur and the executive’s employment must be terminated within two years following the change in control, either by the Company without cause or the executive for good reason (a “double trigger”). Benefits include:

•

Lump sum cash payment equal to two times the sum of the executive’s base salary and target annual bonus. An annual bonus amount for the year of termination which is equal to the greater of the actual or target bonus amount.

•	Continued health and dental benefits, financial counseling, tax preparation services and outplacement services for two years following the date of termination.

The plan requires a release of claims as a condition to the payment of benefits and includes twelve-month non-competition and non-solicitation provisions and additional non-disparagement and confidentiality provisions.

66

Executive Compensation

E. Breen Employment Agreement

On December 28, 2020, the Company entered into an amended and restated employment agreement with Mr. Breen to extend the term of Mr. Breen’s employment from December 31, 2020 to December 31, 2023 (the “2020 Agreement”). The 2020 Agreement replaced Mr. Breen’s previous employment agreement, which was executed in connection with the Corteva Distribution (the “2019 Agreement”).

The 2020 Agreement provides for an annual salary of $1 million, an annual bonus target of 150% of base salary and an annual long-term incentive grant with a grant date fair value of $10 million at target. Mr. Breen remains eligible for retirement vesting under his incentive awards as applicable upon any employment termination other than by the Company for Cause (as defined in the 2020 Agreement). Mr. Breen’s base salary, annual bonus target and annual long-term incentive target are subject to increase at the discretion of a majority of the independent members of the Board upon recommendation from the Committee.

Under the 2019 Agreement, Mr. Breen would have been entitled to a lump sum retention payment on December 31, 2020 equal to three times his base salary and target bonus as Executive Chairman. In light of Mr. Breen’s return to the Chief Executive Officer role, as part of the 2020 Agreement, the Board approved a successor retention benefit commensurate with that role. Under the 2020 Agreement, Mr. Breen has now received payment in full of the $15 million retention benefit for service through December 31, 2023. In light of this retention benefit, Mr. Breen waived his eligibility for cash severance payments under the severance arrangements otherwise available to our senior leadership team.

As under the 2019 Agreement, the 2020 Agreement provides that Mr. Breen is eligible for certain severance benefits upon any termination of his employment other than by the Company for Cause: a pro-rata annual bonus payment and the non-cash severance benefits payable upon a qualifying employment termination under the Company’s Senior Executive Severance Plan as in effect immediately before June 1, 2019 (certain employee benefit continuation rights, stock option exercise rights and financial counseling, tax preparation and outplacement benefits), but not any other cash severance payment other than the retention benefit described above. The severance is conditioned upon execution of a release of claims and compliance with certain noncompetition obligations.

On February 6, 2023, the Company and Mr. Breen, entered into an employment letter agreement (the “Letter Agreement”) pursuant to which he will continue employment with the Company from and after January 1, 2024, on an at-will basis. Except as otherwise noted below, the Letter Agreement, effective as of January 1, 2024, superseded the 2020 Agreement, which expired by its terms on December 31, 2023.

The Letter Agreement provides that Mr. Breen generally will be subject to Company policies and procedures on the same basis as other senior executives and does not specify any salary or bonus levels, but it does provide that Mr. Breen will participate in the Company’s Senior Executive Severance Plan – without entitlement to the cash severance payments thereunder – in lieu of his participation in the legacy version of that plan as provided for in the 2020 Agreement. Moreover, as under the 2020 Agreement, Mr. Breen generally will be eligible for retirement vesting under his equity incentive awards and, upon any termination of employment other than for cause, be deemed to satisfy any minimum service requirement under those awards, subject to a requirement that he have been employed for at least six months following grant. Finally, the Letter Agreement acknowledges that certain provisions of the existing employment agreement by their terms survive expiration of the agreement.

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Executive Compensation

The following table summarizes the value of the incremental benefits to be received due to an involuntary termination without cause or a change in control event as of December 31, 2023 and does not take into account amounts described in “Pension Benefits” and “Non-qualified Deferred Compensation” sections above. For Mr. Breen, the amounts shown below assume that he participated in the SESP as of December 31, 2023, notwithstanding that he still participated in the legacy version of the SESP on that date and did not commence participation in the SESP until the following day.

Involuntary Termination or Change in Control Values

Name	Type of Benefit	Involuntary Termination Without Cause ($)	Change in Control ($)(a)

Edward D. Breen	Severance	—(b)	—(b)

	LTI Acceleration(c)	8,686,541	8,686,541

	Increase in Present Value of Pension	N/A	N/A

	Health & Welfare Benefits	48,258	48,258

	Outplacement & Financial Planning	29,900	29,900

	Tax Reimbursement	N/A	N/A

Lori D. Koch	Severance	3,000,000	3,750,000

	LTI Acceleration	2,203,668	2,203,668

	Increase in Present Value of Pension	—	—

	Health & Welfare Benefits	32,620	43,494

	Outplacement & Financial Planning	23,071	23,071

	Tax Reimbursement	N/A	N/A

Erik T. Hoover	Severance	2,500,000	3,125,000

	LTI Acceleration	1,074,935	1,074,935

	Increase in Present Value of Pension	N/A	N/A

	Health & Welfare Benefits	32,620	43,494

	Outplacement & Financial Planning	23,071	23,071

	Tax Reimbursement	N/A	N/A

Jon Kemp	Severance	2,600,000	3,250,000

	LTI Acceleration	3,567,145	3,567,145

	Increase in Present Value of Pension	—	—

	Health & Welfare Benefits	32,620	43,494

	Outplacement & Financial Planning	23,071	23,071

	Tax Reimbursement	N/A	N/A

Leland Weaver	Severance	2,200,000	2,750,000

	LTI Acceleration	1,270,019	1,270,019

	Increase in Present Value of Pension	—	—

	Health & Welfare Benefits	16,303	21,737

	Outplacement & Financial Planning	23,071	23,071

	Tax Reimbursement	N/A	N/A

68

Executive Compensation

Name	Type of Benefit	Involuntary Termination Without Cause ($)	Change in Control ($)(a)

Raj Ratnakar(d)	Severance	2,248,767	N/A

	LTI Acceleration	814,850	N/A

	Increase in Present Value of Pension	N/A	N/A

	Health & Welfare Benefits	32,620	N/A

	Outplacement & Financial Planning	23,071	N/A

	Tax Reimbursement	N/A	N/A

(a)	An executive must meet the double trigger requirement of being involuntarily terminated within two years of a change in control in order to receive benefits.
(b)

As noted above, Mr. Breen is not entitled to cash severance payments under the SESP (and was not entitled to cash severance payments under the legacy version of the SESP). The $5,000,000 retention payment that was paid to Mr. Breen effective as of December 31, 2023 under his 2020 Agreement is also not reflected in this table because he became entitled to such payment by virtue of his continued employment through that date and accordingly it is reflected in the Summary Compensation Table as an amount earned for 2023. For a description of Mr. Breen’s employment agreements, see “E. Breen Employment Agreement” above.

(c)	Excludes LTI awards granted to Mr. Breen in his capacity as a non-employee director prior to his being named CEO of EID.
(d)	Amounts listed for Mr. Ratnakar are actual values paid upon involuntary termination without cause effective September 30, 2023. The severance includes a pro-rated STIP at target.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, the following information is provided about the relationship of the annual total compensation of the Company’s employees (other than the CEO) and the annual total compensation for the CEO, Edward D. Breen. For 2023:

•	The annual total compensation for the median employee was $93,601, determined in the same manner used to calculate Total compensation for purposes of the Summary Compensation Table, and

•	The annual total compensation of the CEO, as reported in the Summary Compensation Table, was $19,854,971.

Based upon the calculation of compensation for both the CEO and the median employee, the estimated ratio of CEO pay to median employee pay for 2023 was 212:1.

The annual total compensation of the CEO for 2023 includes the retention payment Mr. Breen became entitled to in 2023 in connection with his 2020 Agreement. If we were to exclude the retention payment, the CEO annual total compensation would have been $14,854,971 and the resulting CEO pay ratio would have been 159:1.

The pay ratios presented above are a reasonable estimate. Because SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, the pay ratio may not be comparable to the pay ratio reported by other companies.

Consistent with Instruction 2 to Item 402(u) of Regulation S-K, the applicable SEC rule, we may identify our median employee for purposes of providing the pay ratio disclosure once every three years and calculate and disclose total compensation for that employee each year; provided that, during the last completed fiscal year, there has been no change in the employee population or employee compensation arrangements that we reasonably believe would result in a significant change to the prior year’s CEO pay ratio disclosure. We reviewed the changes in our employee population and employee compensatory arrangements and determined there has been no change in our employee population or employee compensatory arrangements that would significantly impact the 2022 CEO pay ratio disclosure and ultimately require us to identify a new median employee for 2023. As a result, we used the same median employee for the 2023 CEO pay ratio as we did for the 2022 CEO pay ratio. This excludes approximately 2,250 employees who joined DuPont through the acquisition of Spectrum on August 1, 2023.

The median employee was identified in 2022 from the population of all employees worldwide as of November 2, 2022 utilizing base pay rather than Summary Compensation Table compensation. The Company calculated annual base pay based on a reasonable estimate of hours worked during 2022 for hourly workers, and upon salary levels for the remaining employees. The Company used a valid statistical sampling methodology to identify employees who the Company expected to be paid within a 5% range of the median. The Company selected an employee from that group as the median employee for purposes of preparing the ratio of CEO pay to median employee pay and that same employee was selected for the 2023 CEO pay ratio disclosure.

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Executive Compensation

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation
S-K,
the following information is provided regarding the relationship between the “compensation actually paid” (“CAP”) to the NEOs during the preceding four fiscal years, and our TSR and Net Income and also Adjusted EPS, which in our assessment represents the most important financial performance measure (that is not otherwise required to be disclosed in the first table below) used by us to link the CAP of the NEOs for 2023 to our performance. While Adjusted EPS was chosen for this table, our executive compensation programs use a balanced portfolio of measures to drive short and long-term objectives aligned with our strategy and shareholder interests as further described in our CD&A above.

							Value of Initial Fixed $100 Investment Based On:

Year	Summary Compensation Table Total for First PEO ($)	Summary Compensation Table Total for Second PEO (a) ($)	Compensation Actually Paid to First PEO ($)	Compensation Actually Paid to Second PEO (a) ($)	Average Summary Compensation Table Total for Non-PEO NEOs (b) ($)	Average Compensation Actually Paid to Non-PEO NEOs (a),(b) ($)	Total Shareholder Return ($)	Peer Group (c) Total Shareholder Return ($)	Net Income (in Millions) ($)	Adjusted EPS (d) ($)

2023	19,854,971	N/A	24,510,953	N/A	3,240,502	3,724,388	129	150	423	3.48

2022	25,584,297	N/A	19,098,666	N/A	3,276,034	2,296,364	113	127	5,868	3.41

2021	15,106,986	N/A	19,419,485	N/A	5,938,960	5,015,787	131	135	6,467	4.30

2020	12,869,436	6,486,756	19,465,111	2,976,773	3,176,294	4,049,333	113	111	(2,951)	3.37

(a)	To calculate CAP, the following amounts were respectively deducted from and added to the total of the compensation shown in the Summary Compensation Table (SCT) for the applicable year:
First PEO SCT Total to CAP Reconciliation:

		Deductions from SCT Total		Additions to SCT Total

Year	SCT Total ($)	Stock Award and Option Awards (1) ($)	Change in Pension Value ($)	Equity Value (2) ($)	Pension Value (2) ($)	CAP ($)

2023	19,854,971	-12,830,188	0	+17,486,170	+0	24,510,953
Non-PEO
NEO SCT Total to CAP Reconciliation
(all amounts shown as averages for
Non-PEO
NEOs):

		Deductions from SCT Total		Additions to SCT Total

Year	SCT Total ($)	Stock Award and Option Awards (1) ($)	Change in Pension Value ($)	Equity Value (2) ($)	Pension Value (2) ($)	CAP ($)

2023	3,240,502	-1,847,617	-4,775	+2,336,279	+0	3,724,388

(1)	Represents the grant date fair value of equity-based awards granted each year.
(2)
The equity award and pension benefit adjustments for each applicable year were calculated in accordance with the methodology required by Item 402(v) of Regulation
S-K.
Only M. Heinzel,
Non-PEO
NEO as noted in footnote (b), has pension accruals calculated in accordance with the SEC methodology for determining CAP. All other pension accruals reported in the SCT are related to a frozen
Non-Qualified
plan which does not have any service accrual. The amounts deducted or added in calculating the equity award adjustments for the PEO and
Non-PEOs
are provided in the tables below.

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Executive Compensation

First PEO Equity Award Adjustments:

Year	Year End Fair Value of Awards Granted in the Year ($) (a)	Vest Date Fair Value of Awards Granted in the Year ($) (b)	Year over Year Change in Fair Value of Outstanding and Unvested Awards ($) (c)	Year over Year Change in Fair Value of Awards Granted in Prior Years that Vested in the Year ($) (d)	Prior Year End Fair Value of Awards Failing to Meet Vesting Conditions During the Year ($) (e)	Total Equity Award Adjustments ($) (a) + (b) + (c) + (d) - (e)

2023	15,582,207	244,954	1,126,358	532,651	—	17,486,170
Non-PEO
Equity Award Adjustments
(all amounts shown as averages for
Non-PEO
NEOs):

Year	Year End Fair Value of Awards Granted in the Year ($) (a)	Vest Date Fair Value of Awards Granted in the Year ($) (b)	Year over Year Change in Fair Value of Outstanding and Unvested Awards ($) (c)	Year over Year Change in Fair Value of Awards Granted in Prior Years that Vested in the Year ($) (d)	Prior Year End Fair Value of Awards Failing to Meet Vesting Conditions During the Year ($) (e)	Total Equity Award Adjustments ($) (a) + (b) + (c) + (d) - (e)

2023	1,991,241	117,616	203,975	102,421	78,975	2,336,279

(b)
The First PEO reflected in the tables is Edward D. Breen and the Second PEO reflected in the tables is C. Marc Doyle. The
Non-PEO
NEOs included in the average calculations has changed annually; the following table indicates the
Non-PEO
NEOs included in the average for the indicated year:

Year	Jean Marie Desmond	Lori Koch	Matthias Heinzel (1)	Randy Stone	Rose Lee	Jon Kemp	Erik Hoover	Leland Weaver	Raj Ratnakar

2023	—	NEO	—	—	—	NEO	NEO	NEO	Former NEO

2022	—	NEO	—	—	—	NEO	NEO	NEO	—

2021	—	NEO	Former NEO	NEO	Former NEO	NEO	NEO	—	—

2020	Former NEO	NEO	NEO	NEO	NEO	—	—	—	—

(1)
Mr. Heinzel was a German employee and his salary, bonus and other non-equity
related compensation items were paid in Euros. U.S. Dollar amounts in the table with respect to Mr. Heinzel were converted from Euros at a rate of 1.11 Dollars to one Euro for compensation reported in 2020 and a rate of 1.22 Dollars to one Euro for compensation reported in 2021. The exchange rate used was calculated by averaging exchange rates for each date in December of the reporting year.

(c)
Peer Group reflects the same peer group used for purposes of the performance graph under Regulation
S-K
Item 201(e)(1)(ii) as set forth in the Company’s Annual Report on Form
10-K
for the year ended December 31, 2023 (S&P Industrials).

(d)
This measure has been designated as the “Company-Selected Measure” for 2023, in accordance with SEC rules, and represents the most important financial performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to our NEOs in 2022. Adjusted EPS is a non-GAAP
financial measure. See Appendix A for a reconciliation of Adjusted EPS to the most directly comparable U.S. GAAP financial measure, earnings per share.

The three measures listed below, in no particular order, represent the three most important financial performance measures used by DuPont to link the CAP of the NEOs for 2023 to the Company’s performance as further described in our CD&A above within the sections titled “Short-Term Incentive Compensation” and “Long-Term Incentive Compensation.”
Most Important Financial
Performance Measures

Adjusted EPS
Adjusted ROIC
Adjusted Corporate Net Income

2024 Proxy Statement	71

Executive Compensation

CAP versus TSR
As shown in the chart below, the PEO and other NEOs’ CAP amounts are aligned with the Company’s TSR. Alignment is primarily due to the Company’s use of equity incentives, which are tied directly to stock price in addition to the Company’s financial performance.

(1)	The Second PEO’s data reflects a stub year in which he was PEO for 2 months and represents the full compensation for that year.

72

Executive Compensation

CAP versus Net Income
Net Income varied significantly for the years ended 2020, 2021, 2022, and 2023. Net Income for 2020 was impacted significantly by non-cash
goodwill impairment charges of $3,214 million primarily associated with certain businesses that were part of the Company’s historic Mobility & Materials segment and restructuring charges of $168 million partially offset by a benefit from currency. Net Income increased in 2021 compared to 2020 from the acquisition of Laird Performance Materials on July 1, 2021, the absence of goodwill impairment charges, as well as significantly lower restructuring charges, partially offset by currency headwinds and expense related to transaction costs primarily related to the M&M Divestitures and the proposed acquisition of Rogers Corp. Net Income decreased in 2022 compared to 2021 due to increased expenses for transaction costs, income taxes and restructuring, as well as reduced income from the businesses associated with our historic Mobility & Materials segment. Net income decreased in 2023 compared to 2022 primarily as a result of a goodwill impairment charge and lower segment earnings. The PEO and NEO’s CAP have varied significantly from the changes in Net Income in large part due to the significant emphasis the Company places on equity incentives, which are sensitive to changes in stock price. In addition, the performance metrics used in our compensation program are measured on a continuing operations basis, and as described in the Compensation Discussion and Analysis section above, the Committee took action to exclude the positive and negative impacts of certain significant M&A transactions completed during the periods presented.

(1)	The Second PEO’s data reflects a stub year in which he was PEO for 2 months and represents the full compensation for that year.

2024 Proxy Statement	73

Executive Compensation

CAP versus Company-Selected Measure (CSM)
The chart below compares the PEO and other NEOs’ CAP to our CSM, Adjusted EPS.

(1)	The Second PEO’s data reflects a stub year in which he was PEO for 2 months and represents the full compensation for that year.

74

Agenda Item 2:

Advisory Resolution to Approve

Executive Compensation

As required by Section 14A of the Exchange Act, the Company is asking stockholders to approve an advisory resolution on the Company’s executive compensation as reported in this Proxy Statement. As described in the CD&A section of this Proxy Statement, executive compensation programs are designed to attract and retain talent through the alignment of pay and financial interests of the executives with stockholder value creation.

As described in the CD&A section, the People and Compensation Committee believes the executive compensation programs create incentives for strong operational performance and for the long-term benefit of the Company.

Beginning in 2011, a “say on pay” advisory vote to approve executive compensation has been required for all U.S. public companies under Section 14A of the Exchange Act. Therefore, in accordance with the Exchange Act, and as a matter of good corporate governance, the Company is asking stockholders to approve the following non-binding advisory resolution at the Annual Meeting:

RESOLVED, that the stockholders of DuPont de Nemours, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in the Proxy Statement for the Company’s 2024 Annual Meeting of Stockholders.

This advisory resolution is non-binding on the Board. Although non-binding, the Board and the People and Compensation Committee will review and carefully consider the voting results when evaluating the executive compensation programs.

The next “say on pay” advisory vote will occur at the Company’s 2025 Annual Meeting of Stockholders, subject to the outcome of the advisory resolution on the frequency of future advisory votes to approve executive compensation.

The Board of Directors unanimously recommends a vote FOR the approval of the Advisory Resolution to Approve Executive Compensation.

AGENDA ITEM 2: ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

The Board of Directors recommends that you vote FOR this resolution.

2024 Proxy Statement	75

Agenda Item 3:

Advisory Resolution on the Frequency

of Future Advisory Votes to Approve

Executive Compensation

Section 14A of the Exchange Act provides stockholders the opportunity to indicate how frequently the Company should hold future advisory votes to approve the compensation of the named executive officers. Stockholders may indicate whether they would prefer to have future advisory votes to approve executive compensation every one year, every two years, every three years or abstain from voting.

After careful consideration, the Board recommends that future advisory votes to approve compensation of the named executive officers be held annually. The Board believes that holding a vote every year is the most appropriate option because (i) it enables stockholders to provide us with input regarding the compensation of the named executive officers on a timely basis; and (ii) it is consistent with the Company’s practice of engaging with stockholders, and obtaining their input, on corporate governance matters and executive compensation philosophy, policies and practices. Stockholders are not voting to approve or disapprove the Board’s recommendation. Rather, stockholders may indicate their preference on the frequency of future advisory votes to approve executive compensation by voting for one of the following options:

•	That future advisory votes to approve executive compensation be held every one year;

•	That future advisory votes to approve executive compensation be held every two years; or

•	That future advisory votes to approve executive compensation be held every three years.

For the reasons discussed above, the Company is asking stockholders to vote to hold an advisory vote to approve executive compensation every one year.

The Board unanimously recommends a vote to hold future advisory votes to approve executive compensation “EVERY ONE YEAR”.

This advisory resolution is non-binding on the Board. Although non-binding, the Board and the People and Compensation Committee will review and carefully consider the voting results when establishing its policy on the frequency of holding future advisory votes to approve executive compensation.

AGENDA ITEM 3: ADVISORY RESOLUTION ON THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE EXECUTIVE COMPENSATION

The Board of Directors recommends that you vote for EVERY ONE YEAR.

76

Agenda Item 4:

Ratification of the Appointment of the

Independent Registered Public

Accounting Firm

RESOLVED, that the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for 2024, made by the Audit Committee with the concurrence of the Board, is hereby ratified.

Appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. The Board concurs with, and recommends that stockholders ratify, the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the 2024 fiscal year. (The Company’s fiscal year is the twelve months ended December 31st). The appointment of PricewaterhouseCoopers LLP by the Audit Committee, on December 12, 2022, as the independent registered public accounting firm for the 2023 fiscal year, was ratified by the Company’s stockholders on May 24, 2023. PricewaterhouseCoopers LLP has served as the independent registered public accounting firm for the Company since 2019.

Audit Committee Process

Before making its determination on appointment, the Audit Committee carefully considers the qualifications and competence of candidates for the independent registered public accounting firm. For PricewaterhouseCoopers LLP, this included a review of (i) the firm’s relevant technical expertise, significant institutional knowledge of the Company’s operations and industry, and its performance in prior years, (ii) the firm’s independence, including consideration of non-audit services provided by PricewaterhouseCoopers LLP, and processes for maintaining independence, (iii) external data on audit quality and performance of PricewaterhouseCoopers LLP, including the results of the most recent internal quality control review or Public Company Accounting Oversight Board (“PCAOB”) inspection, and peer firms, (iv) the appropriateness of PricewaterhouseCoopers LLP’s fees, (v) the key members of the audit engagement team, and (vi) the firm’s approach to resolving significant accounting and auditing matters including consultation with the firm’s national office, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee also conducts an annual evaluation of the independent registered public accounting firm, the results of which are considered in the appointment process.

The Audit Committee is responsible for the audit fee negotiations with PricewaterhouseCoopers LLP. The Audit Committee is directly involved in the selection of the lead engagement partner in conjunction with the mandated five-year rotation of this position. As a result of the mandated five-year rotation, in 2023 the Audit Committee was involved in reviewing, evaluating and selecting a new lead engagement partner for the 2024 audit. Additional information may be found in the Audit Committee Report which follows this proposal and in the Audit Committee Charter available on the Company’s website at www.investors.dupont.com/investors/dupont-investors/corporate-governance.

Representatives of PricewaterhouseCoopers LLP will attend and be available to answer stockholder questions at the Annual Meeting. PricewaterhouseCoopers LLP may make a statement at the Annual Meeting if they wish.

In the event that the selection of PricewaterhouseCoopers LLP is not ratified by stockholders, the Audit Committee will take that into account in connection with any future decisions as to the selection of a firm to serve as the Company’s auditors, although by law the Audit Committee has final authority over the determination of whether to retain PricewaterhouseCoopers LLP or another firm at any time.

Audit Committee Pre-Approval Policy

The Audit Committee has established policies and procedures requiring its review and pre-approval of all audit and non-audit services (and associated fees) to be performed by the independent registered public accounting firm. In its review and pre-approval of non-audit services, the Committee considers why the independent registered public accounting firm is the preferred provider, as well as the possible effect, in appearance and fact, on the firm’s independence.

2024 Proxy Statement	77

Agenda Item 4: Ratification of the Appointment of the Independent Registered Public Accounting Firm

The independent registered public accounting firm submits a report annually regarding the audit, audit-related, tax and other services it expects to render in the following year and the associated, forecasted fees to the Audit Committee for its approval. Audit services include the audit of the Company’s Consolidated Financial Statements, separate audits of its subsidiaries, services associated with regulatory filings and attestation services regarding the effectiveness of the Company’s internal control over financial reporting. Audit-related services are assurance services that are reasonably related to the audit of the Company’s Consolidated Financial Statements or services traditionally provided by the independent registered public accounting firm. Audit-related services include employee benefit plan audits; audits of carve-out financial statements related to divestitures; due diligence services regarding potential acquisitions or dispositions, including tax-related due diligence; internal control reviews and recommendations on internal control requirements, excluding those that are part of the financial statement audit; and agreed-upon or expanded audit procedures related to regulatory requirements. Tax services include selected tax compliance services, advice and recommendation with respect to issues such as tax audits and appeals, restructurings, mergers and acquisitions, and assistance regarding appropriate handling of items on the returns, required disclosures, elections and filing positions available to the Company. Other services include non-financial attestation, assessment and advisory services. The Audit Committee may delegate to one or more members, the authority to grant specific pre-approvals under this policy provided that any pre-approvals so made shall be reported to the full Audit Committee at its next meeting.

If a service has not been included in the annual pre-approval process, it must be specifically pre-approved by the Audit Committee. In situations where the cost of services is likely to exceed the approved fees, excluding the impact of currency, specific pre-approval is required. Requests for specific pre-approvals will be considered by the full Audit Committee. If that is not practical, then the Chair may grant specific pre-approvals when the estimated cost for the service or the increase in fees for a previously pre-approved service does not exceed $500,000. Any such pre-approvals are reported to the full Audit Committee at its next meeting.

Independent Registered Public Accounting Firm Fees

The Audit Committee pre-approved all services rendered by and associated fees paid to the Company’s independent public accounting firm PricewaterhouseCoopers LLP for the 2023 and 2022 fiscal years.

Type of Fees

	2023*	2022

	$ in thousands	$ in thousands

Audit Fees(a)	$14,735	$21,350

Audit-Related Fees(b)	3,290	10,774

Tax Fees(c)	70	80

All Other Fees(d)	5	66

TOTAL	$18,100	$32,270

*	2023 fees were lower than 2022 fees primarily as a result of higher audit and audit-related fees in 2022 related to the M&M Divestiture as compared to those in 2023 related to the Delrin® Divestiture.
(a)

The aggregate fees billed are for the integrated audit of the Company’s annual financial statements and internal control over financial reporting, the reviews of the financial statements in quarterly reports on Form 10-Q, comfort letters, consents, statutory audits, and other regulatory filings.

(b)

The aggregate fees billed are primarily for audits of carve-out financial statements, employee benefit plan audits, control assessments, services supporting divestiture activities and agreed-upon procedures engagements.

(c)	The aggregate tax fees billed are primarily for tax compliance, tax audit assistance, and consultation and advice on business tax matters.
(d)	The aggregate fees billed are for miscellaneous services, such as general information services and training, as well as other agreed upon procedures.

AGENDA ITEM 4: RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors recommends that you vote FOR this agenda item.

78

Audit Committee Report

The Audit Committee operates pursuant to a charter that is available at https://www.investors.dupont.com/investors/dupont-investors/corporate-governance. All references to the Committee in this report refer to the Audit Committee.

The Audit Committee of the Board is comprised entirely of independent directors who meet the independence, experience and other qualification requirements of the New York Stock Exchange (“NYSE”) and the Company’s Corporate Governance Guidelines. The Board has determined that all of the Committee members are financially literate and that Terrence M. Curtin, Eleuthère I. du Pont, Luther C. Kissam and Steven M. Sterin are audit committee financial experts as defined by the applicable standards.

The Audit Committee held nine meetings during 2023. The Committee received updates from senior finance leadership, including the Chief Financial Officer (“CFO”), Controller, the internal auditor, and the independent registered public accounting firm at these meetings.

Unless determined unnecessary by the Committee, these meetings also included executive sessions among the Committee members only and separate, private sessions between the Committee and a) one or more of the independent registered public accounting firm’s lead client service partners and the 2024 lead engagement partner, b) the internal auditor, and c) the CFO. In addition, the Committee met in private session with the General Counsel. Numerous other informal meetings and communications amongst various Committee members, the independent registered public accounting firm, the internal auditor, senior finance leadership and other members of the Company’s management also occurred.

On behalf of the Board, the Committee oversees the Company’s financial reporting process and its internal control over financial reporting, areas for which management has the primary responsibility. In connection with its oversight responsibilities, the Committee meetings include, on a periodic basis, review and discussion with:

•	the Chief Financial Officer regarding the depth and breadth of the Company’s finance organization and strategy;

•	the Principal Accounting Officer regarding key accounting matters:

•	the General Auditor regarding internal controls and risk management;

•	the Treasurer regarding financial risk management, including insurance, foreign exchange agreements, hedges, swaps and other derivatives;

•	the Vice President of Tax primarily regarding key drivers of the effective tax rate and cash taxes paid as well as the tax regulatory landscape; and

•	the General Counsel regarding legal and regulatory matters.

Also, at least annually the Committee reviews and discusses with management and the General Auditor, the Company’s controls and procedures over certain sustainability data disclosed by it.

The independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States and for issuing its report on the Company’s internal control over financial reporting.

In this context, the Committee has reviewed and discussed with management and PricewaterhouseCoopers LLP, the audited financial statements, the quarterly unaudited financial statements, matters relating to the Company’s internal control over financial reporting and the processes that support certifications of the financial statements by the Company’s Chief Executive Officer and Chief Financial Officer.

Among other items, the Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the standards of the PCAOB and the SEC. The Committee reviewed and discussed with PricewaterhouseCoopers LLP, the firm’s judgments as to the quality of the accounting principles applied in the Company’s financial reporting and the critical audit matters (‘‘CAMs’’) addressed in the audit and the relevant financial statement accounts or disclosures that relate to each CAM. The Committee has received from PricewaterhouseCoopers LLP the written disclosures and the letter required by applicable requirements of the PCAOB regarding the firm’s communications with the Committee concerning independence. The Committee has discussed with PricewaterhouseCoopers LLP their firm’s independence from the Company and its management. In addition, the Committee has received written materials addressing PricewaterhouseCoopers LLP’s internal quality control procedures and other matters as required by the NYSE listing standards.

2024 Proxy Statement	79

Audit Committee Report

Further, the Committee pre-approves and reviews audit, audit-related and permitted non-audit services provided by the independent registered public accounting firm and the related fees for such services pursuant to the Pre-Approval Policy. The Committee has pre-approved all services provided and fees charged by the independent registered public accounting firm to the Company and has concluded that such services are compatible with the auditors’ independence.

Additional information regarding certain Audit Committee processes and the Pre-Approval Policy may be found in the discussion of Agenda Item 3, Ratification of the Appointment of the Independent Registered Public Accounting Firm immediately preceding this report.

Relying on the reviews and discussions referred to above, the Committee recommended to the Board, and the Board approved, that the audited financial statements and management’s report on internal control over financial reporting be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the U.S. Securities and Exchange Commission. The Committee has also selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the Company and its subsidiaries for 2024. The Board has concurred with that selection and has presented the matter to the stockholders of the Company for ratification.

This report is submitted by the Audit Committee.

Amy G. Brady

Ruby R. Chandy

Terrence R. Curtin

Eleuthère I. du Pont

Luther C. Kissam

Steven M. Sterin (Chair)

80

Agenda Item 5:

Stockholder Proposal — Amend Clawback Policy for Unearned Pay for Each NEO

Mr. Kenneth Steiner, 14 Stoner Avenue, 2M, Great Neck, NY 11021, who represents that he owns no less than 500 shares of the Company’s common stock, is the proponent of the following proposal. The proponent has advised us that a representative will present the proposal and related supporting statement at the Annual Meeting. The Company is not responsible for the content of the stockholder proposal or supporting statement.

Proposal 5 – Amend Clawback Policy for Unearned Pay for Each NEO

Shareholders ask the Board of Directors to amend the Company Policy on recoupment of incentive pay to apply to the each Named Executive Officer and to state that conduct—not serious misconduct—may trigger application of that policy. Also the Board is to report to shareholders in an EDGAR filing the results of any deliberations about whether or not to cancel or seek recoupment of compensation paid, granted or awarded to NEOs.

These amendments should operate prospectively and be implemented so as not to violate any contract, compensation plan, law or regulation. This includes that at the time of the amendment that no section of such revised policy be adopted that would act against this proposal and make it more difficult to clawback unearned NEO pay and that no section of such revised policy shall further restrict the current policy.

The current DuPont policy applies only to serious misconduct.

The current DuPont policy requires no report to shareholders.

Because the DuPont clawback policy is limited to serious misconduct and does not require disclosure to shareholders, that policy is too narrow, too vague, and does not address situations where an executive fails to exercise oversight responsibilities that result in significant financial or reputational damage to DuPont. It should.

A clawback policy based on conduct—not serious misconduct is consistent with a 2022 rule from the Securities and Exchange Commission that requires a clawback of erroneously awarded incentive pay—even with no misconduct—if a company restates its financial statements owing to material errors.

There are only 128-words in the annual meeting proxy in regard to the DuPont Clawback Policy and there is no listing of the web address for the complete Clawback Policy.

Wells Fargo offers a prime example of why DuPont needs a stronger policy. After 2016 Congressional hearings, Wells Fargo agreed to pay $185 million to resolve claims of fraudulent sales practices. Wells Fargo’s board then moved to claw back $136 million from 2 top executives. Wells Fargo unfortunately concluded that the CEO had only turned a blind eye to the practice of opening fraudulent accounts.

Please vote yes:

Amend Clawback Policy for Unearned Pay for Each NEO – Proposal 5

2024 Proxy Statement	81

Agenda Item 5: Stockholder Proposal — Amend Clawback Policy for Unearned Pay for Each NEO

Company’s Statement and Recommendation

The Board recommends a vote AGAINST this agenda item.

We first adopted our Incentive Compensation Clawback Policy in October 2019 following the completion of the separations of Dow Inc. and Corteva, Inc. This policy allowed us to recover all or a portion of incentive compensation in the event an employee engages in “Misconduct,” meaning that there had been (i) a termination for cause; (ii) a breach of a non-compete or confidentiality covenant; or (iii) grossly negligent conduct or intentional misconduct that resulted in a financial restatement or in any increase in an employee’s income attributable to incentive-based compensation. Our Board adopted this policy as a matter of good governance to ensure that employee actions were aligned with stockholder interests and to provide the Company with the appropriate authority to pursue the compensation of bad actors. This policy was adopted prior to the finalization by the Securities and Exchange Commission (“SEC”) of rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank”) with respect to recoupment of incentive compensation. In addition, this policy went beyond the requirements of Dodd-Frank Act by providing the People and Compensation Committee with the discretionary authority to clawback compensation for reasons other than in the event of a financial restatement.

In October 2022, the SEC adopted Rule 10D-1 under the Securities Exchange Act of 1934, which required national securities exchanges to adopt listing standards which generally require listed companies to recover erroneously awarded incentive compensation from executive officers in the event of a restatement of previously issued financial statements. In June 2023, the SEC approved Section 303A.14 of the NYSE Listed Company Manual (“Section 303A.14”) which mandates that listed companies, such as us, have a written clawback policy that requires the recovery of erroneously awarded incentive compensation if we need to prepare an accounting restatement. Section 303A.14 also requires us to file a copy of our clawback policy as an exhibit to our annual report on Form 10-K. In June 2023, we amended our existing clawback policy to incorporate the requirements of Section 303A.14. We filed our current Incentive Compensation Clawback Policy as Exhibit 97 to our Annual Report on Form 10-K for the year ended December 31, 2023. This policy retained the requirements of our October 2019 policy which go beyond the minimum requirements of Section 303A.14, and provides the People and Compensation Committee with the discretionary authority to recover incentive compensation from any employee in the event the People and Compensation Committee determines Misconduct has occurred.

The proponent has indicated that our existing policy is too narrow, too vague and does not address circumstances which could result in significant financial or reputational damage. The proponent has requested that we amend our Incentive Compensation Clawback Policy to reduce the threshold for application of the policy from “serious misconduct” to “conduct.” This request would result in a policy that was overly vague and difficult to enforce. As noted above, our current Incentive Compensation Clawback Policy provides for mandatory clawbacks where required by NYSE listing standards and goes further to provide appropriate discretion to the People and Compensation Committee to clawback compensation from any current or former employee in the event of Misconduct. Our Board believes that our Incentive Compensation Clawback Policy provides appropriate discretion to the People and Compensation Committee to clawback compensation in situations where the actions of an employee may result in significant financial or reputational damage to the Company. Further, our Board believes that our Policy appropriately balances stockholder interests with the clarity required by employees tasked with running the business.

The proponent has also requested that we amend our Incentive Compensation Clawback Policy to apply to each named executive officer. Our policy already applies to our named executive officers and extends beyond named executive officers to reach not only our executive officers, but also any current or former employee who has engaged in Misconduct. The proponent has also requested that we make public disclosure of deliberations with respect to application of our policy. In the event that there was a determination to clawback compensation from any named executive officer, such clawback would be disclosed within the Compensation Discussion and Analysis section of our proxy statement.

The proponent has requested changes to our policy which, in some cases, are already addressed through the terms of the policy or other requirements to which we are subject, and, in other cases, would result in a radical expansion of the scope of the policy – a policy which already extends beyond the requirements of the Dodd-Frank Act. Our Board believes that the Incentive Compensation Clawback Policy is appropriately tailored to manage risk and address our needs.

82

Agenda Item 5: Stockholder Proposal — Amend Clawback Policy for Unearned Pay for Each NEO

For the reasons stated above, the Board recommends stockholders vote AGAINST the proposal.

AGENDA ITEM : STOCKHOLDER PROPOSAL—AMEND CLAWBACK POLICY FOR UNEARNED PAY FOR EACH NEO

The Board of Directors recommends that you vote AGAINST this agenda item.

2024 Proxy Statement	83

Additional Information

Future Stockholder Proposals

If you satisfy the requirements of the rules and regulations of the SEC and wish to submit a proposal to be considered for inclusion in the Company’s proxy materials for the 2025 Annual Meeting of Stockholders of DuPont de Nemours, Inc. (“2025 Meeting”), pursuant to Rule 14a-8, please send it to the Office of the Corporate Secretary. Under SEC Exchange Act Rule 14a-8, these proposals must be received no later than the close of business on December 6, 2024.

Future Annual Meeting Business

Under the Company’s Bylaws, if you wish to raise items of proper business directly at an annual meeting, including director nominations outside of the proxy access process, other than stockholder proposals presented under Rule 14a-8 for inclusion in the Company’s proxy materials, you must give advance written notification to the Office of the Corporate Secretary. For the 2025 Meeting, written notice must be received by the Office of the Corporate Secretary between the close of business on December 6, 2024, and the close of business on January 5, 2025. However, as provided in the Bylaws, different deadlines apply if the 2025 Meeting is called for a date that is not within 30 days before or after the anniversary of the Annual Meeting; in that event, written notice must be received by the Office of the Corporate Secretary no earlier than the close of business on the 120th day prior to the 2025 Meeting and no later than the close of business on the later of the 90th day prior to the 2025 Meeting and the 10th day following the date on which public disclosure of the date of such meeting is first made by the Company. Such notices must comply with the procedural and content requirements of the Bylaws. If notice of a matter is not received within the applicable deadlines or does not comply with the Bylaws, the chair of the annual meeting may refuse to introduce such matter. If a stockholder does not meet these deadlines or, does not satisfy the requirements of Rule 14a-4 of the Exchange Act, the persons named as proxies will be allowed to use their discretionary voting authority when and if the matter is raised at the annual meeting. The full text of the Bylaws is available at https://www.investors.dupont.com/investors/dupont-investors/corporate-governance.

Future Director Nominees through Proxy Access

Under the Company’s Bylaws, if you wish to nominate a director through proxy access, you must give advance written notification to the Office of the Corporate Secretary. For the 2025 Meeting, written notice must be received by the Office of the Corporate Secretary between the close of business on November 6, 2024, and the close of business on December 6, 2024. Such notices must comply with the procedural and content requirements of the Bylaws. The full text of the Bylaws is available at https://www.investors.dupont.com/investors/dupont-investors/corporate-governance.

Multiple Stockholders with the Same Address

The SEC’s “householding” rules permit us to deliver only one notice or set of proxy materials to stockholders who share an address unless otherwise requested. This practice is designed to reduce printing and postage costs. If you are a registered stockholder and share an address with another stockholder and have received only one notice or one set of proxy materials, you may request a separate copy of these materials, and future materials, at no cost to you by writing to the Office of the Corporate Secretary. Alternatively, if you are currently receiving multiple copies of the notice or the proxy materials at the same address and wish to receive a single copy in the future, you may contact the Office of the Corporate Secretary. If you hold your stock with a bank or broker, you may revoke your consent to householding at any time by contacting Broadridge Financial Solutions Inc., 51 Mercedes Way, Edgewood, NY 11717, or by calling 1-866-540-7095. If you are a registered stockholder receiving multiple copies at the same address or if you have a number of accounts at a single brokerage firm, you may submit a request to receive a single copy in the future by contacting the Office of the Corporate Secretary. If you hold your stock with a bank or broker, contact Broadridge Financial Solutions Inc. at the address and telephone number provided above. The Company will promptly deliver to a stockholder who received one copy of proxy materials as the result of householding, a copy of the materials upon the stockholder’s written or oral request to the Office of the Corporate Secretary.

84

Additional Information

Electronic Delivery of Proxy Materials

Stockholders may request proxy materials be delivered to them electronically in 2025 by visiting https://enroll.icsdelivery.com/dd. This results in faster delivery of the documents and significant savings to the Company by reducing printing and mailing costs.

Copies of Proxy Materials and Annual Report

The Notice and Proxy Statement and Annual Report are posted on DuPont’s website at https://www.investors.dupont.com/investors/dupont-investors/filings-and-reports and at www.proxyvote.com.

Copies of Corporate Governance Documents

The Certificate of Incorporation, Bylaws, Corporate Governance Guidelines, Director Code of Conduct, Code of Financial Ethics, board committee charters and other governance documents are posted on DuPont’s website at https://www.investors.dupont.com/investors/dupont-investors/corporate-governance. Stockholders may receive printed copies of each of these documents without charge by contacting the Office of the Corporate Secretary, 974 Centre Road, CRP Building 730, Wilmington, DE 19805.

2024 Proxy Statement	85

Appendix A

NON-GAAP RECONCILIATION

Non-GAAP Financial Measures

The tables below include information that does not conform to accounting principles generally accepted in the United States of America (“U.S. GAAP”) and are considered non-GAAP measures. Management uses the Financial Performance Measures defined below internally for planning, forecasting and evaluating the performance of the Company, including allocating resources. DuPont’s management believes these non-GAAP financial measures are useful to investors because they provide additional information related to the ongoing performance of DuPont to offer a more meaningful comparison related to future results of operations. These non-GAAP financial measures supplement disclosures prepared in accordance with U.S. GAAP and should not be viewed as an alternative to U.S. GAAP. Furthermore, such non-GAAP measures may not be consistent with similar measures provided or used by other companies. These Non-GAAP measures have been reconciled to U.S. GAAP based on the definitions provided and, if applicable, for the purposes of compensation, further adjusted for exclusions and discretionary items approved by the People and Compensation Committee (“P&CC”). As indicated below and discussed in the CD&A, in connection with 2023 STIP awards, at the request of Management, the P&CC reduced payout factors by 1.8% under the reallocation feature.

The historic Mobility & Material segment costs that are classified as discontinued operations include only direct operating expenses incurred prior to the November 1, 2022 M&M Divestiture and prior to the November 1, 2023 Delrin® Divestiture. Indirect costs, such as those related to corporate and shared service functions previously allocated to the M&M Businesses, do not meet the criteria for discontinued operations and remain reported within continuing operations. A portion of these indirect costs include costs related to activities the Company is performing post-closing of the M&M Divestiture and the Delrin® Divestiture and for which it is reimbursed (“Future Reimbursable Indirect Costs”). Future Reimbursable Indirect Costs are reported within continuing operations but are excluded from operating EBITDA as defined below. The remaining portion of these indirect costs is not subject to future reimbursement (“Stranded Costs”). Stranded Costs are reported within continuing operations in Corporate & Other and are included within Operating EBITDA.

The Compensation Performance Measures defined below and used in this Proxy Statement are non-GAAP financial measures. Generally, financial measures other than the Compensation Performance Measures are presented on the same basis as in the 2023 Annual Report on Form 10-K or the Company’s year-end 2023 earnings release included as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on February 6, 2024.

Financial Performance Measures

Adjusted Earnings (formerly referred to as “Adjusted results”) is defined as income from continuing operations excluding the after-tax impact of significant items, after-tax impact of amortization expense of intangibles, the after-tax impact of non-operating pension / other post employment benefits (“OPEB”) credits / costs and Future Reimbursable Indirect Costs.

Adjusted earnings per common share from continuing operations – diluted (“Adjusted EPS”) is defined as Adjusted Earnings per common share—diluted.

Operating EBITDA is defined as earnings (i.e., income (loss) from continuing operations before income taxes) before interest, depreciation, amortization, non-operating pension / OPEB benefits / charges, and foreign exchange gains / losses, excluding Future Reimbursable Indirect Costs, and adjusted for significant items. Significant items are items that arise outside the ordinary course of the Company’s business that management believes may cause misinterpretation of underlying business performance, both historical and future, based on a combination of some or all of the item’s size, unusual nature and infrequent occurrence. Management classifies as significant items certain costs and expenses associated with integration and separation activities related to transformational acquisitions and divestitures as they are considered unrelated to ongoing business performance.

2024 Proxy Statement	A-1

Appendix A

Compensation Performance Measures Discussed in the Compensation Discussion & Analysis

Corporate adjusted earnings per common share – diluted (“Corporate Adjusted EPS”) is defined as earnings per common share from continuing operations – diluted, excluding the after-tax impact of significant items, after-tax impact of amortization expense of intangibles, the after-tax impact of non-operating pension/OPEB credits/costs and Future Reimbursable Indirect Costs and exclusions and reduced for any adjustments approved by the P&CC as further discussed above.

Segment Organic Revenue is defined as net sales excluding Corporate & Other, adjusted for the change in currency from 2022 budget forecast and the change in portfolio from 2022 budget forecast.

Segment Operating EBITDA is defined as earnings (i.e., income (loss) from continuing operations before income taxes) before interest, depreciation, amortization, non-operating pension/OPEB credits/costs, and foreign exchange gains / losses, excluding Future Reimbursable Indirect Costs, adjusted for significant items and to exclude the results of Corporate & Other, along with any adjustments approved by the P&CC as further discussed above. Significant items are items that arise outside the ordinary course of the Company’s business that management believes may cause misinterpretation of underlying business performance, both historical and future, based on a combination of some or all of the item’s size, unusual nature and infrequent occurrence. Management classifies as significant items certain costs and expenses associated with integration and separation activities related to transformational acquisitions and divestitures as they are considered unrelated to ongoing business performance.

Segment Adjusted Free Cash Flow is defined as cash provided by/(used for) operating activities from continuing operations less capital expenditures and excluding the impact of cash inflows/outflows that are unusual in nature and/or infrequent in occurrence that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business liquidity adjusted to exclude the results of Corporate & Other. As a result, Segment Adjusted Free Cash Flow represents cash generated by Electronics & Industrial and Water & Protection businesses, excluding the impact of Corporate & Other that is available, after investing in the Company’s asset base, to fund obligations.

Significant Items Impacting Results (1)

Adjusted Earnings (Non-GAAP)

In Millions, Except per Share Amounts	Net Income(2)

(Unaudited)	Year ended Dec. 31, 2023	Three months ended				Year ended Dec. 31, 2022	Year ended Dec. 31, 2021(4)
		Dec.31, 2023	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023

Reported Earnings (GAAP):	$494	(308)	282	255	265	$1,008	$1,756

- Significant Items:

Acquisition, integration and separation costs	(18)	(4)	(9)	(5)	—	(150)	(111)

Restructuring and asset-related charges – net	(111)	(81)	(6)	(13)	(11)	(47)	(42)

Goodwill impairment charges	(804)	(804)	—	—	—	—	—

Asset impairment charges	—	—	—	—	—	(65)	—

Gain on divestiture	7	1	—	1	5	61	71

Inventory step-up amortization	—	—	—	—	—	—	(10)

Terminated Intended Rogers Acquisition financing fees	—	—	—	—	—	(5)	(16)

Income tax related items	329	324	6	(1)	—	(52)	48

Employee Retention Credit	—	—	—	—	—	40	—

Total significant items	$(597)	(564)	(9)	(18)	(6)	$(218)	$(60)

- Amortization of intangibles	(468)	(118)	(121)	(114)	(115)	(459)	(366)

- Non-op pension / OPEB benefit (costs) credits	(7)	(2)	(2)	(2)	(1)	23	39

- Adjusted earnings exclusions (5)	33	23	10	—	—	—	59

- Future reimbursable indirect (costs) credits	(4)	—	(1)	(2)	(1)	(40)	—

Adjusted earnings after additional exclusions & adjustments (Non-GAAP)	$1,537	353	405	391	388	$1,702	$2,084

A-2

Appendix A

In Millions, Except per Share Amounts (Unaudited)	EPS-DILUTED(3)

	Year ended Dec. 31, 2023	Three months ended				Year ended Dec. 31, 2022
		Dec.31, 2023	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023

Reported Earnings (GAAP):	$1.09	(0.72)	0.62	0.55	0.58	$2.02

- Significant Items:

Acquisition, integration and separation costs	(0.04)	(0.01)	(0.02)	(0.01)	—	(0.30)

Restructuring and asset-related charges – net	(0.25)	(0.19)	(0.01)	(0.03)	(0.02)	(0.09)

Goodwill impairment charges	(1.78)	(1.86)	—	—	—	—

Asset impairment charges	—	—	—	—	—	(0.13)

Gain on divestiture	0.02	—	—	—	0.01	0.12

Terminated Intended Rogers Acquisition financing fees	—	—	—	—	—	(0.01)

Income tax related items	0.73	0.75	0.01	—	—	(0.11)

Employee Retention Credit	—	—	—	—	—	0.08

Total significant items	$(1.32)	(1.31)	(0.02)	(0.04)	(0.01)	$(0.44)

- Amortization of intangibles	(1.04)	(0.27)	(0.27)	(0.26)	(0.25)	(0.92)

- Non-op pension / OPEB benefit (costs) credits	(0.02)	(0.01)	(0.01)	—	—	0.05

- Future reimbursable indirect (costs)	(0.01)	—	—	—	—	(0.08)

Adjusted Earnings per share from continuing operations—diluted (Non-GAAP)	$3.48	0.87	0.92	0.85	0.84	$3.41

(1)

See Note 23 to the Consolidated Financial Statements contained in the Company’s 2023 Annual Report on Form 10-K and the schedules to the Company’s Current Report on Form 8-K filed on February 15, 2024 for additional information related to significant items impacting results.

(2)

“Net income from continuing operations available for DuPont common stockholders.” The income tax effect on significant items is calculated based upon the enacted tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.

(3)	“Earnings per common share from continuing operations – diluted.”
(4)

The 2021 STIP factors were based on the operating businesses at that time, which included the M&M Divestitures. Therefore, the 2021 Net income and EPS-diluted balances have not changed from the prior year filing and will not agree to the amounts updated for discounted operations shown in the 2022 Annual Report on Form 10-K and the Company’s Current Report on Form 8-K filed on February 7, 2023.

(5)

The 2023 adjusted earnings exclusions reflect the divested non-Core businesses and Spectrum acquisition. The 2021 adjusted earnings exclusion reflect the divested Biomaterials, Clean Technologies and Solamet businesses.

2024 Proxy Statement	A-3

Appendix A

Adjusted earnings after additional exclusions & adjustments (Non-GAAP)

In Millions, Except per Share Amounts	Net Income(2)

(Unaudited)	Year ended Dec. 31, 2023	Three months ended				Year ended Dec. 31, 2022	Year ended Dec. 31, 2021(4)
		Dec.31, 2023	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023

Reported Earnings (GAAP):	$494	(308)	282	255	265	$1,008	$1,756

- Significant Items:

Acquisition, integration and separation costs	(18)	(4)	(9)	(5)	—	(150)	(111)

Restructuring and asset-related charges – net	(111)	(81)	(6)	(13)	(11)	(47)	(42)

Goodwill impairment charges	(804)	(804)	—	—	—	—	—

Asset impairment charges	—	—	—	—	—	(65)	—

Gain on divestiture	7	1	—	1	5	61	71

Inventory step-up amortization	—	—	—	—	—	—	(10)

Terminated Intended Rogers Acquisition financing fees	—	—	—	—	—	(5)	(16)

Income tax related items	329	324	6	(1)	—	(52)	48

Employee Retention Credit	—	—	—	—	—	40	—

Total significant items	$(597)	(564)	(9)	(18)	(6)	$(218)	$(60)

- Amortization of intangibles	(468)	(118)	(121)	(114)	(115)	(459)	(366)

- Non-op pension / OPEB benefit (costs) credits	(7)	(2)	(2)	(2)	(1)	23	39

- Adjusted earnings exclusions (5)	33	23	10	—	—	—	59

- Future reimbursable indirect (costs) credits	(4)	—	(1)	(2)	(1)	(40)	—

- Additional exclusions & adjustments approved by the P&CC	—	—	—	—	—	51	50

Adjusted earnings after additional exclusions & adjustments (Non-GAAP)	$1,537	353	405	391	388	$1,651	$2,034

A-4

Appendix A

In Millions, Except per Share Amounts	EPS-DILUTED(3)

(Unaudited)	Year ended Dec. 31, 2023	Three months ended				Year ended Dec. 31, 2022
		Dec.31, 2023	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023

Reported Earnings (GAAP):	$1.09	(0.72)	0.62	0.55	0.58	$2.02

- Significant Items:(1)

Acquisition, integration and separation costs	(0.04)	(0.01)	(0.02)	(0.01)	—	(0.30)

Restructuring and asset-related charges – net	(0.25)	(0.19)	(0.01)	(0.03)	(0.02)	(0.09)

Goodwill impairment charges	(1.78)	(1.86)	—	—	—	—

Asset impairment charges	—	—	—	—	—	(0.13)

Gain on divestiture	0.02	—	—	—	0.01	0.12

Inventory step-up amortization	—	—	—	—	—	—

Terminated Intended Rogers Acquisition financing fees	—	—	—	—	—	(0.01)

Income tax related items	0.73	0.75	0.01	—	—	(0.11)

Employee Retention Credit	—	—	—	—	—	0.08

Total significant items	$(1.32)	(1.31)	(0.02)	(0.04)	(0.01)	$(0.44)

- Amortization of intangibles	(1.04)	(0.27)	(0.27)	(0.26)	(0.25)	(0.92)

- Non-op pension / OPEB benefit (costs) credits	(0.02)	(0.01)	(0.01)	—	—	0.05

- Future reimbursable indirect (costs) credits	(0.01)	—	—	—	—	(0.08)

- Additional exclusions & adjustments approved by the P&CC	—	0.05	(0.02)	—	(0.03)	0.11

Adjusted earnings after additional exclusions & adjustments (Non-GAAP)	$3.48	0.82	0.94	0.85	0.87	$3.30

(1)

See Note 23 to the Consolidated Financial Statements contained in the Company’s 2023 Annual Report on Form 10-K and the schedules to the Company’s Current Report on Form 8-K filed on February 15, 2024 for additional information related to significant items impacting results.

(2)

“Net income from continuing operations available for DuPont common stockholders.” The income tax effect on significant items is calculated based upon the enacted tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.

(3)	“Earnings per common share from continuing operations – diluted.”
(4)

The 2021 STIP factors were based on the operating businesses at that time, which included the M&M Divestitures. Therefore, the 2021 Net income and EPS-diluted balances have not changed from the prior year filing and will not agree to the amounts updated for discounted operations shown in the 2022 Annual Report on Form 10-K and the Company’s Current Report on Form 8-K filed on February 7, 2023.

(5)

The 2023 adjusted earnings exclusions reflect the divested non-Core businesses and Spectrum acquisition. The 2021 adjusted earnings exclusion reflect the divested Biomaterials, Clean Technologies and Solamet businesses.

2024 Proxy Statement	A-5

Appendix A

Reconciliation of “Income (loss) from continuing operations, net of tax” to “Operating EBITDA”

In Millions (Unaudited)	Year ended Dec. 31, 2023	Three months ended				Year ended Dec. 31, 2022
		Dec.31, 2023	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023

Income (loss) from continuing operations, net of tax (GAAP)	$533	(300)	291	269	273	$1,061

+ (Benefit from) provision for income taxes on continuing operations	(29)	(316)	117	87	83	387

Income (loss) from continuing operations before income taxes	$504	(616)	408	356	356	$1,448

+ Depreciation and amortization	1,147	294	294	282	277	1,135

- Interest income	155	23	34	52	46	50

+ Interest expense	396	101	102	98	95	486

- Non-operating pension/OPEB benefit (costs) credits	(9)	(2)	(3)	(2)	(2)	28

- Foreign exchange (losses) gains, net	(73)	(42)	17	(28)	(20)	15

+ Future reimbursable indirect costs	7	1	2	2	2	52

- Significant items charges	(961)	(914)	(17)	(22)	(8)	(233)

Operating EBITDA (Non-GAAP)	$2,942	715	775	738	714	$3,261

Reconciliation of “Income (loss) from continuing operations, net of tax” to “Segment Operating EBITDA”

In Millions (Unaudited)	Year ended Dec. 31, 2023	Three months ended				Year ended Dec. 31, 2022
		Dec.31, 2023	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023

Income (loss) from continuing operations after income taxes (GAAP)	$533	(300)	291	269	273	$1,061

+ Provision for income taxes on continuing operations	(29)	(316)	117	87	83	387

Income (loss) from continuing operations before income taxes	$504	(616)	408	356	356	$1,448

+ Depreciation and amortization	1,147	294	294	282	277	1,135

- Interest income	155	23	34	52	46	50

+ Interest expense	396	101	102	98	95	486

- Non-operating pension/OPEB benefit	(9)	(2)	(3)	(2)	(2)	28

- Foreign exchange gains (losses), net	(73)	(42)	17	(28)	(20)	15

+ Future reimbursable indirect cost	7	1	2	2	2	52

- Adjusted significant items	(961)	(914)	(17)	(22)	(8)	(233)

- Corporate & Other Operating EBITDA	82	23	30	21	8	(6)

- Additional exclusions & adjustments approved by the P&CC	105	41	26	16	22	23

Segment Operating EBITDA (Non-GAAP)	$2,755	651	719	701	684	$3,244

A-6

Appendix A

Segment Operating EBITDA by Segment

In Millions (Unaudited)	Year ended Dec. 31, 2023	Three months ended
		Dec.31, 2023	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023

Electronics & Industrial	$1,399	353	362	339	345

Water & Protection	1,356	298	357	362	339

Segment Operating EBITDA (Non-GAAP)	$2,755	651	719	701	684

Common Shares – Diluted

U.S. GAAP Share Count

In Millions (Unaudited)	Year ended Dec. 31, 2023	Three months ended				Year ended Dec. 31, 2022
		Dec.31, 2023	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023

Weighted average common shares – basic	449.9	430.3	451.7	459.2	458.8	498.5

+ Dilutive effect of equity compensation plans	1.3	—	1.7	1.1	1.4	0.9

Weighted average common shares – diluted	451.2	430.3	453.4	460.3	460.2	499.4

Reconciliation of “Net Sales” to “Segment Organic Revenue”

In Millions (Unaudited)	Year ended Dec. 31, 2023	Three months ended
		Dec.31, 2023	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023

Net sales (GAAP):	$12,068	2,898	3,058	3,094	3,018

- Corporate & Other Net Sales	1,098	260	277	288	273

- Currency	(24)	(22)	(12)	6	4

- Portfolio	77	—	77	—	—

Segment Organic Revenue (Non-GAAP):	$10,917	2,660	2,716	2,800	2,741

Segment Organic Revenue by Segment

In Millions (Unaudited)	Year ended Dec. 31, 2023	Three months ended
		Dec.31, 2023	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023

Electronics & Industrial	$5,263	1,369	1,297	1,310	1,287

Water & Protection	5,654	1,291	1,419	1,490	1,454

Segment Organic Revenue (Non-GAAP)	$10,917	2,660	2,716	2,800	2,741

2024 Proxy Statement	A-7

Appendix A

Reconciliation of “Cash provided by operating activities – continuing operations” to “Segment Adjusted Free Cash Flow”

In Millions (Unaudited)	Year ended Dec. 31, 2023	Three months ended
		Dec.31, 2023	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023

Cash provided by operating activities from continuing operations (GAAP)(1)	$2,191	646	740	400	405

Capital expenditures	(619)	(145)	(119)	(123)	(232)

Other adjustments for Corporate & Other(2)	282	36	15	121	110

Segment Adjusted Free Cash Flow (Non-GAAP)	$1,854	537	636	398	283

(1)

For company adjusted free cash flow from continuing operations, refer to the Consolidated Statement of Cash Flows included in the Company’s 2023 Annual Report on Form 10-K for major GAAP cash flow categories as well as further detail relating to the changes in “Cash provided by operating activities – continuing operations”.

(2)

Adjustments to cash provided by operating activities from continuing operations excludes cash provided by Corporate & Other primarily related to $408 million of interest paid, $91 million of foreign currency losses, and $63 million of pension contributions, partially offset by $155 million of interest income, $82 million of earnings, $49 million of net working capital cash adjustments and $42 million of taxes.

Segment Adjusted Free Cash Flow by Segment

In Millions (Unaudited)	Year ended Dec. 31, 2023	Three months ended
		Dec.31, 2023	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023

Electronics & Industrial	$939	286	334	178	141

Water & Protection	915	251	302	220	142

Segment Adjusted Free Cash Flow (Non-GAAP)	$1,854	537	636	398	283

A-8

DUPONT DE NEMOURS, INC.

ATTN: OFFICE OF THE CORPORATE SECRETARY

974 CENTRE ROAD, CRP BUILDING 730

WILMINGTON, DE 19805

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DUPONT DE NEMOURS, INC.

The Board of Directors recommends that you vote FOR all director nominees in Agenda Item 1, FOR Agenda Items 2 and 4, and ONE YEAR for Agenda Item 3.

1.	Election of Directors

	Nominees:		For	Against	Abstain

	1a.	Amy G. Brady	☐	☐	☐

1b.	Edward D. Breen	☐	☐	☐

1c.	Ruby R. Chandy	☐	☐	☐

1d.	Terrence R. Curtin	☐	☐	☐

1e.	Alexander M. Cutler	☐	☐	☐

1f.	Eleuthère I. du Pont	☐	☐	☐

1g.	Kristina M. Johnson	☐	☐	☐

1h.	Luther C. Kissam	☐	☐	☐

1i.	James A. Lico	☐	☐	☐

1j.	Frederick M. Lowery	☐	☐	☐

1k.	Deanna M. Mulligan	☐	☐	☐

1l.	Steven M. Sterin	☐	☐	☐

			For	Against	Abstain

2.	Advisory Resolution to Approve Executive Compensation		☐	☐	☐

		1 Year	2 Years	3 Years	Abstain

3.	Advisory Resolution on the Frequency of Future Advisory Votes to Approve Executive Compensation	☐	☐	☐	☐
			For	Against	Abstain

4.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2024		☐	☐	☐

The Board of Directors recommends that you vote AGAINST the following Stockholder Proposal:

5.	Amend Clawback Policy for Unearned Pay for Each NEO		☐	☐	☐
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V37559-P06746-Z87049

DUPONT DE NEMOURS, INC.

Annual Meeting of Stockholders

May 23, 2024, 1:00 PM Eastern Time

This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned hereby appoints A. M. Cutler and E. D. Breen, or any of them, each with power of substitution, as proxies for the undersigned to vote all shares of Common Stock of said Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 23, 2024, and any adjournment or postponement thereof, as hereinafter specified and, in their discretion, upon such other matters as may properly come before the Meeting. The undersigned hereby revokes all proxies previously given.

Such proxies are directed to vote as specified on the reverse side, or if no specification is made, FOR all director nominees in Agenda Item 1, FOR Agenda Items 2 and 4, ONE YEAR for Agenda Item 3, and AGAINST Stockholder Proposal 5, and to vote in accordance with their discretion on such other matters as may properly come before the Meeting and at any adjournment or postponement of the Meeting. To vote in accordance with the DuPont Board of Directors’ recommendations, just sign and date on the reverse side; no voting boxes need to be checked.

NOTICE TO PARTICIPANTS IN EMPLOYEES’ SAVINGS PLANS

If you are a participant in certain employee savings plans, a trustee for the relevant employee savings plan may vote, as directed by the plan fiduciary or by an independent fiduciary selected by the plan fiduciary, all shares held in the plan for which no voting instructions are received. Other shares owned by you will be voted only if you sign and return a proxy card or vote by Internet or telephone.

The cut-off date for shares held in employee savings plans is May 20, 2024. The cut-off date for all other shares is May 22, 2024.

Continued and to be signed on reverse side